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                                                                    EXHIBIT 10.1

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                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                          PHOENIX FOOTWEAR GROUP, INC.,

                              PFG ACQUISITION, INC.

                                       AND

                                H.S. TRASK & CO.

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                                TABLE OF CONTENTS

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ARTICLE I - THE TENDER OFFER.....................................................................................   2
         1.1      The Offer......................................................................................   2
         1.2      Actions by H.S. Trask..........................................................................   3
         1.3      Directors......................................................................................   4

ARTICLE II - THE MERGER..........................................................................................   4
         2.1      The Merger.....................................................................................   4
         2.2      The Closing....................................................................................   4
         2.3      Conversion of H.S. Trask Preferred Shares and Filing of Articles of Merger.....................   4
         2.4      Effect of Merger...............................................................................   5
         2.5      Dissenter's Rights.............................................................................   8
         2.6      Deposit of Certificates With Exchange Agent and Escrow Agent...................................   8
         2.7      Exchange Procedures............................................................................   9
         2.8      Limitations on Resale of Parent Shares.........................................................   9
         2.9      Distributions with Respect to Unexchanged H.S. Trask Share Certificates........................  10
         2.10     Termination of Fund Liability..................................................................  10
         2.11     No Liability...................................................................................  11
         2.12     Lost H.S. Trask Share Certificates.............................................................  11
         2.13     Withholding Rights.............................................................................  11
         2.14     Further Assurances.............................................................................  11
         2.15     Closing of Transfer Records....................................................................  11

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF H.S. TRASK.......................................................  12
         3.1      Organization, Qualification and Corporate Power................................................  12
         3.2      No Subsidiaries................................................................................  12
         3.3      Capitalization.................................................................................  12
         3.4      Noncontravention...............................................................................  13
         3.5      Authorization of Transaction...................................................................  14
         3.6      Title to Assets................................................................................  14
         3.7      Financial Information..........................................................................  14
         3.8      Events Subsequent to Most Recent Fiscal Year End...............................................  14
         3.9      Undisclosed Liabilities........................................................................  16
         3.10     Legal Compliance...............................................................................  16
         3.11     Tax Matters....................................................................................  17
         3.12     Real Property..................................................................................  19
         3.13     Intellectual Property..........................................................................  21
         3.14     Tangible Assets................................................................................  23
         3.15     Inventory......................................................................................  23
         3.16     Customers; Accounts Payable....................................................................  24
         3.17     Contracts......................................................................................  24
         3.18     Notes and Accounts Receivable..................................................................  25
         3.19     Bank Accounts; Powers of Attorney..............................................................  26
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         3.20     Insurance......................................................................................  26
         3.21     Litigation.....................................................................................  27
         3.22     Product Warranty...............................................................................  27
         3.23     Product Liability..............................................................................  27
         3.24     Employees......................................................................................  27
         3.25     Employee Benefits..............................................................................  28
         3.26     Guaranties.....................................................................................  30
         3.27     Environmental, Health, and Safety Matters......................................................  30
         3.28     H.S. Trask Disclosure Information..............................................................  31
         3.29     Certain Business Relationships with H.S. Trask ................................................  31
         3.30     No Tariffs or Duties...........................................................................  31
         3.31     Charter Provisions.............................................................................  31
         3.32     Brokers' Fees..................................................................................  32
         3.33     Disclosure.....................................................................................  32

ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER..............................................  32
         4.1      Organization...................................................................................  32
         4.2      Parent Capitalization..........................................................................  32
         4.3      Authorization of Transaction...................................................................  33
         4.4      Noncontravention...............................................................................  33
         4.5       SEC Filings...................................................................................  34
         4.6      Parent Financial Statements....................................................................  34
         4.7      Brokers' Fees..................................................................................  34
         4.8      Disclosure.....................................................................................  34
         4.9      Parent/Purchaser Disclosure Information........................................................  34
         4.10     Tax Matters....................................................................................  35

ARTICLE V - COVENANTS............................................................................................  35
         5.1      General........................................................................................  35
         5.2      Notices and Consents...........................................................................  35
         5.3      Regulatory Matters and Approvals...............................................................  35
         5.4      H.S. Trask Special Stockholders' Meeting.......................................................  36
         5.5      Offering Memorandum/Proxy Statement............................................................  36
         5.6      Operation of Business..........................................................................  37
         5.7      Full Access....................................................................................  40
         5.8      Notice of Developments.........................................................................  40
         5.9      Exclusivity....................................................................................  40
         5.10     Insurance and Indemnification..................................................................  41
         5.10     Harrison Trask Employment and Consulting Agreement and Non-Compete Agreement...................  41
         5.12     Payment and Discharge of Borrowed Money........................................................  41
         5.13     Takeover Laws..................................................................................  41
         5.14     Limited Continuation of Employee Benefit Plans and Benefit Arrangements........................  41
         5.15     Public Announcements...........................................................................  41
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         5.16     Post-Closing Parent Registration Statement.....................................................  42
         5.17     Listing on AMX.................................................................................  43
         5.18     Confidentiality................................................................................  43
         5.19     Tax Matters....................................................................................  44
         5.20     Severance Payments.............................................................................  44

ARTICLE VI - CONDITIONS TO CONSUMMATION OF MERGER................................................................  44
         6.1      Conditions to all the Obligation of all Parties to Effect the Merger...........................  44
         6.2      Conditions to Obligation of Parent and Purchaser...............................................  44
         6.3      Conditions to Obligation of H.S. Trask.........................................................  47

ARTICLE VII - TERMINATION........................................................................................  48
         7.1      Termination of Agreement.......................................................................  48
         7.2      Effect of Termination..........................................................................  49

ARTICLE VIII - INDEMNIFICATION...................................................................................  50
         8.1      Survival of Representations and Warranties.....................................................  50
         8.2      Indemnification................................................................................  50
         8.3      Notice and Determination of Claims.............................................................  53
         8.4      Resolution of Conflicts........................................................................  54
         8.5      Termination and Release of Escrow Fund.........................................................  54
         8.6      Stockholder Representative.....................................................................  55
         8.7      Actions of the Stockholder Representative......................................................  56

ARTICLE IX - MISCELLANEOUS.......................................................................................  56
         9.1      No Third-Party Beneficiaries...................................................................  56
         9.2      Entire Agreement...............................................................................  56
         9.3      Succession and Assignment......................................................................  56
         9.4      Counterparts...................................................................................  56
         9.5      Headings.......................................................................................  56
         9.6      Notices........................................................................................  57
         9.7      Governing Law..................................................................................  58
         9.8      Amendments and Waivers.........................................................................  58
         9.9      Severability...................................................................................  58
         9.10     Expenses.......................................................................................  58
         9.11     Construction...................................................................................  58
         9.12     Incorporation of Exhibits and Schedules........................................................  58
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                          AGREEMENT AND PLAN OF MERGER

         This AGREEMENT AND PLAN OF MERGER is entered into as of June 16, 2003 by and among PHOENIX FOOTWEAR GROUP, INC., a Delaware corporation (the "PARENT"), PFG ACQUISITION, INC., a Montana corporation and a wholly-owned Subsidiary of Parent (the "PURCHASER"), and H.S. TRASK & CO., a Montana corporation ("H.S. TRASK"). Parent, Purchaser, and H.S. Trask are sometimes each referred to herein as a "PARTY" and collectively as the "PARTIES." Nancy Delekta is also joined as a party to this Agreement solely to accept the duties herein of the "STOCKHOLDER REPRESENTATIVE" defined and set forth in Section 8.6. Attached hereto as SCHEDULE I are the defined terms which apply to this Agreement.

                                R E C I T A L S:

         A. The Boards of Directors of each of Parent, Purchaser and H.S. Trask believe it is in the best interests of Parent, Purchaser and H.S. Trask and their respective stockholders that Parent acquire H.S. Trask through the transactions contemplated hereby.

         B. The Boards of Directors of each of Parent, Purchaser and H.S. Trask have approved the transactions contemplated hereby.

         C. Pursuant to this Agreement and subject to its terms and conditions, Parent shall make a cash tender offer for all of the issued and outstanding shares of H.S. Trask Series A Preferred Stock (the "H.S. TRASK SERIES A PREFERRED SHARES"), Series B Preferred Stock (the "H.S. TRASK SERIES B PREFERRED SHARES") and Series C Preferred Stock (the "H.S. TRASK SERIES C PREFERRED SHARES" and, together with the H.S. Trask Series A Preferred Shares and H.S. Trask Series B Preferred Shares, the "H.S. TRASK PREFERRED Shares") and following the closing of the tender offer, H.S. Trask shall merge with and into Purchaser, with all of the issued and outstanding shares of H.S. Trask common stock (the "H.S. TRASK COMMON SHARES") (other than the Dissenting Shares and those shares held by H.S. Trask in treasury or by Parent or Purchaser) being converted as a result thereof into the right to receive shares of Parent common stock, all as specified herein.

         D. Concurrently with the execution of this Agreement, and as a condition and inducement to the willingness of Parent and Purchaser to enter into this Agreement, Harrison Trask, Emily Trask and Tad Swanson (who collectively own approximately 46% of H.S. Trask's outstanding voting securities) have concurrently herewith entered into a Stockholder Support Agreement with Parent and Purchaser in substantially the form attached hereto as EXHIBIT A (the "SUPPORT AGREEMENT"), pursuant to which they have agreed, among other things, (i) to vote the H.S. Trask Preferred Shares and the H.S. Trask Common Shares owned by them in favor of approving the Merger and all related agreements and transactions and an amendment to H.S. Trask's Articles of Incorporation, (ii) not to transfer, sell or otherwise dispose of such securities except pursuant to this Agreement, (iii) not to exercise any dissenter's rights in connection with the Merger and (iv) to sell their H.S. Trask Common Shares to Purchaser if the Merger fails to close in accordance with the terms hereof by the third business day after the consummation of the tender offer.

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         E.       Parent has announced a 2-for-1 split of its outstanding common stock to holders of record as of May 22, 2003, which became effective on June
12, 2003 (the "2003 STOCK SPLIT") and, unless otherwise indicated, all of the figures for Parent Shares (including the stock trading price) herein reflect the 2003 Stock Split.

         F. H.S. Trask, Parent and Purchaser desire to make certain representations, warranties, covenants and agreements in connection with the Merger.

                               P R O V I S I O N S:

         NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

                                    ARTICLE I
                                THE TENDER OFFER

         1.1      THE OFFER.

                  (a) Subject to the Parties' respective termination rights contained herein and provided that none of the events set forth in Sections 6.2(a), (b), (e), (f) and (n) shall have occurred and be continuing, as promptly as practicable following the date of this Agreement, Purchaser shall, and Parent shall cause Purchaser to, commence a tender offer (the "OFFER") for the purchase of all the issued and outstanding H.S. Trask Preferred Shares at an offer price (the "OFFER PRICE") of $1.25 per a H.S. Trask Series A Preferred Share, $1.50 per a H.S. Trask Series B Preferred Share and $1.75 per a H.S. Trask Series C Preferred Share. The maximum aggregate Offer Price is $2,750,000 less the Excess Cash Consideration.

                  (b) The obligations of Purchaser to consummate the Offer and to accept for payment and pay for any of the H.S. Trask Preferred Shares validly tendered and not properly withdrawn shall be subject only to the satisfaction or waiver of the conditions set forth in Sections 6.1(a) and 6.2 (except that all references to the Effective Time in such conditions shall be to the Expiration Time) and a further condition that a majority of the outstanding shares of each series of H.S. Trask Preferred Shares shall have been tendered and not withdrawn (the "MINIMUM CONDITION") and, together with the other Offer conditions, the "OFFER CONDITIONS").

                  (c) The amount of the Offer Price shall be paid net to the holders of H.S. Trask Preferred Shares who have validly tendered and not properly withdrawn their H.S. Trask Preferred Shares in cash, upon the terms and subject to the conditions of the Offer and subject to reduction for any applicable federal back-up or other applicable withholding or stock transfer taxes. Subject to Section 1.1(d), the Offer shall remain open until 5:00 p.m., Bozeman, Montana time, on the 20th business days after commencement of the Offer or such later as is mutually agreed upon by the parties hereto. (the "EXPIRATION TIME", unless Purchaser extends the Offer as permitted, in which case the "EXPIRATION TIME" means the latest time and date to which the Offer is extended).

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                  (d)      Each of Parent and Purchaser expressly reserves the
right to waive any of the Offer Conditions and to make any other changes to the terms of the Offer, provided, that, without the prior written consent of H.S. Trask, neither Parent nor Purchaser shall amend or waive the Minimum Condition, change the form of consideration to be paid in the Offer, decrease the Offer Price or the number of H.S. Trask Preferred Shares sought in the Offer, impose additional conditions to the Offer beyond the Offer Conditions or extend the Offer beyond the tenth (10th) day after which all conditions to the Closing of the Merger set forth in Sections 6.1(a) and (b) and 6.2 have been satisfied or waived by Parent.

                  (e) The Offer, containing the terms set forth in this Agreement, shall be made by means of an offer to purchase (the "OFFER TO PURCHASE") and a related letter of transmittal (which Offer to Purchase and such other documents, together with any supplements or amendments thereto, are referred to herein collectively as the "OFFER DOCUMENTS"). H.S. Trask will promptly supply to Parent and Purchaser any information with respect to itself and its officers, directors and affiliates which Purchaser may reasonably require for inclusion in the Offer Documents.

                  (f) Subject to the terms of the Offer and this Agreement and as of the Expiration Time the satisfaction of the Minimum Condition and all of the conditions set forth in Article VI (except for Section 6.1(c)) or the waiver of any such conditions by the Party entitled to do so and the completion of all of the Merger Closing Actions, Parent shall provide funds, or cause funds to be provided, to Purchaser and Purchaser will accept for payment and will pay for all H.S. Trask Preferred Shares validly tendered and not properly withdrawn, as promptly as practicable after the Expiration Time, but prior to the Effective Time of the Merger.

         1.2      ACTIONS BY H.S. TRASK.

                  (a) H.S. Trask hereby approves and consents to the Offer and the Merger and represents and warrants that the Board of Directors of H.S. Trask, at a meeting duly called and held prior to the date of this Agreement, has unanimously (i) determined that this Agreement and the transactions contemplated hereby, including the Offer and the Merger, and the consideration to be received by the holders of H.S. Trask Preferred Shares and H.S. Trask Common Shares thereby, are fair to and in the best interests of such holders,
(ii) authorized, approved and adopted this Agreement and approved the Offer, the Merger and the transactions contemplated by this Agreement, and (iii) resolved to recommend that the holders of H.S. Trask Preferred Shares accept the Offer and tender their H.S. Trask Preferred Shares pursuant thereto, and that the holders of the H.S. Trask Preferred Shares and the H.S. Trask Common Shares approve and adopt this Agreement and approve the Merger and the transactions contemplated hereby; provided, however, that such recommendation may be withdrawn, modified or amended to the extent consistent with any Board action permitted under Section 5.9 hereof. H.S. Trask consents to the inclusion in the Offer Documents of such recommendation and approval.

                  (b) Promptly as practicable following the date of this Agreement, H.S. Trask shall furnish Purchaser with the names and addresses of all record holders of H.S. Trask Preferred Shares and the kind and number of H.S. Trask Preferred Shares held by each of them, each as of the most recent practicable date, and shall promptly furnish Purchaser with such additional information,

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including updated lists of stockholders, and such other assistance as Parent and
Purchaser may request in connection with communicating the Offer, the Offer Documents and any amendments or supplements thereto to the holders of H.S. Trask Preferred Shares.

         1.3 DIRECTORS. At any time following the purchase by Purchaser of the H.S. Trask Preferred Shares pursuant to the Offer, upon Parent's and Purchaser's request to H.S. Trask, Parent and Purchaser shall be entitled to designate such number of directors as will give Purchaser majority representation on the Board of Directors of H.S. Trask. If, and at such times as requested by Purchaser, H.S. Trask will use its best efforts to cause each committee of the Board of Directors of H.S. Trask to include persons designated by Purchaser constituting a majority of each such committee as Purchaser's designees are of the Board of Directors of H.S. Trask. H.S. Trask shall, upon request by Purchaser, solicit the resignations of directors on the H.S. Trask Board of Directors and promptly increase the size of the Board of Directors of H.S. Trask as is necessary to enable Purchaser's designees to be elected to the Board of Directors of H.S. Trask in accordance with the terms of this Section
1.3 and shall cause Purchaser's designees to be so elected.

                                   ARTICLE II
                                   THE MERGER

         2.1 THE MERGER. On and subject to the terms and conditions of this Agreement, at the Effective Time, H.S. Trask shall merge with and into Purchaser (the "MERGER"), with Purchaser being the corporation surviving the Merger (the "SURVIVING CORPORATION").

         2.2 THE CLOSING. The closing of the transactions contemplated by this Agreement (the "CLOSING") shall take place at the offices of H.S. Trask, Bozeman, Montana. Upon consummation of the Offer, all of the conditions set forth in Article VI shall be deemed satisfied except for Section 6.1(b) with respect solely to the conversion of the H.S. Trask Preferred Shares. All of the actions necessary to close the Merger (except for the filing of the Articles of Merger) shall take place on the date of the consummation of the Offer (the "CLOSING DATE"), but immediately prior to the consummation of the Offer. These actions shall include (a) H.S. Trask's delivery to Parent and Purchaser of the various certificates, instruments, and documents referred to in Section 6.3 below the minute books, stock ledger and other corporate records of H.S. Trask and a certificate executed by H.S. Trask's President and Chief Executive Officer and Chief Financial Officer certifying to Parent and Purchaser H.S. Trask's Debt Level as of immediately prior to the Effective Time, (b) Parent's and Purchaser's delivery to H.S. Trask of the various certificates, instruments, and documents referred to in Section 6.2 below and (c) the execution by H.S. Trask and Purchaser of the Articles of Merger (but not the filing thereof) (the "MERGER CLOSING ACTIONS").

         2.3 CONVERSION OF H.S. TRASK PREFERRED SHARES AND FILING OF ARTICLES OF MERGER.

                  (a) Following the consummation of the Offer and the completion of all the Merger Closing Actions, Purchaser will exercise its right to approve the conversion of all H.S. Trask Preferred Shares not then held by Purchaser so that all such shares shall be thereafter deemed to represent the number of H.S. Trask Common Shares as are issuable upon the conversion thereof as provided in H.S. Trask's Articles of Incorporation. The Purchase Price offered by Purchaser for the H.S. Trask Preferred Shares converted pursuant to this Section 2.3(a) is referred to herein as the

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"EXCESS CASH CONSIDERATION."

                  (b) Immediately following the conversion of the H.S. Trask Preferred Shares in accordance with Section 2.3(a), Purchaser and H.S. Trask will file with the Secretary of State of the State of Montana the Articles of Merger in the form attached hereto as EXHIBIT B. The Merger shall become effective at the time (the "EFFECTIVE TIME") the Articles of Merger are filed with the Secretary of the State of Montana.

         2.4      EFFECT OF MERGER.

                  (a) General. The Merger shall have the effect set forth in the MBCA.

                  (b) Articles of Incorporation. The Articles of Incorporation of Purchaser as in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation after the Effective Time, as the same may thereafter be amended in accordance with its terms and as provided under the MBCA.

                  (c) By-Laws. The By-Laws of Purchaser as in effect immediately prior to the Effective Time shall be the By-Laws of the Surviving Corporation after the Effective Time, as the same may thereafter be amended in accordance with their terms and as provided by the Articles of Incorporation of the Surviving Corporation and as provided under the MBCA.

                  (d) Directors and Officers. The directors and officers of Purchaser shall become the directors and officers of the Surviving Corporation at and as of the Effective Time (retaining their respective positions and terms of office) and they shall continue in such positions until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Article of Incorporation and By-Laws.

                  (e) H.S. Trask Stock Options and H.S. Trask Warrants. Neither Parent nor the Surviving Corporation shall assume or otherwise become responsible for any obligations with respect to any H.S. Trask Stock Options, H.S. Trask Warrants or commitments of H.S. Trask to issue stock options, warrants or similar instruments. H.S. Trask will exercise all reasonable best efforts to cause, immediately prior to the Effective Time, each holder of a H.S. Trask Stock Option and a H.S. Trask Warrant that is in effect, but unexercised, to either exercise such option or irrevocably waive his or her rights to do so. To be considered exercised on or before the Effective Time, the holder of a H.S. Trask Stock Option or H.S. Trask Warrant must execute and deliver all required notices of exercise and other instruments required by H.S. Trask for net exercises and deliver the same with immediately available funds to H.S. Trask in the amount of the aggregate exercise price unless a net exercise is being effected. For purposes of receiving Merger Consideration pursuant to Section 2.4(f)(i), each holder of H.S. Trask Stock Options and H.S. Trask Warrants who exercises prior to the Effective Time and elects a net exercise shall be deemed to have been issued the number of H.S. Trask Common Shares as is required by the terms of such options or warrants less a number of shares to be retained by H.S. Trask in lieu of payment by such holder of the exercise price of such options or warrants. The number of H.S. Trask Common Shares to be retained by H.S. Trask in lieu of receipt of cash for the exercise price will be equal in value to such exercise price where the value

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of each H.S. Trask Common Share shall be determined by dividing 700,000 by the sum of outstanding H.S Trask Common Shares, Options, and Warrants (immediately prior to exercise) and multiplying such quotient by the Parent Stock Price during the five (5) trading days immediately prior to the date hereof. In connection with the exercise of H.S. Trask Stock Options and H.S. Trask Warrants, the Surviving Corporation shall deduct therefrom H.S. Trask's withholding and similar obligations (including state and federal income, FICA and Medicare) by withholding H.S. Trask Common Shares equal in value to such obligation where such value is determined in the same manner the value of shares retained for the exercise price.

                  (f) Conversion of H.S. Trask Common Shares. At and as of the Effective Time by virtue of the Merger and without any action on the part of Parent, Purchaser, H.S. Trask or its stockholders:

                           (i)      Subject to and in accordance with the terms
hereof, the maximum aggregate consideration issuable by Parent in connection with the Merger is 700,000 Parent Shares (the "MERGER SHARES"), plus the Excess Cash Consideration, if any. The Merger Shares, Excess Cash Consideration, and any cash paid pursuant to Section 2.4(i) are referred to collectively as the "MERGER CONSIDERATION". Subject to Section 2.4(i), each H.S. Trask Common Share outstanding immediately prior to the Effective Time, other than Dissenting Shares and H.S. Trask Common Shares to be cancelled in accordance with this
Section 2.4, shall be converted into the right to receive (A) as of the Effective Time, the number of Parent Shares as equals 700,000 Parent Shares, divided by the total number of H.S. Trask Common Shares outstanding immediately prior to the Effective Time (excluding those owned by Parent and Purchaser) (the "CLOSING EXCHANGE RATIO"); and (B) as of the Effective Time, a cash payment equal to the Excess Cash Consideration, if any, divided by the total number of H.S. Trask Common Shares outstanding immediately prior to the Effective Time (excluding those owned by Parent and Purchaser). All references in this Agreement to H.S. Trask Common Shares outstanding immediately prior to the Effective Time (or similar references) shall include those H.S. Trask Common Shares issued upon conversion of the H.S. Trask Preferred Shares (other than those held by Parent or Purchaser) and the exercise of outstanding H.S. Trask Stock Options and H.S. Trask Warrants.

                           (ii)     Each Dissenting Share shall be converted
into the right to receive payment from the Surviving Corporation with respect thereto in accordance with the provisions of Section 2.5 of this Agreement.

                           (iii)    Each H.S. Trask Common Share held in
treasury by H.S. Trask and any H.S. Trask Common Shares held by Parent or Purchaser shall be cancelled and retired and shall cease to exist and no Merger Consideration shall be delivered in exchange therefor.

                           (iv)     Each share of Purchaser's common stock
issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and exchangeable for one fully paid and non-assessable share of common stock of the Surviving Corporation and shall constitute the only outstanding capital stock of the Surviving Corporation.

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                  At the Effective Time, all outstanding H.S. Trask Common
Shares shall be automatically cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration upon the surrender of the certificate representing such shares or an affidavit of lost certificate in accordance with Section 2.7 or, in the case of Dissenting Shares, the right to receive payment from the Surviving Corporation in accordance with Section 2.5 of this Agreement.

                  (g) Maximum Number of Shares of Parent Shares. Notwithstanding anything herein to the contrary, in no event shall the aggregate number of Parent Shares issuable hereunder at the Closing exceed the (i) Merger Shares less (ii) the sum of (A) the number of Dissenting Shares multiplied by the Closing Exchange Ratio and (B) any fractional shares for which cash is paid in lieu thereof in accordance with Section 2.4(i) below

                  (h) Stock Splits, Recapitalizations and Similar Transactions. In the event that after the date of this Agreement and prior to the Effective Time, Parent shall split or combine the outstanding Parent Shares, or pay a stock dividend or other stock distribution in Parent Shares and the effective date therefor shall be prior to the Effective Time, then the number of Parent Shares constituting the Merger Shares shall be proportionately adjusted to reflect such transaction; provided, however, no such adjustment shall be made for the Pending Stock Split unless it fails to be effective prior to the Closing, in which case, the Merger Shares shall be reduced by 50% and all figures for Parent Shares herein shall be appropriately adjusted.

                  (i) Fractional Shares. No fractional Parent Shares shall be issued pursuant to the Merger. In lieu of the issuance of any such fractional Parent Share, cash adjustments will be paid to holders in respect of any fractional share of Parent Share that would otherwise be issuable. The amount of such adjustment shall be the product of such fraction of a Parent Share multiplied by the Parent Stock Price based on the ten (10) trading days prior to the Effective Time. No fractional cent shall be payable to any holder of H.S. Trask Common Shares, and the cash payable to any such holder shall be rounded down to the nearest cent.

                  (j) Tax-Free Reorganization. The parties intend that this Agreement be a plan of reorganization, such that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. The Parent Shares to be issued in the Merger pursuant to Section 2.4(f) and any cash paid in lieu of fractional shares pursuant to Section 2.4(i), will be issued or paid solely for the issued and outstanding H.S. Trask Common Shares pursuant to this Agreement. To the extent that (based on advise received from its tax advisors) Parent can do so in compliance with the Code and other applicable laws, Parent will report applicable items in its federal and any state income tax returns in a manner that is consistent with the treatment of the Merger as a reorganization within the meaning of Section 368(a) of the Code. Notwithstanding anything herein, neither Parent nor Purchaser makes any representations or warranties to H.S. Trask or to any stockholder of H.S. Trask regarding the tax treatment of the Merger or whether the Merger will qualify as a reorganization

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         2.5      DISSENTER'S RIGHTS. Notwithstanding anything herein to the contrary, Dissenting Shares shall not be converted into the right to receive Merger Consideration in accordance with Section 2.4(f)(i) unless and until such holder fails to perfect or withdraws or otherwise loses his right to appraisal and payment under the MBCA. If after the Effective Time such holder fails to perfect or withdraws or loses his right to appraisal and payment under the MBCA, the H.S. Trask Common Shares held by him immediately prior to the Effective Time shall be treated as if they had been converted as of the Effective Time into the proportion of the Merger Consideration to which the holder of such shares is entitled under Section 2.4(f)(i) without interest or dividends thereon. H.S. Trask shall give Parent and Purchaser prompt notice of any demands received by H.S. Trask for appraisal of H.S. Trask Common Shares, any withdrawals of demands and developments with respect to any such demands. Parent and Purchaser shall have the sole and exclusive right to conduct all negotiations and proceedings with respect to such demands. H.S. Trask shall not, except with the prior written consent of Parent and Purchaser, make any payment with respect to, or settle or offer to settle, any such demands.

         2.6      DEPOSIT OF CERTIFICATES WITH EXCHANGE AGENT AND ESCROW AGENT.

                  (a) Prior to the Effective Time, Parent shall appoint EquiServe Trust Company, N.A., or another bank or trust company designated by Parent, to act as exchange agent (the "EXCHANGE AGENT") hereunder for the purpose of exchanging H.S. Trask Share Certificates for certificates representing the Merger Shares and cash, if any, pursuant to Section 2.4(i). At or prior to the Effective Time, Parent shall deposit with the Exchange Agent certificates representing 650,000 shares of Parent Shares to be held in trust for the benefit of the Former H.S. Trask Stockholders.

                  (b) Prior to the Effective Time, Phoenix Footwear shall appoint an escrow agent (the "ESCROW AGENT") hereunder for the purpose of holding the Escrow Fund. At the Closing, Parent, Purchaser and the Stockholder Representative shall enter into an Escrow Agreement in the form of EXHIBIT C attached hereto. Notwithstanding anything herein to the contrary, 50,000 Parent Shares of the Merger Shares (the "ESCROW SHARES") shall be issued in the name of the Escrow Agent as nominee for the Former H.S. Trask Stockholders. The Escrow Shares shall be beneficially owned by such holders based on each such holder's Pro-Rata Share thereof. After the Effective Time, Parent shall deposit with the Escrow Agent all dividends and other distributions required under Section 2.9 and upon the payment of any monies with respect to any Dissenters Shares, seven percent (7%) of such funds (such monies with the Escrow Shares being collectively referred to as the "ESCROW FUND"). The Escrow Fund shall be governed by the terms set forth herein and in the Escrow Agreement. All dividends and distributions in respect of the Escrow Shares, whether in cash, additional Phoenix Footwear securities or other property, shall be received, held and distributed by the Escrow Agent to Former H.S. Trask Stockholders in accordance with the Escrow Agreement. The Escrow Fund shall be available to indemnify, hold harmless and reimburse Phoenix Footwear from any Loss or indemnifiable under Article VIII and as provided in the Escrow Agreement. To the extent not used for such purposes, the Escrow Fund shall be released, all as provided in Article VIII hereof.

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         2.7      EXCHANGE PROCEDURES.

                  (a) As soon as reasonably practicable after the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of a H.S. Trask Share Certificate (i) a letter of transmittal (the "LETTER OF TRANSMITTAL") which shall specify that delivery shall be effected, and risk of loss and title to the H.S. Trask Share Certificates shall pass, only upon delivery of the H.S. Trask Share Certificates or an Affidavit of Lost Certificate to the Exchange Agent, and which letter shall be in customary form and have such other provisions as Parent may reasonably specify and (ii) instructions for effecting the surrender of such H.S. Trask Share Certificates, or an Affidavit of Lost Certificate, as the case may be, in exchange for the certificates representing the portion of Merger Shares and cash, if any, to which the holder thereof is entitled.

                  (b) Upon surrender to the Exchange Agent of a H.S. Trask Share Certificate, or an Affidavit of Lost Certificate and compliance with
Section 2.12, as the case may be, and such Letter of Transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, the holder of such H.S. Trask Share Certificate shall be entitled to receive in exchange therefor (i) certificates representing 93% of the Merger Shares into which such holder's H.S. Trask Common Shares have been converted pursuant to Section 2.4(f)(i), (ii) 93% of any other Merger Consideration such holder is entitled to in respect of such Share Certificate is entitled per Section 2.4(f)(i), and
(iii) a check in the amount of 93% of any dividends and other distributions pursuant to Section 2.9 into which such holders of H.S. Trask Common Shares have been converted. No interest will be paid or will accrue on any cash payable pursuant to Section 2.4(i) or Section 2.9.

                  (c) In the event of a transfer of ownership of H.S. Trask Common Shares prior to the Effective Time which is not registered in the transfer records of H.S. Trask, certificates representing, in the aggregate, the proper number of Parent Shares and a check in the proper amount of any cash to which the registered holder is entitled pursuant to Section 2.4(f) and Section 2.9, may be issued to such transferee with respect to such transferred shares if the H.S. Trask Share Certificate which formerly represented such shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

                  (d) Until surrendered as contemplated by this Section 2.7, the H.S. Trask Share Certificates shall, subject to dissenters rights under the MBCA and Section 2.5, be deemed at any time after the Effective Time to represent only the right to receive upon surrender the applicable Parent Shares and cash in lieu of any fractional shares pursuant to Section 2.4(i).

         2.8      LIMITATIONS ON RESALE OF PARENT SHARES.

                  (a) The Parent Shares to be issued in the Merger have not been registered for sale under state or federal securities laws and will be "restricted securities." The issuance of such Parent Shares is intended to be exempt from registration under the Securities Act by virtue of Section 4(2) of the Securities Act and the provisions of Rule 506 of Regulation D promulgated thereunder. Accordingly, Section 6.2(i) below provides that it is a condition to the consummation of the Merger,

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that Investment Representation Letters be delivered to Parent by the holders of
H.S. Trask Common Shares immediately prior to the Effective Time.

                  (b) Prior to the Effective Time, H.S. Trask shall not take any action, including the granting of any options or warrants, that would cause the number of H.S. Trask stockholders who are to receive Merger Consideration and who are not "accredited investors" pursuant to Regulation D promulgated under the 1933 Act to increase to more than 35.

                  (c) The Parent Shares to be issued in the Merger will be subject to restrictions on transferability and resale and may not be sold or otherwise transferred without registration under the Securities Act and applicable state securities laws or without an exemption therefrom. All certificates representing such Parent Shares shall bear a legend restricting the transfer thereof consistent with the foregoing. Parent may issue appropriate "stop transfer" instructions to its transfer agent. Parent shall not be required
(i) to transfer or have transferred its Parent Shares issued pursuant to this Agreement that have been sold or otherwise transferred in violation of any of the provisions of (A) the applicable Investment Representation Letter or Letter of Transmittal, (B) any other provisions of this Agreement, or (C) any applicable law or (ii) to treat as owner of such shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such shares shall have been so transferred in violation of any law or of any provision of this Agreement, the applicable Investment Representation Letter or the Letter of Transmittal.

         2.9 DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED H.S. TRASK SHARE CERTIFICATES. No dividends or other distributions declared or made with respect to Parent Shares constituting the Merger Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered H.S. Trask Share Certificate with respect to the certificate representing Parent Shares that such holder would be entitled to receive upon surrender of such H.S. Trask Share Certificate until such holder shall surrender such H.S. Trask Share Certificate or an Affidavit of Lost Certificate and any required bond in accordance with
Section 2.12 and take such other actions as are required by Section 2.7. Subject to the effect of applicable laws, following surrender of any such H.S. Trask Share Certificate or Affidavit of Lost Certificate and any required bond, and taking the other action required by Section 2.7, there shall be paid to such holder of Parent Shares issuable in exchange therefor, without interest, (a) promptly thereafter, 93% of any dividends or other distributions with a record date after (i) the Effective Time and theretofore paid with respect to such whole Parent Shares which constitute the Merger Shares and (b) at the appropriate payment date, the 93% of the amount of dividends or other distributions with a record date (i) after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such Parent Shares which constitute such holder's portion of the Merger Shares. The remaining 7% shall be distributed as provided in the Escrow Agreement.

         2.10 TERMINATION OF FUND LIABILITY. Any Merger Consideration which remains undistributed to the holders of H.S. Trask Share Certificates for eighteen (18) months after the Effective Time shall be delivered to Parent or otherwise on the instruction of Parent. Any holders of the H.S. Trask Share Certificates who have not theretofore complied with this Article II shall thereafter look only to Parent for the certificates and cash, if any, representing the Merger Consideration with respect to the H.S. Trask Common Shares formerly represented thereby to which such holders are entitled pursuant to Section 2.4(f), and any dividends or distributions with respect to

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                                       -10-
such Merger Consideration. Any such portion of the Merger Consideration remaining unclaimed by holders of H.S. Trask Share Certificates which, prior to the Effective Time, represented H.S. Trask Common Shares five (5) years after the Effective Time (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Entity) shall, to the extent permitted by law, become the property of Parent free and clear of any claims or interest of any Person previously entitled thereto.

         2.11 NO LIABILITY. None of Parent, the Surviving Corporation or the Exchange Agent shall be liable to any Person in respect of any Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

         2.12 LOST H.S. TRASK SHARE CERTIFICATES. If any H.S. Trask Share Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact ("AFFIDAVIT OF LOST CERTIFICATE") by the Person claiming such H.S. Trask Share Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond in such reasonable amount as Parent may direct as indemnity against any claim that may be made against it with respect to such H.S. Trask Share Certificate, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed H.S. Trask Share Certificate a certificate and/or cash representing the applicable Merger Consideration with respect to H.S. Trask Common Shares and unpaid dividends and distributions on Parent Shares issued in respect thereof, pursuant to this Agreement.

         2.13 WITHHOLDING RIGHTS. Each of the Surviving Corporation and Parent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of H.S. Trask Share Certificates which, prior to the Effective Time, represented H.S. Trask Common Shares, such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code and the rules and regulations promulgated thereunder, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation or Parent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the H.S. Trask Common Shares in respect of which such deduction and withholding was made by the Surviving Corporation or Parent, as the case may be.

         2.14 FURTHER ASSURANCES. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of H.S. Trask or Purchaser, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of H.S. Trask or Purchaser, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

         2.15 CLOSING OF TRANSFER RECORDS. After the close of business on the Closing Date, transfers of H.S. Trask Common Shares outstanding prior to the Effective Time shall not be made on the stock transfer books of the Surviving Corporation. If, after the Effective Time, H.S. Trask Share Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged a provided in this Article II.

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                                       -11-

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                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF H.S. TRASK

         H.S. Trask represents and warrants to Parent and Purchaser that the statements contained in this Article III are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article III), except as set forth in the disclosure schedule delivered by H.S. Trask to Parent and the Purchaser on the date hereof and initialed by the Parties (the "H.S. TRASK DISCLOSURE SCHEDULE"). The H.S. Trask Disclosure Schedule shall identify the exception with particularity and describe the relevant facts in detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless such exception is readily apparent or the representation or warranty has to do with the existence of the document or other item itself). The H.S. Trask Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Article III.

         3.1 ORGANIZATION, QUALIFICATION AND CORPORATE POWER. H.S. Trask is a corporation duly organized, validly existing, and in good standing under the laws of the State of Montana. H.S. Trask is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except such jurisdictions where the failure to be so qualified would not have a Material Adverse Effect on H.S. Trask. All of the jurisdictions in which H.S. Trask is qualified to do business as a foreign corporation are listed in Section 3.1 of the Disclosure Schedule. H.S. Trask has full corporate power and authority and all licenses, permits, and authorizations necessary to carry on the businesses in which it is engaged, and to own and use the properties owned and used by it. Section 3.1 of the Disclosure Schedule lists the directors and officers of H.S. Trask. H.S. Trask has delivered to Parent correct and complete copies of the charter and bylaws of H.S. Trask (as amended to date). The minute books (containing the records of meetings of the stockholders, the board of directors, and any committees of the board of directors), the stock certificate books, and the stock record books of H.S. Trask are correct and complete. H.S. Trask is not in default under or in violation of any provision of its charter or bylaws.

         3.2 NO SUBSIDIARIES. H.S. Trask does not own, beneficially, directly or indirectly, any equity securities or similar interests of any corporation, bank, business trust, association or similar organization, and is not, directly or indirectly, a partner in any partnership or party to any joint venture.

         3.3      CAPITALIZATION.

                  (a) The entire authorized capital stock of H.S. Trask consists of 5,000,000 shares of common stock, no par value per share, and 2,500,000 shares of Preferred Shares, of which 500,000 shares have been authorized as H.S. Trask Series A Preferred Shares, 833,194 shares have been authorized as H.S. Trask Series B Preferred Shares and 500,000 shares have been authorized as H.S. Trask Series C Preferred Shares. H.S. Trask has issued and outstanding (x) 2,085,336 H.S. Trask Common Shares, (y) 500,000 H.S. Trask Series A Preferred Shares, 833,194 H.S. Trask Series

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

B Preferred Shares, and 500,000 H.S. Trask Series C Preferred Shares. All of the issued and outstanding shares of H.S. Trask capital stock have been duly authorized, are fully paid and non-assessable and have been issued in compliance with applicable federal and state securities laws and regulations.

                  (b) In addition, H.S. Trask has outstanding warrants to purchase 75,000 H.S. Trask Common Shares (the "H.S. TRASK WARRANTS") and outstanding and unexercised options awarded pursuant to its 1994 Stock Plan to purchase 263,500 H.S. Trask Common Shares (the "H.S. TRASK STOCK OPTIONS"). Upon conversion in accordance with the terms of the Articles of Incorporation of H.S. Trask, the holders of H.S. Trask Preferred Shares shall not be entitled to any other rights, dividends, interest in respect of such preferred stock, except the right to receive one H.S. Trask Common Share for each converted H.S. Trask Preferred Share and voting rights and rights to the Merger Consideration hereunder (except that Parent and Purchaser shall not be entitled to any Merger Consideration).

                  (c) Other than the H.S. Trask Warrants, the H.S. Trask Stock Options and the conversion rights of the holders of the issued and outstanding H.S. Trask Preferred Shares, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other instruments, contracts or commitments that could require H.S. Trask to issue, sell, or otherwise cause to become outstanding any capital stock of H.S. Trask of any kind. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to H.S. Trask or its capital stock. There are no voting trusts, proxies, or other agreements or understandings with respect to the capital stock of H.S. Trask except as contemplated by this Agreement.

                  (d) H.S. Trask has made available or provided Parent with true and complete copies of all agreements and instruments executed by it in connection with the issuance and sale of the H.S. Trask Common Shares and the H.S. Trask Preferred Shares.

         3.4 NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any Governmental Entity to which H.S. Trask is subject or any provision of the Articles of Incorporation or By-laws of H.S. Trask or (b) except as provided in
Section 3.12(b) below, conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice or consent under any agreement, contract, lease, license, instrument, or other arrangement to which H.S. Trask is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). Other than filing the Articles of Merger, H.S. Trask is not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Governmental Entity in order for the Parties to consummate the transactions contemplated by this Agreement.

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                                       -13-

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         3.5      AUTHORIZATION OF TRANSACTION.

                  (a) The Board of Directors H.S. Trask (at a meeting duly called and held in accordance with H.S. Trask's Articles of Incorporation and By-Laws and the MBCA) has unanimously (i) determined that the Merger is advisable and in the best interests of H.S. Trask and its stockholders, (ii) approved the Merger and this Agreement, (iii) recommended the Offer and the Merger and that the Merger be submitted for a vote of the H.S. Trask stockholders at the H.S. Trask Special Stockholders Meeting.

                  (b) The affirmative vote by the holders of a majority of the issued and outstanding shares of H.S. Trask Common Shares and the H.S. Preferred Shares, all voting as one class, is required to approve the Merger. In addition, pursuant to H.S. Trask's Articles of Incorporation, the affirmative vote of a majority of the issued and outstanding H.S. Trask Series B Preferred Shares and the H.S. Trask Series C Preferred Shares, voting as separate classes is required to approve the Merger.

                  (c) H.S. Trask has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder; provided, however, that H.S. Trask cannot consummate the Merger unless and until it receives the approval of its stockholders. This Agreement constitutes the valid and legally binding obligation of H.S. Trask enforceable in accordance with its terms and conditions.

         3.6 TITLE TO ASSETS. H.S. Trask has valid title or other rights to, or a valid leasehold interest in, the properties and assets used by it, located on its premises, or shown on its balance sheet as of December 31, 2002 or acquired after the date thereof, free and clear of all Security Interests, except for properties and assets disposed of in the Ordinary Course of Business since December 31, 2002.

         3.7 FINANCIAL INFORMATION. H.S. Trask has provided to Parent (i) audited balance sheets and statements of operations, stockholders' equity, and cash flow for H.S. Trask as of and for the fiscal years ended December 31, 2000, December 31, 2001 and December 31, 2002; and (ii) unaudited balance sheet and statement of income for H.S. Trask as of and for the three months ended March 31, 2003 (collectively, the "FINANCIAL STATEMENTS"). The Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of H.S. Trask as of such dates and the results of operations of H.S. Trask for such periods, are correct and complete, and are consistent with the books and records of H.S. Trask (which books and records are correct and complete); provided, that, the Financial Statements as of and for the three months ended March 31, 2003 are unaudited, omit footnotes and are subject to normally recurring annual adjustments.

         3.8 EVENTS SUBSEQUENT TO MOST RECENT FISCAL YEAR END. Since December 31, 2002, there has not been any material adverse change in the business, financial condition, operations, results of operations, or future prospects of H.S. Trask. Without limiting the generality of the foregoing, except for the transactions contemplated by or taken in connection with this Agreement, since December 31, 2002:

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                                       -14-

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                  (a)      H.S. Trask has not sold, leased, transferred, or
assigned any of its assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

                  (b) H.S. Trask has not entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) (i) involving more than $25,000, (ii) which cannot be terminated on thirty (30) days notice from H.S. Trask without penalty or any termination payment of any kind or (iii) is outside the Ordinary Course of Business;

                  (c) no party has accelerated, terminated, modified, cancelled or failed to renew any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $25,000 to which H.S. Trask is a party or by which any of them is bound;

                  (d) H.S. Trask has not had imposed any Security Interest upon any of its assets, tangible or intangible;

                  (e) H.S. Trask has not made any capital expenditure (or series of related capital expenditures) either involving more than $25,000 or outside the Ordinary Course of Business;

                  (f) H.S. Trask has not made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) either involving more than $25,000 or outside the Ordinary Course of Business;

                  (g) H.S. Trask has not issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation either involving more than $10,000 singly or $25,000 in the aggregate;

                  (h) H.S. Trask has not delayed or postponed the payment of accounts payable and other Liabilities outside the Ordinary Course of Business;

                  (i) H.S. Trask has not cancelled, compromised, waived, or released any right or claim (or series of related rights and claims) either involving more than $25,000 or outside the Ordinary Course of Business;

                  (j) H.S. Trask has not granted any license or sublicense of any rights under or with respect to any Intellectual Property;

                  (k) there has been no change made or authorized in the Articles of Incorporation or By-laws of H.S. Trask;

                  (l) H.S. Trask has not issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any H.S. Trask capital stock;

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                  (m)      H.S. Trask has not declared, set aside, or paid any
dividend or made any distribution with respect to the H.S. Trask capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any H.S. Trask capital stock;

                  (n) H.S. Trask has not experienced any damage, destruction, or loss (whether or not covered by insurance) to its property;

                  (o) H.S. Trask has not made any loan to, or entered into any other transaction with, any of its directors, officers, employees, sales representatives, suppliers or customers outside the Ordinary Course of Business;

                  (p) H.S. Trask has not entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing contract or agreement;

                  (q) H.S. Trask has not granted any increase in the compensation of any of its directors, officers, employees or sales representatives;

                  (r) H.S. Trask has not adopted, amended, modified, or terminated any bonus, profit sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, employees or sales representatives (or taken any such action with respect to any other Employee Benefit Plan);

                  (s) H.S. Trask has not made any other change in employment terms for any of its directors, officers, employees or the terms of engagement for its sales representatives;

                  (t) H.S. Trask has not made or pledged to make any charitable or other capital contribution other than as reflected in the Financial Statements; and

                  (u)      H.S. Trask has not committed to any of the foregoing.

         3.9 UNDISCLOSED LIABILITIES. H.S. Trask has no Liability (and, to the Knowledge of H.S. Trask, there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against H.S. Trask giving rise to any Liability), except for (a) Liabilities set forth on H.S. Trask's March 31, 2003 balance sheet and (b) Liabilities which have arisen after March 31, 2003 in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law or which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on H.S. Trask) and in connection with this Agreement and the transactions contemplated hereby.

         3.10 LEGAL COMPLIANCE. To its Knowledge, H.S. Trask has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof). To its Knowledge, no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand,

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or notice has been filed or commenced against H.S. Trask alleging any failure so to comply. To its Knowledge, H.S. Trask has in effect all material approvals, authorizations, certificates, filings, franchises, licenses, notices and permits of or with all Governmental Entities, promulgated under any laws (collectively ("PERMITS"), necessary for it to own, lease or operate its properties and other assets and to carry on its business and operations as presently conducted and as currently proposed by its management to be conducted, except where the failure to so have in effect, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect on H.S. Trask. H.S. Trask has not received any notice that there has occurred, and to its Knowledge, there has not occurred any default under, or violation of, any such Permit, except individually or in the aggregate as has not had and would not reasonably be expected to have a Material Adverse Effect on H.S. Trask The consummation of the transactions contemplated by this Agreement, in and of themselves, would not cause the revocation or cancellation of any such Permit that individually or in the aggregate would reasonably be expected to have a Material Adverse Effect on H.S. Trask. Nothing in this Section 3.10 applies to requirements of or liability under Environmental, Health and Safety Requirements, which are addressed in
Section 3.27.

         3.11     TAX MATTERS.

                  (a) H.S. Trask has timely filed all Tax Returns that it was required to file. All such Tax Returns are correct and complete in all material respects. All Taxes due and payable by H.S. Trask (whether or not shown on any Tax Return) have been paid or where payment is not required to have been made, H.S. Trask has set up an adequate reserve or accrual for the payment of, all Taxes required to have been paid in respect of the periods covered by such returns and, as of the Effective Time, will have paid, or where payment is not required to have been made, will have set up an adequate reserve or accrual for the payment of, all Taxes for any subsequent periods prior to the Effective Time. H.S. Trask currently is not the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where H.S. Trask does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of H.S. Trask that arose in connection with any failure (or alleged failure) to pay any Tax. There is no pending examination, administrative or judicial proceeding, or deficiency or refund litigation, with respect to any Taxes of H.S. Trask.

                  (b) H.S. Trask is in compliance with, and its records contain all information and documents (including properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and tax withholding requirements under federal, state, and local tax laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Code. H.S. Trask has withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party, including without limitation any payroll taxes other than withholding Taxes with respect to the exercise of the H.S. Trask Stock Options and H.S. Trask Warrants under Section 2.4(e).

                  (c) To the Knowledge of H.S. Trask, no authority intends to assess any additional Taxes for any period for which Tax Returns have been filed. There is no material dispute or claim concerning any Tax Liability of H.S. Trask either (i) claimed or raised by any authority in writing or

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(ii) to the Knowledge of H.S. Trask Section 3.11 of the H.S. Trask Disclosure
Schedule lists all federal, state, local, and foreign income Tax Returns filed with respect to H.S. Trask for taxable periods ended on or after December 31, 1998, indicates those Tax Returns that has been audited, and indicates those Tax Returns that currently are the subject of audit. H.S. Trask has made available to Parent correct and complete copies of all federal, state and local income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by H.S. Trask for taxable periods ended on or after December 31, 1996.

                  (d) H.S. Trask has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

                  (e) H.S. Trask has not filed a consent under Code Section 341(f) concerning collapsible corporations. H.S. Trask has not made any material payments and is not obligated with respect to the transactions contemplated hereunder to make any material payments that will not be deductible under Code
Section 280G. H.S. Trask has not been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii). H.S. Trask is not a party to any Tax allocation or sharing agreement. H.S. Trask (i) has not been a member of an Affiliated Group filing a consolidated federal income Tax Return and (ii) has no Liability for the Taxes of any Person (other than itself) under Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

                  (f) The Financial Statements fully and properly reflect, as of their dates, the liabilities of H.S. Trask for all Taxes for all periods ending on or before such dates. The unpaid Taxes of H.S. Trask (i) did not, as of the December 31, 2002 balance sheet, exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the December 31, 2002 balance sheet (rather than in any notes thereto) and (B) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of H.S. Trask in filing their Tax Returns.

                  (g) H.S. Trask will not be required to include any material item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting for a taxable period ending on or prior to the Closing Date under Code Section 481(c) (or any corresponding or similar provision of state, local or foreign income Tax law);
(ii) "closing agreement" as described in Code Section 7121 (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date; (C) installment sale or open transaction disposition made on or prior to the Closing Date; or (D) prepaid amount received on or prior to the Closing Date.

                  (h) H.S. Trask has not taken or agreed to take any action, and H.S. Trask does not have any Knowledge of any fact or circumstance involving H.S. Trask or any of its stockholders, that would prevent the Merger and the other transactions contemplated by this Agreement from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code and the Treasury

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Regulations promulgated thereunder. The Letter of Transmittal shall contain a similar representation and warranty by each Former H.S. Trask Stockholder.

         3.12     REAL PROPERTY.

                  (a) H.S. Trask does not own any real property. H.S. Trask is not a party to any agreement or option to purchase any real property or interest therein.

                  (b) Section 3.12(b) of the H.S. Trask Disclosure Schedule sets forth the address of each parcel of Leased Real Property, and a true and complete list of all Leases for each such Leased Real Property (including the date and name of the parties to such Lease document). H.S. Trask has delivered to Parent a true and complete copy of each such Lease document, and in the case of any oral Lease, a written summary of the material terms of such Lease. With respect to each of the Leases:

                           (i)      .such Lease is legal, valid, binding,
enforceable and in full force and effect;

                           (ii)     the transaction contemplated by this
Agreement requires the consent of the lessor identified in each Lease in order to provide that the transactions contemplated hereby will not result in a breach of or default under such Lease and will not otherwise cause such Lease to cease to be legal, valid, binding, enforceable and in full force and effect on identical terms following the Closing;

                           (iii)    H.S. Trask's possession and quiet enjoyment
of the Leased Real Property under such Lease has not been disturbed and there are no disputes with respect to such Lease;

                           (iv)     neither H.S. Trask or any other party to the
Lease is in breach or default under such Lease, and no event has occurred or circumstance exists which, with the delivery of notice, the passage of time or both, would constitute such a breach or default, or permit the termination, modification or acceleration of rent under such Lease;

                           (v)      .no security deposit or portion thereof
deposited with respect to such Lease has been applied in respect of a breach or default under such Lease which has not been redeposited in full;

                           (vi)     H.S. Trask does not owe, or will not owe in
the future, any brokerage commissions or finder's fees with respect to such Lease;

                           (vii)    the other party to such Lease is not an
affiliate of, and otherwise does not have any economic interest in H.S. Trask;

                           (viii)   H.S. Trask has not subleased, licensed or
otherwise granted any Person the right to use or occupy such Leased Real Property or any portion thereof;

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                           (ix)     H.S. Trask has not collaterally assigned or
granted any other security interest in such Lease or any interest therein; and

                           (x)      there are no liens or encumbrances on the
estate or interest created by such Lease.

                  (c) To the Knowledge of H.S. Trask, all buildings, structures, fixtures, building systems and equipment, and all components thereof, including the roof, foundation, load-bearing walls and other structural elements thereof, heating, ventilation, air conditioning, mechanical, electrical, plumbing and other building systems, parking facilities, fire protection, security and surveillance systems, and telecommunications, computer, wiring and cable installations, included in the Leased Real Property (the "IMPROVEMENTS") are in good condition and repair and sufficient for the operation of H.S. Trask's business, and there are no structural deficiencies or latent defects affecting any of the Improvements.

                  (d) To the Knowledge of H.S. Trask, there is no condemnation, expropriation or other proceeding in eminent domain, pending or threatened, affecting any parcel of Leased Real Property or any portion thereof or interest therein. There is no injunction, decree, order, writ or judgment outstanding, nor any claims, litigation, administrative actions or similar proceedings, pending or threatened, relating to the lease, use or occupancy of the Leased Real Property or any portion thereof by H.S. Trask, or the operation of H.S. Trask's business as currently conducted thereon.

                  (e) To the Knowledge of H.S. Trask, (i) the Leased Real Property is in compliance with all applicable building, zoning, subdivision, health and safety and other land use laws, including The Americans with Disabilities Act of 1990, as amended, and all insurance requirements affecting the Leased Real Property (collectively, the "REAL PROPERTY LAWS"), and (ii) the current use and occupancy of the Leased Real Property and operation of H.S. Trask's business thereon does not violate any Real Property Laws.

                  (f) To the Knowledge of H.S. Trask, all water, oil, gas, electrical, steam, compressed air, telecommunications, sewer, storm and waste water systems and other utility services or systems for the Leased Real Property are operational and sufficient for the operation of H.S. Trask's business as currently conducted thereon.

                  (g) To the Knowledge of H.S. Trask, all certificates of occupancy, permits, licenses, franchises, approvals and authorizations (collectively, the "REAL PROPERTY PERMITS") of all Governmental Entities, board of fire underwriters, association or any other entity having jurisdiction over the Real Property, which are required or appropriate to use or occupy the Real Property and operate H.S. Trask's business as currently conducted thereon, have been issued and are in full force and effect. Section 3.12(g) of the H.S. Trask Disclosure Schedule lists all material Real Property Permits held by H.S. Trask with respect to each parcel of Leased Real Property. H.S. Trask has delivered to Parent a true and complete copy of all Real Property Permits. The Real Property Permits will continue in effect after the consummation of the transaction contemplated hereby without the

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consent or approval of the issuing Governmental Entity, no disclosure, filing or other action by H.S. Trask is required in connection with the transactions contemplated hereby, and Phoenix Footwear shall not be required to assume any additional liabilities or obligations under the Real Property Permits as a result of the consummation of the transaction contemplated hereby. Nothing in this Section 3.12 applies to requirements of or liability under Environmental, Health and Safety Requirements, which are addressed in Section 3.27.

                  (h) None of the Leased Real Property or any portion thereof is located in a flood hazard area (as defined by the Federal Emergency Management Agency).

         3.13     INTELLECTUAL PROPERTY.

                  (a) H.S. Trask owns and possesses or has the right to use pursuant to a valid and enforceable, written license, sublicense, agreement, or permission all Intellectual Property necessary or desirable for the operation of the business of H.S. Trask as presently conducted, including, but not limited to, it's web site located at www.hstrask.com. Each item of Intellectual Property owned or used by H.S. Trask immediately prior to the Closing hereunder will be owned or available for use by the Surviving Corporation on identical terms and conditions immediately subsequent to the Effective Time.

                  (b) To the Knowledge of H.S. Trask, H.S. Trask has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties (including as a result of the continued operation of its business as presently conducted), and none of the directors and officers (and employees with responsibility for Intellectual Property matters) of H.S. Trask has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that H.S. Trask must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of H.S. Trask, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of H.S. Trask.

                  (c) H.S. Trask holds no registered patents or copyrights or pending applications therefor. Section 3.13(c) of the H.S. Trask Disclosure
Schedule identifies each trademark registration that has been issued to H.S. Trask, identifies each pending trademark application that H.S. Trask has filed, and identifies each license, sublicense, agreement, or other permission that H.S. Trask has granted to any third party with respect to any of its Intellectual Property (together with any exceptions). H.S. Trask has delivered to Parent correct and complete copies of all such registrations and, applications, licenses, sublicenses, agreements, and permissions (as amended to date) and has made available to Parent correct and complete copies of all other written documentation evidencing ownership of each such item. Section 3.13(c) of the H.S. Trask Disclosure Schedule also identifies each unregistered trademark, service mark, trade name, corporate name or Internet domain name, computer software item developed by or for H.S. Trask and each material unregistered copyright used by H.S. Trask in connection with its business. With respect to each item of Intellectual Property required to be identified in Section 3.13(c) of the H.S. Trask Disclosure Schedule:

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                           (i)      H.S. Trask owns and possesses valid right,
title, and interest in and to such items, in each case free and clear of any Security Interest or other restriction regarding their use except as specifically set forth in the license with respect thereto;

                           (ii)     the item is not subject to any outstanding
injunction, judgment, order, decree, ruling, or charge that would impair its right to continued use of the item;

                           (iii)    no action, suit, proceeding, hearing,
investigation, charge, complaint, claim, or demand is pending or, to the Knowledge of H.S. Trask, is threatened which challenges the legality, validity, enforceability, use, or ownership of the item, and there are no grounds for the same;

                           (iv)     H.S. Trask has never agreed to indemnify any
Person for or against any interference, infringement, misappropriation, or other conflict with respect to any item other than possibly in connection with customer purchase orders; and

                           (v)      no loss or expiration of any item is
threatened, pending, or reasonably foreseeable (and not as a result of any act or omission by H.S. Trask, including, without limitation, a failure by H.S. Trask, to pay any required maintenance fees).

                  (d) Section 3.13(d) of the H.S. Trask Disclosure Schedule identifies each item of Intellectual Property that any third party owns and that H.S. Trask uses pursuant to license, sublicense, agreement, or permission. H.S. Trask has delivered to Parent correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each item of Intellectual Property required to be identified in Section 3.13(d) of the H.S. Trask Disclosure Schedule:

                           (i)      to the Knowledge of H.S. Trask, the license,
sublicense, agreement, or permission covering the applicable item is legal, valid, binding, enforceable, and in full force and effect;

                           (ii)     the license, sublicense, agreement, or
permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

                           (iii)    to the Knowledge of H.S. Trask, no party to
the license, sublicense, agreement, or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                           (iv)     no party to the license, sublicense,
agreement, or permission has repudiated any provision thereof;

                           (v)      to the Knowledge of H.S. Trask, the
underlying item of Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

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                           (vi)     no action, suit, proceeding, hearing,
investigation, charge, complaint, claim, or demand is pending or, to the Knowledge of H.S. Trask, is threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property, and there are no grounds for the same; and

                           (vii)    H.S. Trask has not granted any sublicense or
similar right with respect to the license, sublicense, agreement, or permission.

                  (e) H.S. Trask has never granted any license, permission to use or similar right with respect to any of H.S. Trask's trademarks. H.S. Trask is the registrant and sole legal and beneficial owner of the Internet domain names included in the Intellectual Property, free and clear of all liens (other than permitted liens). H.S. Trask is the registered owner of the trademarks underlying each of the domain names included in the Intellectual Property.

                  (f) H.S. Trask has complied with and is presently in compliance with all federal, state, local, governmental (including, but not limited to, the Federal Trade Commission and State Attorneys General), administrative or regulatory laws, regulations, guidelines and rules applicable to any Intellectual Property and H.S. Trask shall take all steps necessary to ensure such compliance until the Effective Time.

                  (g) To its Knowledge, H.S. Trask has complied with and is presently in compliance with all foreign administrative or regulatory laws, regulations, guidelines and rules applicable to any Intellectual Property, and H.S. Trask shall take all steps necessary to ensure such compliance until the Effective Time.

         3.14 TANGIBLE ASSETS. H.S. Trask owns or leases all buildings, machinery, equipment, and other tangible assets necessary for the conduct of its business as presently conducted. Schedule 3.14 of the H.S. Trask Disclosure Schedule lists all assets owned by H.S. Trask that are in the possession of a third party and provides the name, address and contact persons thereat.

         3.15     INVENTORY.

                  (a) H.S. Trask's inventories consist, and on the Closing Date will consist of H.S. Trask's items of quantity and quality historically useable or saleable in the Ordinary Course of Business. H.S. Trask's inventories in its balance sheet as of December 31, 2002 and in its books and records are in accordance with GAAP, with inventory recorded on a FIFO basis.

                  (b) Schedule 3.15 of the H.S. Trask Disclosure Schedule lists the names of all purchasing agents and third party manufacturers from or through whom H.S. Trask has purchased more than $50,0000 in footwear and related products or belts on an annual basis during the past two (2) fiscal years and the current fiscal year and the volume of purchases made therefrom by H.S. Trask.

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                  (c)      Section 3.15 of the H.S. Trask Disclosure Schedule
sets forth a complete list of all third parties from whom H.S. Trask has purchased raw materials during the past two fiscal years and the current fiscal year and the nature and volume of raw materials purchased from such supplier.

                  (d) H.S. Trask has provided Parent with a true and complete list of all pending purchase orders placed by it with factories that manufacture its products or supply it with raw materials. H.S. Trask has no Basis for believing that any of its relationships with third party manufacturers or suppliers of raw materials will not be continued by such parties after the Effective Time.

         3.16     CUSTOMERS; ACCOUNTS PAYABLE.

                  (a) H.S. Trask has provided Parent with a list of all pending customer orders, its current sales forecast and vendor orders production schedules for each of its products. The sales forecast was prepared in good faith on the basis of assumptions, methods and tests stated therein that are believed by H.S. Trask to be reasonable and information believed by H.S. Trask to have been accurate based upon the information available to H.S. Trask as of April 30, 2003.

                  (b)      Section 3.16 of the H.S. Trask Disclosure Schedule:

                           (i)      .provides an accurate and complete breakdown
and aging of H.S. Trask's accounts payable as of April 30, 2003;

                           (ii)     provides an accurate and complete breakdown
of all customer deposits and other deposits held as of April 30, 2003; and

                           (iii)    A description of each arrangement in place
by H.S. Trask with any of its customers with respect to products returns or dating on the payment due for purchased product.

         3.17 CONTRACTS. Section 3.17 of the H.S. Trask Disclosure Schedule lists the following contracts and other agreements to which H.S. Trask is a party:

                  (a) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $20,000, or which cannot be terminated on thirty (30) days notice to the other party without any penalty or termination payment of any kind;

                  (b) any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, including, but not limited to, all purchasing agent agreements, in each case involving more than $20,000, or which cannot be terminated on thirty (30) days notice to the other party without any penalty or termination payment of any kind;

                  (c) any agreement concerning a partnership or joint venture;

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                  (d)      any agreement (or group of related agreements) under
which it has created, incurred, assumed, or guaranteed any indebtedness for Borrowed Money, or any capitalized lease obligation, or under which it has imposed a Security Interest on any of its assets, tangible or intangible;

                  (e) any agreement concerning confidentiality or non-competition;

                  (f)      any agreement with any Affiliates;

                  (g) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other plan or arrangement for the benefit of its current or former directors, officers, and employees;

                  (h)      any collective bargaining agreement;

                  (i) any agreement for the employment of any individual on a full-time, part-time, consulting, independent contracting or other Basis;

                  (j) any agreement under which it has advanced or loaned any amount to any of its directors, officers, and employees;

                  (k) any agreement under which the consequences of a default or termination could have an adverse effect on the business, financial condition, operations, results of operations, or future prospects of H.S. Trask; or

                  (l) any other agreement (or group of related agreements) the performance of which involves consideration in excess of $20,000 or cannot be terminated by H.S. Trask on thirty (30) days or less notice to the other party without any penalty or termination payment of any kind.

H.S. Trask has delivered to Parent a correct and complete copy of each written agreement (as amended to date) listed in Section 3.17 of the H.S. Trask Disclosure Schedule and a written summary setting forth the terms and conditions of each oral agreement referred to in Section 3.17 of the H.S. Trask Disclosure Schedule. With respect to each such agreement: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect; (B) the consummation of the transactions contemplated hereby will not result in a default under or a breach or termination of the agreement (or give rise to a right of termination to the other party thereto) or otherwise affect its continued enforceability on identical terms; (C) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (D) no party has repudiated any provision of the agreement.

         3.18 NOTES AND ACCOUNTS RECEIVABLE. The accounts and notes receivable reflected on H.S. Trask's balance sheet as of March 31, 2003 and those reflected on its books and records arose from bona fide transactions in the ordinary course of business. Section 3.18 of the H.S. Trask Disclosure

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Schedule provides a breakdown and aging of H.S. Trask's accounts receivable existing on April 30, 2003. All of H.S. Trask's accounts and notes receivable
(a) arose from the sale of H.S. Trask Products which have been provided to the account or note obligor, (b) constitute valid and enforceable claims free of any right of offset, and (c) are collectible in accordance with their terms and their recorded amounts, subject only to the reserve for bad debts and markdown and return allowances set forth on H.S. Trask's balance sheet as of March 31, 2003, as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of H.S. Trask. The reserves for uncollectibility set forth on H.S. Trask's balance sheet as of March 31, 2003 and in its books and records are computed in accordance with GAAP. To the Knowledge of H.S. Trask, there are no disputes regarding the collectibility of any such accounts and notes receivable beyond those reflected in the reserves.

         3.19 BANK ACCOUNTS; POWERS OF ATTORNEY. Schedule 3.19 of the H.S. Trask Disclosure Schedules sets forth (i) the names of all financial institutions, investment banking and brokerage houses, and other similar institutions at which H.S. Trask maintains accounts, deposits, safe deposit boxes of any nature, and the names of all persons authorized to draw thereon or make withdrawals therefrom and a description of such accounts and (ii) all outstanding powers of attorney executed on behalf of H.S. Trask.

         3.20 INSURANCE. Section 3.20 of the H.S. Trask Disclosure Schedule sets forth the following information with respect to each insurance policy (including policies providing directors and officers, property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which H.S. Trask or any predecessor-in-interest has been a party, a named insured, or otherwise the beneficiary of coverage at any time within the past five (5) years:

                  (a)      the name, address, and telephone number of the agent;

                  (b) the name of the insurer, the name of the policyholder, and the name of each covered insured;

                  (c)      the policy number and the period of coverage; and

                  (d) the scope (including an indication of whether the coverage was on a claims made, occurrence, or other Basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage.

With respect to each insurance policy currently in effect: (A) the policy is legal, valid, binding, enforceable, and in full force and effect; (B) the consummation of the transactions contemplated hereby will not breach such policy or affect its continued enforceability on identical terms; (C) neither H.S. Trask nor, to the Knowledge of H.S. Trask, any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy and the consummation of the transactions hereunder shall not give rise to any such termination, modification or acceleration; and (D) no party to the policy has repudiated any provision thereof. H.S. Trask has been covered during

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the past five (5) years by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during the aforementioned period. H.S. Trask does not have in place any self-insurance arrangements.

         3.21 LITIGATION. H.S. Trask is not (a) subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (b) a party or, to the Knowledge of H.S. Trask, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator.

         3.22 PRODUCT WARRANTY. Each product sold or delivered by H.S. Trask prior to Closing has been in conformity with all applicable contractual commitments and all express and implied warranties, and H.S. Trask has no Liability (and to its Knowledge there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability) for replacement or repair thereof or other damages in connection therewith, subject only to the reserve for product warranty claims set forth on H.S. Trask's balance sheet as of December 31, 2002 as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of H.S. Trask. There are no unresolved claims or threatened claims by any customer or other Person against H.S. Trask (a) under or based upon any warranty provided by or on behalf of H.S. Trask, or (b) under or based upon any other warranty relating to any product sold by H.S. Trask. No event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) directly or indirectly give rise to or serve as a Basis for the assertion of any such claim. No product sold or delivered by H.S. Trask is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale.
Section 3.22 of the H.S. Trask Disclosure Schedule includes copies of the standard terms and conditions of sale for each H.S. Trask product (containing applicable warranty provisions).

         3.23 PRODUCT LIABILITY. H.S. Trask has no Liability (and to its Knowledge there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product sold or delivered by H.S. Trask.

         3.24     EMPLOYEES.

                  (a) Section 3.24 of the H.S. Trask Disclosure Schedule sets forth a list of the current employees, officers and directors of H.S. Trask. H.S. Trask has previously delivered to Parent a complete and accurate list of all current employees, officers and directors of H.S. Trask that includes their base salaries and bonus. Subject to the requirements of applicable law and the Employment and Consulting Agreement to be entered into with Harrison Trask, H.S. Trask has no employment agreements or contractual obligations to continue any employee's employment after the Effective Time.
Section 3.24 of the H.S. Trask Disclosure Schedule identifies all employees who are currently on leave for any reason or receiving disability or workers' compensation or any other similar type of benefit from H.S. Trask.

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                  (b)      H.S. Trask is not a party to or bound by any
collective bargaining agreement, and has not experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. H.S. Trask has been in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including without limitation any such applicable laws respecting employment discrimination and occupational safety and health requirements, and has not committed any unfair labor practice. None of the directors and officers (and employees with responsibility for employment matters) of H.S. Trask have any Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of H.S. Trask.

         3.25     EMPLOYEE BENEFITS.

                  (a) Section 3.25 of the H.S. Trask Disclosure Schedule lists each Employee Benefit Plan and Benefit Arrangement that H.S. Trask maintains, to which H.S. Trask contributes or has any obligation to contribute, or with respect to which H.S. Trask has any Liability or potential Liability.

                  (b) Each such Employee Benefit Plan and Benefit Arrangement (and each related trust, insurance contract, or fund) has been maintained, funded and administered in accordance with the terms thereof, and the terms of any applicable collective bargaining agreement and complies in form and in operation in all respects with the applicable requirements of ERISA, the Code, and other applicable laws.

                  (c) All required forms, notices, reports and descriptions (including annual reports (IRS Form 5500), summary annual reports, and summary plan descriptions) have been timely filed and/or distributed in accordance with the applicable requirements of ERISA and the Code with respect to each such Employee Benefit Plan and Benefit Arrangement. The requirements of COBRA have been met with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan subject to COBRA.

                  (d) All contributions (including all employer contributions and employee salary reduction and employee after-tax contributions) which are due have been made within the time periods prescribed by ERISA and the Code to each such Employee Benefit Plan and all contributions for any period ending on or before the Closing Date which are not yet due have been made to each such Employee Benefit Plan or accrued in accordance with the past custom and practice of H.S. Trask. All insurance premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

                  (e) Each such Employee Benefit Plan which is an Employee Pension Benefit Plan and is intended to be a "qualified plan" under Code Section 401(a) has received a determination from the Internal Revenue Service that such Employee Benefit Plan is so qualified, and nothing has occurred since the date of such determination that could adversely affect the qualified status of any such Employee Pension Benefit Plan.

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                  (f)      The market value of assets under each such Employee
Benefit Plan which is an Employee Pension Benefit Plan equals or exceeds the present value of all vested and nonvested Liabilities thereunder.

                  (g) H.S. Trask has delivered to Phoenix Footwear correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent annual report (IRS Form 5500, with all applicable attachments), and all related trust agreements, insurance contracts, and other funding arrangements which implement each such Employee Benefit Plan and Benefit Arrangement.

                  (h) No provision of any such Employee Benefit Plan or Benefit Arrangement or any amendment thereto, in any way limits the sponsoring employer's right to terminate such Employee Benefit Plan or Benefit Arrangement, except to the extent necessary to comply with the requirements of Code Section 411(d) and related regulations.

                  (i) There has been no amendment to any such Employee Benefit Plan or Benefit Arrangement which could materially increase the expense of maintaining such Employee Benefit Plan or Benefit Arrangement above the level of the expense incurred in respect thereof for the year ended December 31, 2002, and to the Knowledge of H.S. Trask there is no other event or condition which could result in such an increase in expense.

                  (j) H.S. Trask does not maintain, contribute to or have an obligation to contribute to, or have any Liability or potential Liability with respect to, any Employee Welfare Benefit Plan providing medical, health or life insurance or other welfare-type benefits for current or future retired or terminated directors, officers or employees of H.S. Trask and its Subsidiaries (or any spouse or other dependent thereof) other than in accordance with COBRA.

                  (k) No such Employee Benefit Plan which is an Employee Benefit Pension Plan has been completely or partially terminated or been the subject of a Reportable Event.

                  (l) There have been no Prohibited Transactions with respect to any such Employee Benefit Plan. No Fiduciary has any Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan. There is no outstanding judgment, decree, injunction or order of any court, Governmental Entity or arbitrator against or affecting any such Employee Benefit Plan or Benefit Arrangement, any fiduciary thereof or assets of related any trust, insurance or annuity contract thereunder. There is no action, suit, proceeding, hearing or investigation pending, threatened against or relating to any such Employee Benefit Plan or Benefit Arrangement, any fiduciary thereof, or the assets of any related trust, insurance or annuity contract. To the Knowledge of H.S. Trask, there is no Basis for any such action, suit, proceeding, hearing, or investigation.

                  (m) Neither H.S. Trask nor any of its ERISA Affiliates contributes to, has any obligation to contribute to, or has any Liability or potential Liability with respect to, any Defined Benefit Pension Plan.

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                  (n)      Neither H.S. Trask nor any of it ERISA Affiliates has
incurred, and none of the directors and officers (and employees with responsibility for employee benefit matters) of H.S. Trask or any of its ERISA Affiliates has any reason to believe that H.S. Trask or any of its Subsidiaries or ERISA Affiliates will or could incur, any Liability under Title IV of ERISA (including any withdrawal liability as defined in ERISA Section 4201).

         3.26 GUARANTIES. H.S. Trask is not a guarantor or otherwise is liable for any Liability or obligation (including indebtedness) of any other Person.

         3.27     ENVIRONMENTAL, HEALTH, AND SAFETY MATTERS.

                  (a) H.S. Trask has complied and is in compliance with all Environmental, Health, and Safety Requirements, except where the failure to comply will not have a Material Adverse Effect with respect to H.S. Trask.

                  (b) Without limiting the generality of the foregoing, and to its Knowledge, H.S. Trask has obtained and complied with, and is in compliance with, all permits, licenses and other authorizations that are required pursuant to Environmental, Health, and Safety Requirements for the occupation of its facilities and the operation of its business; a list of all such permits, licenses and other authorizations is set forth on the attached "ENVIRONMENTAL AND SAFETY PERMITS SCHEDULE."

                  (c) H.S. Trask has not received any written notice, report or other information alleging H.S. Trask's violation of Environmental, Health, and Safety Requirements, or any liabilities or potential liabilities of H.S. Trask (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, relating to any of its facilities arising under Environmental, Health, and Safety Requirements.

                  (d) To the Knowledge of H.S. Trask, none of the following exists at any property or facility operated by H.S. Trask: (i) underground storage tanks, (ii) asbestos-containing material in any form or condition, (iii) materials or equipment containing polychlorinated biphenyls, or (iv) landfills, surface impoundments, or disposal areas.

                  (e) H.S. Trask has not treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any substance, regulated by Environmental, Health and Safety Requirements, including, without limitation, any hazardous substance, or owned or operated any property or facility (and no such property or facility is, to the Knowledge of H.S. Trask, contaminated by any such substance) in a manner that, to the Knowledge of H.S. Trask, has given rise to liabilities, including any liability for response costs, corrective action costs, personal injury, property damage, natural resources damages or attorney fees, pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), the Solid Waste Disposal Act, as amended ("SWDA") or any other Environmental, Health, and Safety Requirements.

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                  (f)      Neither this Agreement nor the consummation of the
transaction that is the subject of this Agreement will result in any obligations for site investigation or cleanup, or notification to or consent of Governmental Entities or third parties, pursuant to any of the so-called "transaction-triggered" or "responsible property transfer" Environmental, Health and Safety Requirements.

                  (g) Neither H.S. Trask, nor any of its respective predecessors or Affiliates has, either expressly or by operation of law assumed or undertaken any liability, including, without limitation, any obligation for corrective or remedial action, of any other Person arising under Environmental, Health and Safety Requirements.

                  (h) No facts, events or conditions relating to the past or present facilities, properties or operations of H.S. Trask violate any Environmental, Health and Safety Requirements, or give rise to any investigatory, remedial or corrective obligations pursuant to Environmental, Health, and Safety Requirements, or give rise to any other liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to Environmental, Health, and Safety Requirements, including without limitation any relating to onsite or offsite releases or threatened releases of hazardous materials, substances or wastes, personal injury, property damage or natural resources damage.

         3.28 H.S. TRASK DISCLOSURE INFORMATION None of the information regarding H.S. Trask supplied or to be supplied by H.S. Trask for inclusion in
(a) the Offer Documents and, (b) any information relating to H.S. Trask in the Offering Memorandum/Proxy Statement to be mailed by H.S. Trask to its stockholders in connection with the H.S. Trask Special Stockholders Meeting will, at the at the time of distribution to H.S. Trask stockholders or in the case of the Offering Memorandum/Proxy Statement at the time of the H.S. Trask Special Stockholders Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for such meeting; provided, however, that, H.S. Trask makes no representation or warranty with respect to any information that Parent will supply specifically for use in the Offer Documents and Offering Memorandum/Proxy Statement.

         3.29 CERTAIN BUSINESS RELATIONSHIPS WITH H.S. TRASK. No H.S. Trask Affiliate has been involved in any business arrangement or relationship with H.S. Trask within the past twelve (12) months, and none of such Affiliates own any asset, tangible or intangible, which is used in the business of H.S. Trask.

         3.30 NO TARIFFS OR DUTIES. H.S. Trask's payment of all tariffs and duties is current in all jurisdictions, and H.S. Trask does not owe any tariffs or duties other than those incurred in the Ordinary Course of Business (i) under any trade agreements; and (ii) to the U.S. Customs Service.

         3.31 CHARTER PROVISIONS. The entering into of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement do not and will not result in the grant of any rights to any Person under the Articles of Incorporation or By-Laws of H.S. Trask or restrict or impair the ability of Parent to vote, or otherwise to exercise the rights of a stockholder

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with respect to, shares of H.S. Trask capital stock that may be acquired or controlled by it pursuant to the Offer.

         3.32 BROKERS' FEES. H.S. Trask has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

         3.33 DISCLOSURE. Neither the representations and warranties contained in this Article III and the H.S. Trask Disclosure Schedules nor any of the certificates to be delivered by H.S. Trask to Parent and/or Purchaser hereunder at Closing, taken together contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained herein and therein, in light of the circumstances under which such statements were made, not misleading.

                                   ARTICLE IV
                               REPRESENTATIONS AND
                       WARRANTIES OF PARENT AND PURCHASER

         Each of Parent and Purchaser represents and warrants to H.S. Trask that the statements contained in this Article IV are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article IV), except as specifically set forth in the Parent SEC Documents.

         4.1 ORGANIZATION. Parent is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the State of Montana. Each of Parent and Purchaser is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except such jurisdictions where the failure to be so qualified would not have a Material Adverse Effect on such Party. Each of Parent and Purchaser has full corporate power and authority and all licenses, permits, and authorizations necessary to carry on the businesses in which it is engaged, and to own and use the properties owned and used by it.

         4.2      PARENT CAPITALIZATION.

                  (a) As of the date hereof, the authorized capital stock of Parent consists of (i) 500,000 shares of preferred stock, $.01 par value per share, of which no shares are outstanding; and (ii) 50,000,000 shares of common stock, $.01 par value per share, of which 4,286,442 shares are issued and outstanding, including 829,249 shares of common stock held by the co-trustees of the Phoenix Footwear 401(k) Plan. In addition, as of the date hereof, Parent has 1,082,500 shares of common stock authorized for issuance pursuant to its stock option plan, of which 483,656 shares will be reserved for options that are outstanding as of May 31, 2003. As of the date hereof, Parent also has another 400,000 shares of common stock reserved for issuance pursuant to out-of-plan options to acquire shares of Parent's common stock outstanding. All of the outstanding shares of capital stock of Parent have been duly and validly authorized and issued and are fully paid and non-assessable.

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                  (b)      The Parent Shares to be issued by virtue of the
Merger, when issued and delivered in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid, and nonassessable, in compliance with the AMEX listing requirements and (subject to H.S. Trask's compliance with Section 5.5 and the truth and accuracy of all statements made in Investment Representation Letters received from all holders of H.S. Trask Common Shares receiving Parent Shares hereunder) with all Securities Laws, free and clear of all liens, claims and encumbrances, including rights of first refusal, pre-emptive rights and other similar claims. When registered under the Securities Act pursuant to Section 5.16 hereof, the Parent Shares will be freely tradable without limitations by the Former H.S. Trask Stockholders in the public markets, other than any limitation that may apply to the Affiliates of H.S. Trask pursuant to Rule 145 under the Securities Act and during Blackout Periods. Neither Parent nor Purchaser makes any representation as to the market price which the holders of H.S. Trask capital stock will realize upon the ultimate disposition of the Parent Shares, it being acknowledged that the market price of publicly traded securities will be affected by many factors which are outside the control of Parent and as to which it can offer no assurance.

         4.3 AUTHORIZATION OF TRANSACTION. Each of Parent and Purchaser has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. Each of this Agreement and the other agreements contemplated hereby to which Parent and/or Purchaser is a party constitutes the valid and legally binding obligation of each of Parent and Purchaser, as the case may be, enforceable in accordance with its terms and conditions.

         4.4 NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any Governmental Entity, or court to which either Parent or Purchaser is subject or any provision of the charter or bylaws of either Parent or Purchaser or (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which either Parent or Purchaser is a party or by which it is bound or to which any of its assets is subject which have not already been obtained, or except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, or failure to give notice would not have a Material Adverse Effect on the ability of Parent or Purchaser to consummate the transactions contemplated by this Agreement and the consent and approval of Parent's lender. Other than in connection with the provisions of the MBCA, the Securities Laws, the state securities laws and the AMEX requirements, neither Parent nor Purchaser needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Government Entity in order for the Parties to consummate the transactions contemplated by this Agreement.

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         4.5      SEC FILINGS. As used herein the term "PARENT SEC DOCUMENTS"
means collectively the all reports, proxy statements or registration statements filed by Parent with the SEC under the Securities Act and the Securities Exchange Act (collectively, the "SECURITIES LAWS") subsequent to December 31, 2002. As of their respective dates, or if amended, as of the date of the last such amendment, the Parent SEC Documents complied in all material respects, with the requirements of the Securities Act or the Securities Exchange Act, as the case may be, and none of the Parent SEC Documents contained when filed any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made not misleading and did not at the time they were filed omit any documents required to be filed as exhibits thereto, in all cases except to the extent corrected by a document subsequently filed with the SEC. The Parent SEC Documents constitute all the reports and documents that Parent was required to file with the SEC during the period between December 31, 2002 and ending on the date hereof. All documents required to be filed by Parent with the SEC after the date hereof and prior to the Effective Time (the "SUBSEQUENT PHOENIX FOOTWEAR SEC DOCUMENTS") will comply in all material respects with the applicable requirements of the Securities Laws, and the Subsequent Phoenix Footwear SEC Documents (including any and all financial statements included therein) will not contain, when filed, any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in all cases except to the extent corrected by a document subsequently filed with the SEC.

         4.6 PARENT FINANCIAL STATEMENTS. The consolidated financial statements of Parent included in the Parent SEC Documents (the "PARENT FINANCIAL STATEMENTS") fairly presented the consolidated financial position of Parent and its consolidated subsidiaries as at the respective dates thereof and the consolidated results of their operations and their consolidated cash flows for the respective periods then ended and have been prepared in conformity with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto). Since December 31, 2002, Parent has not made any change in the accounting practices or policies applied in the preparation of its financial statements, except as have been required by GAAP.

         4.7 BROKERS' FEES. Neither Parent nor Purchaser has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which H.S. Trask could become liable or obligated.

         4.8 DISCLOSURE. Neither the representations and warranties contained in this Article IV and the Phoenix Footwear Disclosure Schedules nor any of the certificates to be delivered by Parent or Purchaser to H.S. Trask hereunder at Closing, taken together contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained herein and therein, in light of the circumstances under which such statements were made, not misleading.

         4.9 PARENT/PURCHASER DISCLOSURE INFORMATION. None of the information regarding Parent or Purchaser supplied or to be supplied by Parent or Purchaser for inclusion in (a) the Offer

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Documents and (b) any information relating to Parent or Purchaser in the
Offering Memorandum/Proxy Statement to be mailed by H.S. Trask to its stockholders in connection with the H.S. Trask Special Stockholders Meeting will, at the time of distribution to H.S. Trask stockholders or at the time of the H.S. Trask Special Stockholders Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for such meeting; provided, however, that Parent or Purchaser makes no representation or warranty with respect to any information that H.S. Trask will supply specifically for use in the Offer Documents and Offering Memorandum/Proxy Statement.

         4.10 TAX MATTERS. Neither Parent nor Purchaser have taken or agreed to take any action, nor does the Parent have any Knowledge of any fact or circumstance involving Parent and Purchaser, that would prevent the Merger and the other transactions contemplated by this Agreement from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code and the Treasury Regulations promulgated thereunder; provided, however, that Parent does from time to time repurchase shares of its common stock in the open market pursuant to stock repurchase programs.

                                    ARTICLE V
                                    COVENANTS

         The Parties agree as follows with respect to the period from and after the execution of this Agreement.

         5.1 GENERAL. Each of the Parties will use all reasonable efforts to take all action and to do all things necessary in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of their respective closing conditions set forth in Article VI below).

         5.2 NOTICES AND CONSENTS. H.S. Trask will give any notices to third parties, and will use all reasonable efforts to obtain any consents, waivers, permits, approvals or authorizations from third parties that are necessary to consummate the transactions hereby or which are necessary to avoid the breach, default under or termination of any agreement to which H.S. Trask is a party that would result from the consummation of the transactions hereunder.

         5.3 REGULATORY MATTERS AND APPROVALS. Each of the Parties will give any notices to, make any filings with, and use all reasonable efforts to obtain any authorizations, consents, and approvals of governments and Governmental Entities in connection with the matters referred to in Section 3.5 and Section 4.4 above.

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         5.4      H.S. TRASK SPECIAL STOCKHOLDERS' MEETING.

                  (a) As soon as reasonably practicable after the date hereof, H.S. Trask shall take all the actions necessary to call, give notice of, convene and duly hold a H.S. Trask Special Stockholders Meeting of its stockholders in compliance with H.S. Trask's Articles of Incorporation and By-Laws and the MBCA (the "H.S. TRASK SPECIAL STOCKHOLDERS MEETING"), in order that the H.S. Trask stockholders may (i) consider the Offer and the Merger and vote upon the adoption and approval of the Merger and this Agreement and (ii) consider and vote upon the adoption of an amendment to Article III, paragraph 4 of H.S in a manner satisfactory to Parent and Purchaser (the "ARTICLES AMENDMENT"). The H.S. Trask Special Stockholders Meeting will be held as promptly as practicable after the date hereof.

                  (b) The Parties hereto acknowledge that the Parent Shares issued to the holders of the H.S. Trask Common Shares pursuant to this Agreement are intended to be issued pursuant to the "private placement" exemption from registration under Rule 506 of the Securities Act, and agree to reasonably cooperate with Parent in its efforts to ensure that the Parent Shares may be issued pursuant to such private placement exemption.

                  (c) Notwithstanding the foregoing and anything to the contrary herein, in the event that prior to the solicitation of votes or consents from H.S. Trask's stockholders to approve the Merger, Parent, based on advice of its counsel, has determined that the Parent Shares to be issued pursuant to this Agreement cannot be issued under the "private placement" exemption from registration under the Securities Act, then at Parent's election
(i) the parties hereto shall take all action necessary to promptly prepare and file a registration statement on Form S-4 with the SEC which registers the issuance of the Parent Shares to the holders of H.S. Trask Common Shares pursuant to this Agreement and (ii) the dates in Sections 7.1(b)(iii) and
(c)(ii) hereof shall be appropriately adjusted, but in no event be later than December 31, 2003 without the written consent of the Stockholder Representative. Parent and the Company shall use, and shall cause their officers, employees, agents, advisors or other representatives to use, their respective reasonable efforts to effectuate the foregoing (and fully cooperate with the other parties), including, without limitation, preparing and filing all necessary applications, documents and forms to register the Parent Shares on an effective registration statement on Form S-4.

         5.5      OFFERING MEMORANDUM/PROXY STATEMENT.

                  (a) As promptly as reasonably practicable following the execution of this Agreement, Parent and H.S. Trask shall jointly prepare appropriate materials for the purpose of making disclosure of the Merger to and soliciting proxies from the stockholders of Parent in favor of the adoption of this Agreement and approval of the Merger. Such materials shall be in the form of a joint confidential offering memorandum and proxy statement (the "OFFERING MEMORANDUM/PROXY STATEMENT") which shall contain the information concerning Parent, Purchaser and H.S. Trask required under Regulation D (including, without limitation, Rule 502(b)(2) thereof) and a form of proxy to be solicited from the stockholders of H.S. Trask in favor of the approval of the Merger and adoption of this Agreement.

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                  (b)      Promptly following preparation of the Offering
Memorandum/Proxy Statement and prior to the H.S. Trask Special Stockholders Meeting, H.S. Trask will distribute to each H.S. Trask stockholder the Offering Memorandum/Proxy Statement (which may include by reference, the Parent SEC Reports and other materials filed by Parent under the Securities Exchange Act if also sent to the H.S. Trask stockholders) and shall solicit from the H.S. Trask stockholders such instruments and documents (including, without limitation, investment representations) as shall be required for the offering and sale of the Parent Shares to be exempt from the registration requirements of the Securities Act pursuant to Rule 506 of Regulation D.

                  (c) H.S. Trask shall comply with all applicable provisions of and rules under the Securities Act and the MBCA in the preparation and distribution of the Offering Memorandum/Information Statement and the solicitation of proxies pursuant thereto.

                  (d) Parent shall comply with all applicable provisions of and rules under the Securities Act and the MBCA in the preparation and distribution of the Offering Memorandum/Proxy Statement and the offering and issuance of the Parent Shares.

                  (e) H.S. Trask, acting through its Board of Directors, shall include in the Offering Memorandum/Proxy Statement the recommendation of its Board of Directors that H.S. Trask stockholders vote in favor of the adoption of this Agreement and the approval of the Merger, and shall otherwise use reasonable efforts to obtain the requisite approval of the H.S. Trask stockholders.

         5.6 OPERATION OF BUSINESS. From the date hereof until the Effective Time:

                  (a)      H.S. Trask shall:

                           (i)     .maintain its existence in good standing;

                           (ii)     maintain the character of its business and
properties and conduct its business in the ordinary and usual manner consistent with past practices, except as expressly permitted by this Agreement and comply with all applicable laws, rules and regulations;

                           (iii)    maintain business and accounting records
consistent with past practices; and

                           (iv)     use its reasonable efforts (A) to preserve
its business intact, including, but not limited to, maintaining all equipment and product molds and preserving all other assets, brands and technology, (B) to keep available to it the services of its present officers, employees, sales representatives and distributors and (C) to preserve for it the relationship with and goodwill of its manufacturers, foreign agents, suppliers, distributors, sales representatives, licensors, licensees, creditors, lessors, customers and others having material business relations with it.

                  (b) H.S. Trask will not engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing, H.S. Trask will not:

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                           (i)      .authorize or effect any change in its
Articles of Incorporation or By-Laws;

                           (ii)     (A) issue, deliver, award, grant or sell, or
authorize or propose the issuance, delivery, award, grant or sale (including the grant of any Security Interests, liens, claims, pledges, limitations in voting rights, charges or other encumbrances) of, any shares of any class of its capital stock (including shares held in treasury), any securities convertible into or exercisable or exchangeable for any such shares, or any rights, warrants or options to acquire any such shares or make any changes, modifications or amendments to any existing on the date hereof; (B) amend or otherwise modify the terms of any rights, warrants, options or conversion rights to acquire capital stock, except as contemplated hereby; or (C) take any action to accelerate the exercisability of stock options or warrants;

                           (iii)    declare, set aside, or pay any dividend or
distribution with respect to H.S. Trask capital stock (whether in cash, stock or in kind) (except for dividends from a subsidiary to a parent), or reclassify, combine, split or subdivide any of its capital stock;

                           (iv)     (A) redeem, purchase or otherwise acquire
any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock, or any options, warrants or conversion or other rights to acquire any shares of its or any such securities or obligations (except in connection with the exercise of outstanding stock options or warrants in accordance with their terms); (B) effect any reorganization or recapitalization; or (C) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock;

                           (v)      .issue any note, bond, or other debt
securities or create, incur, assume, guarantee, endorse, become responsible for, modify or fail to make payments with respect to any indebtedness of any kind, whether direct or indirect, contingent or otherwise, except that H.S. Trask may
(A) make borrowings under its existing line of credit in the Ordinary Course of Business, (B) issue Letters of Credit in the Ordinary Course of Business and (C) create or permit to exist accounts payable in the Ordinary Course of Business;

                           (vi)     impose any Security Interest upon any of its
assets;

                           (vii)    make any capital investment in, make any
loan to any other Person;

                           (viii)   acquire or agree to acquire by purchasing
any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets of any other Person (other than pursuant to this Agreement, and the purchase of assets from suppliers or vendors and the acceptance of returned products all in the Ordinary Course of Business);

                           (ix)     sell, lease, exchange, mortgage, pledge,
transfer or otherwise dispose

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of, or agree to sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, any of its assets or any interest therein (other than the sale of inventory in the Ordinary Course of Business);

                           (x)      .sell, assign, transfer, license or
sublicense (other than in the Ordinary Course of Business and consistent with past practice), pledge or otherwise encumber any of the Intellectual Property rights or permit to expire, lapse or be terminated any license agreement;

                           (xi)     change its fiscal year, revalue any of its
assets or, except as required by GAAP, take any action to change in any respect its accounting, Tax or financial methods, policies, practices or procedures (including, without limitation, with respect to customer service, pricing products, inventory management, product returns or warranties, payment of accounts payable and the creation and collection of accounts receivables);

                           (xii)    adopt, effect or engage in a plan of
complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

                           (xiii)   increase the compensation payable or to
become payable to its officers or employees, or grant any severance or termination pay to, or enter into any severance agreement with any director, officer or other employee of H.S. Trask, or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option (including changing the exercise price of any outstanding stock options), restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other Employee Benefit Plan or Benefit Arrangement, or any related agreement, trust, fund, policy or arrangement, except that (A) H.S. Trask and its Subsidiaries may make reasonable salary increases in connection with the customary officer and employee performance review process and pay customary bonuses consistent with past practice, and (B) H.S. Trask may make any amendments to any existing Employee Benefit Plan or Benefit Arrangement to the extent necessary to maintain its compliance with applicable laws.

                           (xiv)    make any other change in employment terms
for any of its directors, officers or employees;

                           (xv)     make any changes in or terminate any
license, sales representation or distribution agreements;

                           (xvi)    adopt any shareholder rights plan;

                           (xvii)   create any Subsidiary;

                           (xviii)  settle or compromise any claims or
litigation or modify, amend or terminate any of its material contracts or waive, release or assign any material rights or claims;

                           (xix)    permit any insurance policy naming it as a
beneficiary or loss-payable payee to be cancelled or terminated except in the Ordinary Course of Business; or

                           (xx)     authorize, commit or agree to any of the
foregoing.

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         5.7      FULL ACCESS. Between the date of this Agreement and the
Effective Time, H.S. Trask will provide Parent and its accountants, counsel and other authorized representatives full access, during reasonable business hours and under reasonable circumstances to any and all of H.S. Trask's premises, properties, contracts, commitments, books, records and other information (including tax returns filed and those in preparation) and will cause its respective officers and employees to furnish to Parent and its authorized representatives any and all financial, technical and operating data and other information pertaining to H.S. Trask's business, as Parent shall from time to time reasonably request.

         5.8 NOTICE OF DEVELOPMENTS. Each Party will give prompt written notice to the others of any material adverse development causing a breach of any of its own representations and warranties in Article III and Article IV above. No disclosure by any Party pursuant to this Section 5.8, however, shall be deemed to amend or supplement its disclosure schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

         5.9 EXCLUSIVITY. H.S. Trask shall not, nor will it permit any of its officers, directors, employees, financial advisors, brokers, stockholders or any person acting on its behalf, to solicit, initiate, encourage, discuss, negotiate or cause to be solicited, initiated, encouraged, discussed or negotiated on behalf of H.S. Trask or its stockholders, any acquisition of H.S. Trask or any portion of its business, or all or a material portion of its assets or any equity interest in H.S. Trask, in all cases whether through purchase, merger, consolidation, or other business combination (each a "COMPETING ACQUISITION PROPOSAL") or enter into any understanding, letter of intent or agreement with respect to any Competing Acquisition Proposal. Notwithstanding the foregoing, to the extent required by the fiduciary duties of its directors under the MBCA, H.S. Trask may furnish information to, and negotiate or otherwise engage in discussions with, any party (a "THIRD PARTY") who (i) delivers after the date of this Agreement to H.S. Trask a bona fide written Competing Acquisition Proposal which was not solicited or initiated by H.S. Trask or its officers, directors, employees, financial advisors, brokers, stockholders or any person acting on its behalf, directly or indirectly and (ii) enters into an appropriate confidentiality agreement with it (which shall specifically provide that H.S. Trask may make disclosures required hereunder to Parent and Purchaser), if, but only if, its Board of Directors determines in good faith by a majority vote that such proposal could reasonably be expected to lead to a transaction that H.S. Trask's Board of Directors reasonably determines, in the exercise of its fiduciary duty, is more favorable to it and its stockholders than the Merger (a "SUPERIOR TRANSACTION"). H.S. Trask shall promptly (i) notify Parent and the Purchaser immediately if any Person makes a Competing Acquisition Proposal or inquiry or contact with respect to the possibility of submitting a Competing Acquisition Proposal and (ii) provide Parent and Purchaser with all information that is receives concerning the Competing Acquisition Proposal and the Person submitting it, including copies of any term sheet, letter of intent or acquisition agreement subject to any applicable confidentiality obligations.

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         5.10     INSURANCE AND INDEMNIFICATION.

                  (a) Parent will provide each individual who served as a director or officer of H.S. Trask at any time prior to the Effective Time with liability insurance for a period of twenty-four (24) months after the Effective Time no less favorable in coverage and amount than any applicable insurance in effect immediately prior to the Effective Time. Prior to the Effective time, H.S. Trask shall not terminate its current directors and officers policy or take any action that would intentionally prevent Parent and Purchaser from acquiring tail coverage on such policy.

                  (b) Parent will not take any action to alter or impair any exculpatory or indemnification provisions now existing in the Articles of Incorporation or By-Laws of H.S. Trask for the benefit of any individual who served as a director or officer of H.S. Trask at any time prior to the Effective Time.

         5.11 HARRISON TRASK EMPLOYMENT AND CONSULTING AGREEMENT AND NON-COMPETE AGREEMENT. At the Closing, Parent shall cause the Surviving Corporation to enter into, and H.S. Trask will cause Harrison S. Trask to enter into, an Employment and Consulting Agreement (the "EMPLOYMENT AGREEMENT") and a Non-Compete Agreement (the "NON-COMPETE AGREEMENT") in the forms attached hereto as EXHIBIT D and EXHIBIT E, respectively.

         5.12 PAYMENT AND DISCHARGE OF BORROWED MONEY. At or prior to the time of the Closing, Parent agrees to pay in full (or cause Surviving Corporation to assume) all outstanding liabilities under H.S. Trask's $3,000,000 Business Loan Agreement (Asset Based) with American Bank of Montana dated April 30, 2003 and cause the Bank to release and discharge all personal guaranties related thereto.

         5.13 TAKEOVER LAWS. If any state, federal or other takeover statute becomes or is deemed to become applicable to the Agreement (each a "TAKEOVER LAW"), the acquisition of H.S. Trask Shares pursuant to the Merger or the other transactions contemplated hereunder, then H.S. Trask shall use commercially reasonable efforts necessary to render such statute inapplicable to all of the foregoing.

         5.14 LIMITED CONTINUATION OF EMPLOYEE BENEFIT PLANS AND BENEFIT ARRANGEMENTS. The Surviving Corporation shall maintain all H.S. Trask Employee Benefit Plans and Benefit Arrangements through December 31, 2003 with respect to all employees of the Surviving Corporation who continue to be employed by the Surviving Corporation.

         5.15 PUBLIC ANNOUNCEMENTS. None of the parties shall issue any press release or any public announcements with respect to the transactions contemplated hereby unless the press release or public announcement is mutually agreed upon by the Parties, unless, however, Parent determines that it is otherwise required by applicable law or obligations pursuant to any rules of AMEX to issue a press release or make a public filing concerning the transactions contemplated hereby in which case it will provide H.S. Trask with a reasonable opportunity to review and comment on such disclosure prior to its dissemination.

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         5.16     POST-CLOSING PARENT REGISTRATION STATEMENT.

                  (a) On or before the forty-fifth (45th) date after the Effective Time (subject to such extensions as may be necessary in order to obtain any consent required from H.S. Trask's auditors for inclusion in the Registration Statement and to resolve any other issues concerning H.S. Trask's financial statements to be included in the Registration Statement as determined in good faith by Phoenix Footwear's independent public auditors), Parent shall file, and shall use its reasonable efforts to have declared effective as promptly as practicable thereafter, a "shelf" registration statement (the "REGISTRATION STATEMENT") (or such successor or other appropriate form) pursuant to Rule 415 (or similar rule that may be adopted by the SEC under the Securities
Act) for the resale of the Registrable Shares. Except as set forth below, Parent agrees to use its commercially reasonable efforts to keep the Registration Statement effective for a period of one year after the Effective Time, plus the amount of any Blackout Periods that are in effect during such one year period, or, if shorter, when (i) all the Registrable Shares have been sold pursuant to the Registration Statement or (ii) the first date on which each Holder may sell all of the Registrable Shares held by such Holder without registration pursuant to Rule 144 of the SEC within a three (3) month period.

                  (b) Parent shall use its reasonable efforts to qualify all Registrable Shares under any applicable state securities laws; provided, however, that Parent shall not be required to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction.

                  (c) From time to time, Parent will amend or supplement the Registration Statement and any prospectus contained therein to the extent necessary to comply with the Securities Act and any applicable state securities statute or regulations. Parent will also promptly provide the Holders with as many copies of the prospectus contained in the Registration Statement as the Holders may reasonably request.

                  (d)      On two (2) occasions commencing on the thirty-first
(31st) day after the effectiveness of the Registration Statement, Parent shall be entitled to (i) postpone the effectiveness of the Registration Statement or
(ii) if effective, elect that the Registration Statement not be usable and require each holder of Registerable Shares (each a "HOLDER") seeking to sell Registrable Shares pursuant to the Registration Statement to suspend sales or purchases pursuant to any prospectus contained therein, for a reasonable period of time (a "BLACKOUT PERIOD") , but not in excess of thirty (30) days, if the Board of Directors of Parent reasonably and in good faith determines that the registration and distribution of Registrable Shares (or the use of the Registration Statement or any related prospectus) would interfere with any pending acquisition, corporate reorganization or any other material corporate development involving Parent or any of its subsidiaries or would require premature disclosure thereof. If circumstances beyond the control of Parent require a Black-Out Period, Parent agrees to use its reasonable efforts to (A) cause such filings to be made or the registration statement to be declared effective and/or to (B) lift such suspension as soon as possible after the commencement of a Black-Out Period. Parent shall promptly give each Holder seeking to sell or purchase Registrable Shares pursuant to the Registration Statement written notice of such determination and an approximation of the anticipated delay.

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                  (e)      Each Holder seeking to sell Registrable Shares
pursuant to the Registration Statement shall provide in writing all information relating to such Holder reasonably requested by Parent for inclusion in the Registration Statement and any such information shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (f) Parent shall bear all costs and expenses of the registration provided for in this Section 5.16, including, but not limited to, printing, legal and accounting expenses, SEC and NASD filing fees and all related "Blue Sky" fees and expenses, provided, however, that Parent shall have no obligation to pay or otherwise bear any portion of the underwriters' or other commissions or discounts or brokerage fees or commissions, attributable to the Registrable Shares being offered and sold by the Holders or any attorneys' fees, except that the Surviving Corporation will pay the expenses of one counsel to represent the Holders in the preparation and review of the Registration Statement in an amount not to exceed $15,000 for actual hours expended and documented.

                  (g) So long as the Registration Statement is effective covering the resale of the Registrable Shares, Parent shall file in a timely manner all documents that Parent is required to file under the Securities Exchange Act and shall furnish to each Holder upon request: (i) any such documents filed by Parent with the SEC; (ii) upon the reasonable request of the Holder, any other information concerning Parent that is generally available to the public; and (iii) an adequate number of copies of the prospectuses relating to the resale of the Registrable Shares to supply to any party requiring such prospectuses.

         5.17 LISTING ON AMEX. Prior to the initial effectiveness of the Registration Statement, Parent shall cause all of the Parent Shares to be issued in connection with the Merger to be listed with AMEX.

         5.18 CONFIDENTIALITY. Except as may be required by applicable law or legal process, and except for such disclosure to those of its directors, officers, employees and representatives as may be appropriate or required in connection with the transactions contemplated hereby, each Party shall hold in confidence all nonpublic information obtained from the other Party (including work papers and other material derived therefrom) as a result of this Agreement or in connection with the transactions contemplated hereby (whether so obtained before or after the execution hereof) until such time as the Party providing such information consents to its disclosure or such information becomes otherwise publicly available. Promptly following any termination of this Agreement, each of the Parties agrees to use its reasonable best efforts to cause its respective directors, officers, employees and representatives to destroy or return to the providing party all such nonpublic information (including work papers and other material retrieved therefrom), including all copies thereof. Each Party shall, and shall use reasonable efforts to cause its advisers and agents to, maintain the confidentiality of all confidential information furnished to it by the other Party concerning its business, operations, and financial position and shall not use such information for any purpose except in furtherance of the transactions contemplated by this Agreement.

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         5.19     TAX MATTERS. The parties hereto shall not take or agree to take any action that would prevent the Merger and the other transactions contemplated by this Agreement from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code; provided, however, that Parent does from time to time repurchase shares of its common stock in the open market pursuant to stock repurchase programs.

         5.20 SEVERANCE PAYMENTS. Notwithstanding anything herein to the contrary, the Surviving Corporation shall have no obligation to continue the employment of any employee after the Effective Time. The Surviving Corporation will pay severance to any person who is an employee of H.S. Trask as of the Effective Time (other than Jason Jones who is a party to a separate and independent agreement) and prior to December 31, 2003 (a) is terminated by the Surviving Corporation or (b) who is advised that his or her position with the Surviving Corporation is being relocated outside of the greater Bozeman, Montana area and thereafter fails to relocate within the time frame established by the Surviving Corporation and instead resigns as an employee of the Corporation. In such event, the employee shall receive a severance payment from the Surviving Corporation in such amount as may be determined by Parent and the Surviving Corporation (but will not be less than such employee's last four weeks W-2 wages prior to termination plus $1,500); provided, that the employee shall not be paid such amount unless he or she first executes a general release reasonably acceptable to the Parent and the Surviving Corporation in favor of the Surviving Corporation and other specified persons. Notwithstanding the foregoing or anything else herein to the contrary, neither the Parent nor the Surviving Corporation shall have any obligation to make any severance payment to any employee who is terminated or resigns as an employee of the Surviving Corporation after December 31, 2003.

                                   ARTICLE VI
                      CONDITIONS TO CONSUMMATION OF MERGER

         6.1 CONDITIONS TO THE OBLIGATIONS OF ALL PARTIES TO EFFECT THE MERGER. The respective obligations of the Parties to consummate the Merger are subject to the satisfaction or waiver (where permissible) of the following conditions:

                  (a) This Agreement and the transactions contemplated hereby and the Articles Amendment shall have been approved and adopted by the requisite vote of the stockholders of H.S. Trask in accordance with applicable law.

                  (b) The Offer shall have been consummated and at least a majority of the outstanding shares of each series of H.S. Trask Preferred Shares shall have been purchased by Purchaser and Purchaser shall have taken the actions necessary to convert all outstanding H.S. Trask Preferred Shares into H.S. Trask Common Shares.

         6.2 CONDITIONS TO OBLIGATION OF PARENT AND PURCHASER. The obligation of each of Parent and Purchaser to consummate the Merger are subject to the satisfaction or waiver of the following additional conditions:

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                  (a)      Each of the representations and warranties of H.S.
Trask contained in this Agreement that are qualified as to materiality or any similar standard or qualification, shall be true and correct in all respects, and each of the representations and warranties of H.S. Trask contained in this Agreement that are not qualified as to materiality or any similar standard or qualification, shall be true and correct in all material respects, in each case as of the date hereof and as of the Effective Time as though made on and as of the Effective Time, except that those representations and warranties that address matters only as of a particular date shall remain true and correct as of such date. The representations and warranties of each H.S. Trask stockholder set forth in such stockholder's Investment Representation Letter shall be true and correct, except where the failure to be so true and correct would not result in the failure of the Parent Shares to be issued in the Merger to be exempt from registration under the Securities Act pursuant to Rule 506 thereof.

                  (b) H.S. Trask shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time.

                  (c) The aggregate number of Dissenting Shares shall not exceed five percent (5%) of the H.S. Trask Common Shares outstanding immediately prior to the Effective Time, including the H.S. Trask Common Shares which are issuable upon the conversion of the H.S. Trask Preferred Shares (excluding those held by Parent or Purchaser) and those that are issuable upon the exercise of the outstanding H.S. Trask Stock Options and H.S. Trask Warrants.

                  (d) There will have been obtained at or prior to the Closing Date and Parent shall have received (i) duly executed copies of all third-party consents, approvals, assignments, waivers, authorizations or other certificates set forth in Section 3.4 of the H.S. Trask Disclosure Schedules in form and substance reasonably satisfactory to Parent and (ii) such permits or authorizations, and there will have been taken all such other actions, as may be required to consummate the transactions contemplated hereunder by any Governmental Entity having jurisdiction over the Parties and the actions herein proposed to be taken herein.

                  (e) Since December 31, 2002, there shall have been no material adverse change in H.S. Trask's business, financial performance, assets or liabilities, condition (financial or otherwise) or operations.

                  (f) Immediately prior to the Effective Time, all outstanding H.S. Trask Stock Options and H.S. Trask Warrants shall have been exercised or terminated and cancelled, and H.S. Trask shall have provided evidence thereof to Parent.

                  (g) Immediately prior to the Effective Time, the H.S. Trask Debt Level shall not be greater than $1,500,000 (excluding up to $85,000 in borrowings under H.S. Trask's line of credit that were incurred to finance Transition Expenses) plus the following additional indebtedness related exclusively to the purchase of inventory after the date hereof up to an additional (i) $150,000 if the Effective Time is on or before July 18, 2003; and
(ii) another $150,000 if the Effective Time is on or after July 19, 2003.

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                  (h)      H.S. Trask shall have delivered a certificate signed
by an officer of such corporation to the effect that each of the conditions specified above in Sections 6.2(a) through (f) have been satisfied in all respects.

                  (i) Prior to the Effective Time, Parent shall have received Investment Representation Letters signed by all H.S. Trask stockholders and persons holding options or warrants, in each case who will receive Merger Shares, and no more than thirty-five (35) of these persons shall have indicated in their Investment Representation Letters that they are not "accredited investors" within the meaning of Regulation D promulgated under the Securities Act and there shall be a Purchaser Representative, as defined in Regulation D under the 1933 Act, reasonably satisfactory to Parent, representing each such person who is not an "accredited investor" as defined in Rule 501 under the Securities Act, and who does not have such knowledge and experience in financial and business matters that he is not capable of evaluating the merits and risks of the Merger, and such Purchaser Representative shall have executed and delivered documentation with respect to its/his role as is reasonably satisfactory to Parent. Each Investment Representation Letter shall be in the form reasonably required by Parent.

                  (j) The issuance of Parent Shares to be issued in the Merger shall be exempt from the registration requirements under the Securities Act or alternative measures shall have been taken pursuant to Section 5.4.

                  (k) Parent shall have received a certificate executed by the Secretary of H.S. Trask attaching and certifying as to H.S. Trask's current Articles of Incorporation and Bylaws and the actions of H.S. Trask's Board of Directors and stockholders approving and adopting this Agreement and the transactions relating thereto in accordance with the requisite vote under H.S. Trask's Articles of Incorporation and By-Laws and the MBCA.

                  (l) Harrison Trask shall have entered into the Employment Agreement and the Non-Compete Agreement described in Section 5.11.

                  (m) At the Closing, the directors and officers of H.S. Trask in office immediately prior to the Closing shall resign as directors and officers of H.S. Trask effective immediately following the Closing.

                  (n) No litigation or proceeding (other than any litigation or proceeding initiated by a Party hereto or disclosed prior to the date hereof) will be pending or threatened (i) for the purpose or with the probable effect of enjoining or preventing the consummation of the transactions contemplated hereunder, or (ii) which could be reasonably expected to have a Material Adverse Effect on H.S. Trask or after the Effective Time, the Surviving Corporation. There will not be any outstanding, or enacted or adopted, any order, decree, temporary, preliminary or permanent injunction, legislative enactment, statute, regulation or any judgment or ruling by any court, arbitrator, Governmental Entity, that, directly or indirectly, challenges, prohibits, enjoins, restrains, suspends, delays, conditions or renders illegal or imposes limitations on the transaction contemplated by this Agreement.

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                  (o)      There will have been obtained at or prior to the
Closing Date such permits or authorizations, and there will have been taken all such other actions, as may be required to consummate the Merger by any Governmental Entity having jurisdiction over the parties and the actions herein proposed to be taken.

                  (p) Parent and Purchaser shall have received from counsel to H.S. Trask an opinion in form and substance as set forth in EXHIBIT F attached hereto, addressed to Parent and Purchaser, and dated as of the Closing Date.

                  (q) All actions to be taken by H.S. Trask in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Parent.

         Parent and Purchaser may waive any condition specified in this Section
6.1 or 6.2 if they execute a writing so stating at or prior to the Closing.

         6.3 CONDITIONS TO OBLIGATION OF H.S. TRASK. The obligation of H.S. Trask to consummate the Merger is subject to the satisfaction or waiver (where permissible) of the following additional conditions:

                  (a) Each of the representations and warranties of Parent and Purchaser contained in this Agreement that are qualified as to materiality or any similar standard or qualification, shall be true and correct in all respects, and each of the representations and warranties of Parent contained in this Agreement that are not qualified as to materiality or any similar standard or qualification, shall be true and correct in all material respects, in each case as of the date hereof and as of the Effective Time as though made on and as of the Effective Time, except that those representations and warranties that address matters only as of a particular date shall remain true and correct as of such date.

                  (b) Parent and Purchaser shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time.

                  (c) Since December 31, 2002, there shall not have been any material adverse change in Parent's business operations, financial condition, assets or liabilities or condition (financial or otherwise), provided, however, that any change in the trading price of Parent Shares shall not be deemed a material adverse change of any kind.

                  (d) Each of Parent and Purchaser shall have delivered to H.S. Trask a certificate to the effect that each of the conditions specified above in Section 6.1(b) and 6.3(a) - (d) is satisfied in all respects.

                  (e) Parent shall have caused the Surviving Corporation to enter into the Employment Agreement and Non-Compete Agreement described in
Section 5.11.

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                  (f)      No litigation or proceeding (other than any
litigation or proceeding initiated by a Party hereto or disclosed prior to the date hereof) will be pending or threatened (i) for the purpose or with the probable effect of enjoining or preventing the consummation of the transactions contemplated hereunder, or (ii) which could be reasonably expected to have a Material Adverse Effect on H.S. Trask or after the Effective Time, the Surviving Corporation. There will not be any outstanding, or enacted or adopted, any order, decree, temporary, preliminary or permanent injunction, legislative enactment, statute, regulation or any judgment or ruling by any court, arbitrator or Governmental Entity, that, directly or indirectly, challenges, prohibits, enjoins, restrains, suspends, delays, conditions or renders illegal or imposes limitations on the transaction contemplated by this Agreement.

                  (g) The Company shall have entered into the Employment Agreement and the Non-Compete Agreement described in Section 5.11.

                  (h) H.S. Trask shall have received from counsel to Parent and Purchaser an opinion in form and substance as set forth in EXHIBIT G attached hereto, addressed to H.S. Trask, and dated as of the Closing Date.

                  (i) All actions to be taken by Parent and Purchaser in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to H.S. Trask.

         H.S. Trask may waive any condition specified in Section 6.1 or 6.3 if it executes a writing so stating at or prior to the Closing.

                                   ARTICLE VII
                                   TERMINATION

         7.1 TERMINATION OF AGREEMENT. Any of the Parties may terminate this Agreement with the prior authorization of its board of directors (whether before or after stockholder approval) as provided below:

                  (a) The Parties may terminate this Agreement by mutual written consent of all the Parties at any time prior to the Effective Time.

                  (b) Parent and Purchaser may terminate this Agreement by giving written notice to H.S. Trask at any time prior to consummation of the Offer (i) in the event H.S. Trask has breached any representation, warranty, or covenant contained in this Agreement in any material respect, Parent or Purchaser has notified H.S. Trask of the breach, and the breach (other than pursuant to Section 5.9) has continued without cure for a period of fifteen (15) days after the notice of breach, (ii) H.S. Trask's Board of Directors shall have failed to recommend or withdrawn, or modified in any manner adverse to Parent, its approval or recommendation that H.S. Trask stockholders vote in favor of, and approve the H.S. Trask Special Stockholders Meeting Proposals or (iii) if the Closing shall not have occurred on or before August 31, 2003 (subject to adjustment as provided in Section 5.4(c)), by

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reason of the failure of any condition precedent under Sections 6.1 or 6.2
(unless the failure results primarily from Parent or Purchaser breaching any representation, warranty, or covenant contained in this Agreement).

                  (c) H.S. Trask may terminate this Agreement by giving written notice to Parent and Purchaser at any time prior to the consummation of the Offer (i) in the event Parent or Purchaser has breached any representation, warranty, or covenant contained in this Agreement in any material respect, H.S. Trask has notified Parent or Purchaser of the breach, and the breach has continued without cure for a period of fifteen (15) days after the notice of breach, or (ii) if the Closing shall not have occurred on or before August 31, 2003 (or December 31, 2003 in the alternative case as provided in Section 5.4(c)) , by reason of the failure of any condition precedent under Sections 6.1 or 6.3 hereof (unless the failure results primarily from H.S. Trask breaching any representation, warranty, or covenant contained in this Agreement).

                  (d) In the event that prior to the consummation of the Offer, H.S. Trask's Board of Directors determines in good faith by a majority vote, with respect to any Competing Acquisition Proposal, that such Competing Acquisition Proposal is a Superior Transaction and is in the best interests of its stockholders, H.S. Trask may terminate this Agreement by giving written notice to Parent and Purchaser at any time prior to the consummation of the Offer and enter into an acquisition agreement for the Superior Transaction; provided however, that, prior to any such termination, and in order for such termination to be effective, (i) H.S. Trask shall provide Parent and Purchaser five (5) business days written notice that it intends to terminate this Agreement, identifying the Superior Transaction and delivering an accurate description of all material terms of the Superior Transaction to be entered into and (ii) on the date of termination, it shall deliver to the other party a written notice of termination of this Agreement.

                  (e) Prior to the consummation of the Offer, H.S. Trask may terminate this Agreement by giving written notice to Parent prior to the H.S. Trask Special Stockholders Meeting in the event the Phoenix Stock Price falls below $3.00 per share for any three (3) consecutive trading days up and until the H.S. Trask Special Stockholders Meeting, provided, however, that notice is given within five (5) days after the last day of such three (3) day period.

                  (f) Any Party may terminate this Agreement by giving written notice to the other Parties at any time after the H.S. Trask Special Stockholders Meeting in the event that the Merger and the Articles Amendment is not approved as required under H.S. Trask's Articles of Incorporation, By-Laws and the MBCA.

         7.2      EFFECT OF TERMINATION.

                  (a) If this Agreement is terminated pursuant to Section 7.1(b)(i) or (ii), or Section 7.1(d), H.S. Trask shall pay to Parent a termination fee of $150,000. If this Agreement is terminated by Parent pursuant to Section 7.1(f), H.S. Trask shall reimburse Parent and Purchaser for their actual out of pocket expenses up to a maximum amount of $35,000.

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                  (b)      If this Agreement is terminated pursuant to Section
7.1(c)(i), Parent shall pay H.S. Trask a termination fee of $150,000.

                  (c) A Party required to pay a termination fee shall make such payment by wire transfer of immediately available funds concurrently with the termination of this Agreement. If a Party fails to pay the required termination fee when due, it shall pay the costs and expenses (including legal fees and expenses) in connection with any action, including prosecution of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee at the publicly announced prime rate of Parent's bank plus 3% from the date such fee was required to be paid to the date it is paid.

                  (d)      If any Party terminates this Agreement pursuant to
Section 7.1 above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party except that any liability of any Party then in breach of this Agreement and the non-breaching Party's cause of action for such breach shall survive.

                                  ARTICLE VIII
                                 INDEMNIFICATION

         8.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Subject to Sections 8.2(f) and 8.2(g) below, the representations, warranties or agreements contained herein shall survive beyond the Effective Time until February 28, 2004 (the "INDEMNIFICATION PERIOD"); provided that any indemnification claims for which Parent shall have given the Stockholder Representative written notice of in accordance with Section 9.6 prior to the end of the Indemnification Period shall survive until the resolution of any such claim and each of the Indemnitees shall have been reimbursed for their Losses therefrom in accordance with the terms hereof.

         8.2      INDEMNIFICATION.

                  (a) From and after the Effective Time, the Former H.S. Trask Stockholders shall individually, up to their respective Pro-Rata Share, indemnify and hold harmless the Surviving Corporation, Parent, Purchasers and each of their officers, directors, employees, agents, representatives and each person, if any, who controls or may control Parent, Purchaser or the Surviving Corporation within the meaning of the Securities Act (collectively, the "INDEMNITEES" and individually, each an "INDEMNITEE") against and in respect of any claims, damages, losses, costs, expenses, liabilities (absolute, accrued, contingent or otherwise), and reasonable legal fees and expenses (collectively, "LOSSES") incurred or suffered by any Indemnitee, directly or indirectly caused by or arising out of or related to (i) any inaccuracy or misrepresentation in, or any breach or violation of, any of the representations or warranties given or made by H.S. Trask in this Agreement (including, but not limited to, those set forth in Article III), in the H.S. Trask Disclosure Schedules or in any certificate delivered by or on behalf of H.S. Trask to Parent and/or Purchaser pursuant to this Agreement (or any fact, circumstance or event constituting such an inaccuracy, misrepresentation, breach or violation); and (ii) any breach, violation or default by H.S. Trask of its covenants or agreements in this Agreement. Any obligation by H.S. Trask and/or the Surviving Corporation incurred in connection with, arising out of or otherwise related to any obligation to repurchase raw

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materials from Munro & Company or any costs, expenses (including reasonable attorneys' fees) incurred in defending or opposing any claim that such an obligation exists, in each case to the extent that the amount of such obligation, costs, expenses (including reasonable attorneys' fees) is in excess $17,500 after the date hereof shall be considered a Loss hereunder.

                  (b) From and after the Effective Time, each Former H.S. Trask Stockholder will indemnify and hold harmless each Indemnitee from any Losses incurred or suffered by an Indemnitee directly or indirectly caused by or arising out of or related to any inaccuracy or misrepresentation of any of such Former H.S. Trask Stockholder's representations or warranties contained in such Former H.S. Trask Stockholder's Investment Representation Letter or Letter of Transmittal delivered to Parent or the Exchange Agent. The Investment Representative Letter and Letter of Transmittal shall include an undertaking by each Former H.S. Trask Stockholder to be responsible for it or his obligations under this Article VIII.

                  (c) From and after the Effective Time, each Former H.S. Trask Stockholder, acting through the Stockholder Representative, will be entitled to be indemnified and held harmless by Parent and the Surviving Corporation against and in respect of any Losses incurred or suffered by such Former H.S. Trask Stockholder, directly or indirectly caused by or arising out of or related to (i) any inaccuracy or misrepresentation in, or any breach or violation of, any of the representations or warranties given or made by Parent or Purchaser in this Agreement (including, but not limited to, those set forth in Article IV) or in any certificate delivered by or on behalf of Parent and/or Purchaser pursuant to this Agreement (or any fact, circumstance or event constituting such an inaccuracy, misrepresentation, breach or violation); and
(ii) any breach, violation or default by Parent and/or Purchaser of their covenants or agreements in this Agreement.

                  (d) Notwithstanding anything to the contrary other than and except as provided in Sections 8.2(f) and (g), in no event shall (i) the payment obligation of the Former H.S. Trask Stockholders for their indemnification obligations pursuant to Section 8.2(a) above exceed in the aggregate the value of 150,000 Parent Shares based on the Parent Stock Price during the five (5) trading days prior to the Effective Time (the "INDEMNIFICATION CAP"); (ii) the indemnification obligations pursuant to Section 8.2(c) above exceed in the aggregate the Indemnification Cap. All claims for indemnification pursuant to Sections 8.2(a) and (b) shall be made first against the Escrow Fund and thereafter any such claims shall be satisfied by payment from the Former H.S. Trask Stockholders. Indemnities may seek payment from any Former H.S. Trask Stockholder only up to their Pro-Rata Share with respect to any claim made under Section 8.2(a).

                  (e) If any claim for indemnification hereunder shall be made by an Indemnitee, such Indemnitee shall notify the Stockholder Representative, of the existence of such claim; provided, that any failure to so notify the Stockholder Representative shall not relieve the obligations of the Former H.S. Trask Stockholder to indemnify an Indemnitee hereunder except to the extent that such Former H.S. Trask Stockholders have been actually and materially prejudiced by the lack of notice. The Former H.S. Trask Stockholders, acting through the Stockholder Representative, shall be entitled to assume the defense of any third-party action against an Indemnitee on which an indemnification claim is based with counsel reasonably satisfactory to Indemnitee. If any claim for indemnification hereunder shall be made by a Former H.S. Trask Stockholder, such stockholder shall notify Parent, through the Stockholder Representative, of the existence of such claim and the basis

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therefor; provided, that any failure to so notify Parent shall not relieve the obligations of Parent to indemnify a Former H.S. Trask Stockholder hereunder except to the extent that Parent has been actually and materially prejudiced by the lack of notice. Parent shall be entitled to assume the defense of any third-party action against a Former H.S. Trask Stockholder on which an indemnification claim is based with counsel reasonably satisfactory to the Stockholder Representative.

                  (f) Notwithstanding anything herein to the contrary, none of the limitations on the representations, warranties or indemnification obligations of the Former H.S. Trask Stockholders set forth in Sections 8.1 or 8.2(d) and (h) shall apply to, or otherwise in any manner limit or restrict, the right or ability of Parent, Purchaser and/or any other Indemnitee to recover, or seek recovery, from any Former H.S. Trask Stockholder (pursuant to any claim, demand, suit, investigation or other proceeding) of any Losses incurred by such Indemnitee which arises or results from (i) the fraudulent or intentional breach of this Agreement by H.S. Trask or such Former H.S. Trask Stockholder or (ii) any claim made pursuant to Section 8.2(b) (each of the foregoing, a "H.S. TRASK EXCLUDED CLAIM"). Accordingly there shall be no limitation on the liability of the Former H.S. Trask Stockholders for the amount of Losses arising from any H.S. Trask Excluded Claim may be brought by Parent, the Surviving Corporation and/or any Indemnitee at any time prior to expiration of the statute of limitations applicable to such claim under applicable law. No H.S. Trask Excluded Claim need be made, brought, asserted or raised prior to the end of the Indemnification Period and no Indemnitee will be required to, or restricted to, seeking recovery from the Escrow Fund as a first means of being compensated for any such claim, but the Escrow Fund shall be available to compensate the affected Indemnitee(s) for such Losses if it so elects. In addition, the Excluded H.S. Trask Claims need not be prosecuted pursuant to Section 8.2 but may be prosecuted by Parent, the Surviving Corporation or the affected Indemnitee(s), at its election, pursuant to any legal process it may elect before any court having jurisdiction of the parties. Any Former H.S. Trask Stockholder responsible for an H.S. Trask Excluded Claim shall indemnify, reimburse and hold harmless the other Former H.S. Trask Stockholders not responsible for such H.S. Trask Excluded Claim for any amounts recovered by the Indemnitees.

                  (g) Notwithstanding anything herein to the contrary, none of the limitations on the representations, warranties or indemnification obligations of Parent or the Surviving Corporation set forth in Sections 8.1 or 8.2(d) and (h) shall apply to, or otherwise in any manner limit or restrict, the right or ability of the Former H.S. Trask Stockholders to recover, or seek recovery, from Parent or the Surviving Corporation (pursuant to any claim, demand, suit, investigation or other proceeding) of any Losses incurred by any Former H.S. Trask Stockholder which arises or results from (i) the failure by Parent or the Purchaser to pay the Merger Consideration in accordance with the terms hereof or (ii) the fraudulent or intentional breach of this Agreement by Parent or Purchaser (each, a "PARENT EXCLUDED BREACH CLAIM"). Accordingly there shall be no limitation on the liability of Parent for the amount of Losses arising from any Parent Excluded Breach Claim may be brought by any of the Former H.S. Trask Stockholders at any time prior to expiration of the statute of limitations applicable to such Parent Excluded Breach Claim under applicable law. No Parent Excluded Breach Claim need be made, brought, asserted or raised prior to the end of the Indemnification Period. In addition, Parent Excluded Breach Claims need not be prosecuted pursuant to Section 8.2 but may be

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prosecuted by Former H.S. Trask Stockholders at their election, pursuant to any legal process it may elect before any court having jurisdiction of the parties.

                  (h) Other than as provided in Sections 8.2(f) and 8.2(g), from and after the Effective Time, the rights to indemnification under this
Article VIII shall be the exclusive remedy for the Parties with respect to this Agreement contemplated and consummated hereby, and the Parties shall not be entitled to pursue, and each hereby expressly waives as of the Effective Time, any and all other rights that may otherwise be available to either of them either at law or in equity with respect thereto. This Section 8.2(h) does not limit the remedies available to any Party under the Employment Agreement, the Non-Compete Agreement or the Investment Representation Letter and/or Letter of Transmittal signed by a Former H.S. Trask Stockholder.

         8.3      NOTICE AND DETERMINATION OF CLAIMS.

                  (a) If Parent or the Surviving Corporation wishes to make a claim for indemnification to be satisfied from the Escrow Fund, such party (individually or collectively, the "CLAIMING PARTY") shall so notify the Escrow Agent in writing (the "CLAIM NOTICE") of the claim for indemnification hereunder. At the time of delivery of any Claim Notice to the Escrow Agent, a duplicate copy of such Claim Notice shall be delivered by the Claiming Party to the Stockholder Representative.

                  (b) Unless the Stockholder Representative shall have delivered an Objection in accordance with Section 8.3(c), the Escrow Agent shall, on the thirtieth (30th) day (or such earlier day as the Stockholder Representative shall authorize in writing to the Escrow Agent) after receipt of a Claim Notice with respect to indemnification for a specified amount, deliver to the Claiming Party such portion of the Escrow Fund, with a value equal to the specified amount. For this purpose, the Escrow Shares shall be valued based on the Parent Stock Price for the five trading days prior to the Effective Time.

                  (c) Until the thirtieth (30th) day following delivery of a Claim Notice, the Stockholder Representative may deliver to the Escrow Agent a written objection (an "OBJECTION") to the claim made in such Claim Notice with the basis therefor. At the time of delivery of any Objection to the Escrow Agent, a duplicate copy of such Objection shall be delivered to the Claiming Party.

                  (d) Upon receipt of an Objection properly made, the Escrow Agent shall (i) deliver to the Claiming Party such portion of the Escrow Fund, valued based on the Parent Stock Price for the five trading days prior to the Effective Time, with a value equal to that portion of the amount subject to the Claim Notice, if any, which is not disputed by the Stockholder Representative and (ii) designate and segregate out of the Escrow Fund a portion thereof, valued in the same manner, with a value equal to the amount subject to the Claim Notice which is disputed by the Stockholder Representative. Thereafter, the Escrow Agent shall not dispose of such segregated portion of the Escrow Fund until the Escrow Agent shall have received a certified copy of any judicial order or judgment determining the dispute, or the Escrow Agent shall have received a copy of a written memorandum signed by the Claiming Party and the Stockholder Representative resolving such dispute and setting forth the amount, if any, which such Claiming Party is entitled to

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receive. The Escrow Agent will deliver to the Claiming Party such portion of the
Escrow Fund, valued based on the Parent Stock Price for the five trading days prior to the Effective Time, with a value equal to the amount that the Claiming Party is entitled to receive as set forth in the judicial order or judgment after the expiration of ten (10) business days from the receipt thereof or, in the event that the amount to which the Claiming Party is entitled is established pursuant to a memorandum signed by the Claiming Party (and the Parent if it is not the Claiming Party) and the Stockholder Representative, promptly after the Escrow Agent's receipt of such signed memorandum.

         8.4 RESOLUTION OF CONFLICTS. If the Stockholder Representative provides the Escrow Agent with an Objection, then the Claiming Party shall deliver a written response to the Stockholder Representative in respect of such Objection. If after twenty (20) days following delivery of such response there remains a dispute as to any claims, the Stockholder Representative and the Claiming Party shall attempt in good faith for an additional twenty (20) days to agree upon the rights of the respective parties with respect to each claim. If the Stockholder Representative and the Claiming Party should so agree, a memorandum setting forth such agreement shall be prepared and signed by both and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum in carrying out its duties under the Escrow Agreement. If no agreement is reached by the Parties, then Parent or the Surviving Corporation or the Stockholder Representative on behalf of the Former H.S. Trask Stockholders may commence legal action either to obtain a judicial determination of the dispute unless the amount of the Losses is at issue in pending litigation with a third party, in which event the action shall not be commenced until such amount is ascertained or such Parties agree to the commencement of such action. Upon resolution of the dispute, the Escrow Agent will distribute any portion of the Escrow Fund withheld with respect to such Claim in accordance with Section 8.4

         8.5 TERMINATION AND RELEASE OF ESCROW FUND. (a) The Escrow Fund shall terminate and be released at the conclusion of the Indemnification Period; provided, however, that a portion of the Escrow Fund, which, in the reasonable judgment of Purchaser is necessary to satisfy any unsatisfied claims specified in any Claim Notice theretofore delivered to the Escrow Agent before the end of the Indemnification Period with respect to facts and circumstances existing prior to expiration of the Indemnification Period, shall remain in the Escrow Fund until such claims have been resolved.

                  (b) Within ten (10) business days after the end of the Indemnification Period (the "RELEASE DATE"), the Escrow Agent shall release from escrow to the Former H.S. Trask Stockholders each such holder's Pro-Rata Share of the Escrow Fund less (i) such holder's Pro-Rata Share of any portion of the Escrow Fund delivered or to be delivered to an Indemnitee in accordance with
Section 8.3(d) and 8.4 in satisfaction of indemnification claims by Indemnitee and (B) such holder's Pro-Rata Share of the portion of the Escrow Fund that is withheld and continued in escrow in accordance with Section 8.5(a) with respect to any pending but unresolved indemnification claims of any Indmenitee. Any Escrow Shares and other amounts held in the Escrow Fund held as a result of clause 8.5(b)(ii) shall be released to such holders or released to Parent and Purchaser (as appropriate) promptly upon resolution of each specific indemnification claim involved. Escrow Shares and additional amounts held in the Escrow Fund shall be released to the Former H.S. Trask Stockholders based on each such holder's Pro-Rata Share thereof. Certificates representing Escrow Shares and additional amounts held in Escrow Fund so issued that are subject to resale restrictions under applicable securities laws

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will bear a legend to that effect. No fractional shares shall be released and delivered from Escrow to the stockholders of H.S. Trask. In lieu of any fraction of an Escrow Share to which a Former H.S. Trask Stockholder would otherwise be entitled, such holder will receive from Parent an amount of cash (rounded to the nearest whole cent) equal to the product of such fraction multiplied by the Parent Stock Price for the five (5) trading days prior to the distribution thereof to the Former H.S. Trask Stockholders.

                  (c) No Escrow Shares or any beneficial interest therein or any other portion of the Escrow Fund may be pledged, sold, assigned or transferred, including by operation of law, by any Former H.S. Trask Stockholder or be taken or reached by any legal or equitable process in satisfaction of any debt or other liability of any such holder, prior to the delivery to such holder of his Pro-Rata Share of the Escrow Fund by the Escrow Agent as provided herein.

         8.6      STOCKHOLDER REPRESENTATIVE.

                  (a) By virtue of the approval of this Agreement by the holders of H.S. Trask Common Shares, the Stockholder Representative shall be constituted and appointed as agent and attorney-in-fact for and on behalf of each of the Former H.S. Trask Stockholders. The Stockholder Representative shall have full power and authority to represent all of the Former H.S. Trask Stockholders and their successors with respect to all matters arising under this Agreement and all actions taken by the Stockholder Representative hereunder and thereunder shall be binding upon all Former H.S. Trask Stockholders and their successors as if expressly confirmed and ratified in writing by each of them, including, but not limited to, resolving all claims relating the Escrow Fund and any indemnification claims and obligations. The Stockholder Representative shall take any and all actions which he believes are necessary or appropriate under this Agreement for and on behalf of the Former H.S. Trask Stockholders, as fully as if she were acting on her own behalf, including, without limitation, consenting to, compromising or settling issues with respect to the Escrow Fund and all such indemnity claims with Parent under this Agreement, taking any and all other actions specified in or contemplated by this Agreement, and engaging counsel, or accountants in connection with the foregoing matters. Without limiting the generality of the foregoing, the Stockholder Representative shall have full power and authority to interpret all the terms and provisions of this Agreement and to consent to any amendment hereof on behalf of all Former H.S. Trask Stockholders and such successors. The Person designated to serve as the Stockholder Representative may be changed by the Former H.S. Trask Stockholders who are entitled to receive a majority of the Escrow Fund when and if it becomes payable hereunder from time to time upon not less than ten (10) days prior written notice to Parent. No bond shall be required of the Stockholder Representative, and the Stockholder Representative shall receive no compensation for services but shall be entitled to be reimbursed by the Former H.S. Trask Stockholders for reasonable expenses incurred in the performance of her duties hereunder, including expenses of legal counsel. All such expenses shall be payable from the Escrow Fund, if sufficient, and shall be payable in Parent Shares valued in accordance with the Claims valuation.

                  (b) The Stockholder Representative shall not be liable to H.S. Trask Stockholders for any act done or omitted hereunder as Stockholder Representative while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the written advice of counsel shall be conclusive evidence of such good faith. The Former H.S. Trask Stockholders shall

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

severally indemnify the Stockholder Representative and hold her harmless from and against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Stockholder Representative and arising out of or in connection with the acceptance and administration of her duties hereunder.

                  (c) The Stockholder Representative shall treat confidentially and not disclose any nonpublic information from or about Parent or the Surviving Corporation to anyone (except on a need to know basis to individuals who agree to treat such information confidentially).

         8.7 ACTIONS OF THE STOCKHOLDER REPRESENTATIVE. A decision, act, consent or instruction of the Stockholder Representative shall constitute a decision of all the Former H.S. Trask Stockholders and shall be final, binding and conclusive upon each such stockholder of H.S. Trask, and Parent may rely upon any decision, act, consent or instruction of the Stockholder Representative as being the decision, act, consent or instruction of each and every such Former H.S. Trask Stockholder. The Exchange Agent, Parent and the Surviving Corporation are hereby relieved from any liability to any Person for any acts done by them in accordance with such decision, act, consent or instruction of the Stockholder Representative.

                                   ARTICLE IX
                                  MISCELLANEOUS

         9.1 NO THIRD-PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns; provided, however, that (a) the provisions in Article II above concerning payment of the Merger Consideration are intended for the benefit of Former H.S. Trask Stockholders and (b) the provisions in Section 5.10 above concerning insurance and indemnification are intended for the benefit of the individuals specified therein and their respective legal representatives.

         9.2 ENTIRE AGREEMENT. This Agreement and the documents referred to herein constitute the entire agreement among the Parties and supersede any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof, including, but not limited to, a certain letter of intent dated April 11, 2003 among Parent, H.S. Trask and Harrison Trask.

         9.3 SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties.

         9.4 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         9.5 HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

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

         9.6 NOTICES. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

                  If to H.S. Trask:     H.S. Trask & Co.
                                        685 Old Buffalo Trail
                                        Bozeman, Montana  59715
                                        Attention:  Harrison S. Trask, President

                  Copy to:              Preston Gates & Ellis LLP
                                        925 Fourth Avenue
                                        Suite 2900
                                        Seattle, Washington 98104-1158
                                        Attention: Gary J. Kocher, Esq.

                  If to the Stockholder
                  Representative:       Nancy Delekta
                                        2975 Hwy #287 North
                                        Cameron, MT  59720

                  If to Parent:         Phoenix Footwear Group, Inc.
                                        5759 Fleet Street, Suite 220
                                        Carlsbad, California 92008
                                        Attention: James Riedman, Chairman and
                                        CEO

                  If to Purchaser:      PFG Acquisition, Inc.
                                        5759 Fleet Street, Suite 220
                                        Carlsbad, California 92008
                                        Attention: James Riedman, Chairman and
                                        CEO

                  Copy to:              Woods Oviatt Gilman LLP
                                        700 Crossroads Building
                                        Rochester, New York 14614
                                        Attention: Gordon E. Forth, Esq.

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

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

         9.7 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

         9.8 AMENDMENTS AND WAIVERS. The Parties may mutually amend any provision of this Agreement at any time prior to the Effective Time with the prior authorization of their respective boards of directors; provided, however, that any amendment effected subsequent to stockholder approval will be subject to the restrictions contained in the MBCA. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         9.9 SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         9.10 EXPENSES. Each of the Parties will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby, except that in the event the Merger is consummated, the Surviving Corporation will pay at Closing all reasonable expenses and costs related to the Merger and the transactions contemplated thereby incurred by H.S. Trask prior to the Closing Date. At Closing, H.S. Trask shall provide an accounting of all Transaction Expenses it has incurred.

         9.11 CONSTRUCTION. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. The word "including" shall mean including, without limitation.

         9.12 INCORPORATION OF EXHIBITS AND SCHEDULES. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

                           [SIGNATURE PAGE FOLLOWS]

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

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on as of the date first above written.

                                            PHOENIX FOOTWEAR GROUP, INC.

                                        By: /s/ James R. Riedman
                                            ------------------------------------
                                        Name: James R. Riedman
                                        Title: Chief Executive Officer and
                                                   President

                                            PFG ACQUISITION, INC.

                                        By: /s/ James R. Riedman
                                            ------------------------------------
                                        Name: James R. Riedman
                                        Title: Chief Executive Officer and
                                                   President

                                            H.S. TRASK & CO.

                                        By: /s/ Harris S. Trask
                                            ------------------------------------
                                        Name: Harrison S. Trask
                                        Title: President

                                            STOCKHOLDER REPRESENTATIVE
                                            (SOLELY WITH RESPECT TO ROLE SET
                                            FORTH IN SECTION 8.6)

                                            /s/ Nancy Delekta
                                            ------------------------------------
                                            Nancy Delekta
                                            2975 Hwy #287 North
                                            Cameron, MT  59720

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

                                LIST OF EXHIBITS:

A.       Stockholders Support Agreement
B.       Articles of Merger
C.       Escrow Agreement
D.       Employment and Consulting Agreement
E.       Non-Compete Agreement
F.       Form of Preston Gates & Ellis Opinion Letter
G.       Form of Woods Oviatt Gilman Opinion Letter

                               LIST OF SCHEDULES:

Schedule I: Defined Items
Schedule II: H.S. Trask Disclosure Schedule

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                                       -60-

                                   SCHEDULE I

                                  DEFINED TERMS

         Capitalized terms not otherwise defined herein shall have the following meaning:

         "AMEX" means the American Stock Exchange.

         "AFFILIATE" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

         "BASIS" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or is reasonably likely to form the basis for any specified consequence.

         "BENEFIT ARRANGEMENT" means any plan, agreement, arrangement or practice providing for insurance coverage (including any self-insured plan, agreement, arrangement or practice), supplemental unemployment benefits, deferred compensation, bonuses, stock options, stock purchases, "parachute payments" (within the meaning of Section 280G of the Code), or other form of incentive or post-employment compensation or benefits, which (a) is not an Employee Benefit Plan and (b) covers or may provide benefits to any employee or prior employee of any Party or its Subsidiaries.

         "BORROWED MONEY" means, with respect to any Person, the aggregate amount of all

                  (a) indebtedness for borrowed money (excluding interest) by such Person, including, but not limited to amounts owed to a bank or any other Person, and

                  (b)      remaining payments on capitalized equipment leases.

         "COBRA" means the requirements of Part 6 of Subtitle B of Title I of ERISA and Code Section 4980B and of any similar state law.

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "DEFINED BENEFIT PENSION PLAN" means a Pension Plan that is not an "individual account plan" as defined in Section 3(34) of ERISA.

         "DISSENTING SHARE" means any H.S. Trask Common Share outstanding immediately prior to the Effective Time, with respect to which any holder thereof has not voted in favor of the Merger or consented thereto and who has duly exercised his or its appraisal rights under the MBCA in connection with the Merger.

         "EMPLOYEE BENEFIT PLAN" means any "employee benefit plan" (as such term is defined in ERISA Section 3(3)) and any other employee benefit plan, program or arrangement of any kind.

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                                       I-1

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         "EMPLOYEE PENSION BENEFIT PLAN" has the meaning set forth in ERISA
Section 3(2).

         "EMPLOYEE WELFARE BENEFIT PLAN" has the meaning set forth in ERISA
Section 3(1).

         "ENVIRONMENTAL, HEALTH, AND SAFETY REQUIREMENTS" shall mean all federal, state and local statutes, regulations, ordinances and other provisions having the force or effect of law, all applicable judicial and administrative orders and determinations, all applicable contractual obligations and all applicable common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including, without limitation, all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, each now in effect.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA AFFILIATE" means each entity which is treated as a single employer with Trask for purposes of Code Section 414.

         "FIDUCIARY" has the meaning set forth in ERISA Section 3(21).

         "FORMER H.S. TRASK STOCKHOLDERS" means any Person who held H.S. Trask Common Shares immediately prior to the Effective Time and are entitled to receive Merger Consideration pursuant to Section 2.4(f)(i).

         "GAAP" means United States generally accepted accounting principles as in effect from time to time.

         "GOVERNMENTAL ENTITY" means any federal, state or local governmental authority, court, tribunal, administrative or regulatory agency or commission or other governmental authority or agency, domestic or foreign.

         "H.S. TRASK DEBT LEVEL" means the sum of the amount of H.S. Trask's Borrowed Money at the Effective Time plus H.S. Trask's unpaid Transaction Expenses.

         "H.S. TRASK PRODUCTS" shall mean those products that bear any trademarks owned by H.S. Trask immediately prior to the Effective Time.

         "H.S. TRASK SHARE CERTIFICATE" means any certificate representing shares of H.S. Trask capital stock.

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                                       I-2

         "INTELLECTUAL PROPERTY" means all of the following in any jurisdiction throughout the world: (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, slogans, trade names, corporate names, Internet domain names, and rights in telephone numbers, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals),
(f) all computer software (including source code, executable code, data, databases and related documentation), (g) all advertising and promotional materials, (h) all other proprietary rights, and (i) all copies and tangible embodiments thereof (in whatever form or medium).

         "KNOWLEDGE" of any Party means actual knowledge of the officers of the relevant Party and the knowledge imputed to them if a reasonable investigation had been conducted.

         "LEASED REAL PROPERTY" means all leasehold or subleasehold estates and other rights to use or occupy any land, buildings, structures, improvements, fixtures or other interest in real property.

         "LEASES" means all leases, subleases, licenses, concessions and other agreements (written or oral), including all amendments, extensions, renewals, guaranties and other agreements with respect thereto, pursuant to which a Person holds any Leased Real Property, including the right to all security deposits and other amounts and instruments deposited by or on behalf of such Person thereunder.

         "LETTERS OF CREDIT" means a letter of credit issued for the account of H.S. Trask.

         "LIABILITY" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

         "MATERIAL ADVERSE EFFECT" when used with reference to any Party, means any event, change or effect that is (or will with the passage of time be) materially adverse to the financial condition, properties, assets, liabilities, business, operations, or results of operations of such Party and its subsidiaries (if any), taken as a whole, or prevent or materially delay the Party from performing its obligations hereunder or consummating the transactions contemplated hereunder.

         "MBCA" means the Montana Business Corporation Act, as amended.

         "MULTIEMPLOYER PLAN" has the meaning set forth in ERISA Section 3(37).

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                                       I-3

         "ORDINARY COURSE OF BUSINESS" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

         "PARENT SHARES" means any share of the common stock, par value $.01 per share, of Parent.

         "PARENT STOCK PRICE" means the average closing trading price of Parent Shares as reported on the AMEX for the referenced time period.

         "PERSON" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a Governmental Entity.

         "PROHIBITED TRANSACTION" means a transaction prohibited by Section 406 of ERISA.

         "PRO-RATA SHARE" means the ratio of the portion of the Merger Consideration which a Former H.S. Trask Stockholder is entitled to receive as of the Effective Time (including any amounts initially deposited with the Escrow Agent) compared to the total Merger Consideration to which all Former H.S. Trask Stockholders are entitled to receive as of the Effective Time, excluding, however, any such amounts attributable to any Dissenting Shares. For purposes of determining Pro-Rata Share at any time, Parent Shares shall be valued based on the Parent Stock Price during the five (5) days immediately prior to the Effective Time.

         "REGISTRABLE SHARES" shall mean all Parent Shares issued as Merger Shares (and any shares received in respect of such shares because of a stock split, stock dividend, recapitalization, classification or other similar event), but excluding shares that have been sold or otherwise transferred by any Holders as Merger Shares; provided however, that a distribution of Parent Shares issued in the Merger without additional consideration, to underlying beneficial owners (such as the general and limited partners, shareholders or trust beneficiaries of a Holder), or by gift, inheritance or devise, shall not be deemed such a sale or transfer for purposes of Section 5.16 and such underlying beneficial owners shall be entitled to the same rights under Section 5.16 as the initial Holder from which the Registrable Shares were received and shall be deemed a Holder for the purposes of Section 5.16.

         "REPORTABLE EVENT" has the meaning set forth in ERISA Section 4043.

         "SEC" means the Securities and Exchange Commission.

         "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         "SECURITIES EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         "SECURITY INTEREST" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialman's, and similar liens, (b) liens for taxes not yet due and payable or for taxes that the taxpayer is in good faith contesting in good faith through appropriate proceedings which are properly reserved for in the taxpayer books and records,
(c) purchase money

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                                       I-4
liens and liens securing rental payments under capital lease arrangements, and
(d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

         "SUBSIDIARY" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

         "TAX" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section
59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

         "TAX RETURN" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         "TRANSACTION EXPENSES" means with respect to a Person, the aggregate of the amount of actual legal, accounting, and financing fees incurred by such Person in connection with preparing for and consummating the transaction contemplated hereunder.

         The following is a schedule of the location of terms defined elsewhere in the Agreement:

               DEFINED TERM                            SECTION
               ------------                            -------
"2003 STOCK SPLIT"                                   Recitals
"AFFIDAVIT OF LOST CERTIFICATE"                      2.12
"ARTICLES AMENDMENT"                                 5.4
"BLACKOUT PERIOD".                                   5.16(d)
"CERCLA"                                             3.27(e)
"CLAIM NOTICE"                                       8.3(a)
"CLAIMING PARTY"                                     8.3(a)
"CLOSING"                                            2.2
"CLOSING DATE"                                       2.2
"CLOSING EXCHANGE RATIO"                             2.4(f)(i)
"COMPETING ACQUISITION PROPOSAL"                     5.9
"EMPLOYMENT AGREEMENT"                               5.11
"EFFECTIVE TIME".                                    2.3(b)
"ENVIRONMENTAL AND SAFETY PERMITS SCHEDULE"          3.28(b)
"ESCROW AGENT"                                       2.6(b)
"ESCROW FUND"                                        2.6(b)
"ESCROW SHARES"                                      2.6(b)
"EXCESS CASH CONSIDERATION"                          2.3(a)
"EXCHANGE AGENT"                                     2.6(a)

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                                       I-5

"EXPIRATION TIME"                                    1.1(c)
"HOLDER"                                             5.16(d)
"H.S. TRASK"                                         Preface
"H.S. TRASK COMMON SHARES                            Recitals
"H.S. TRASK DISCLOSURE SCHEDULE"                     Article III
"H.S. TRASK EXCLUDED CLAIM"                          8.2(f)
"H.S. TRASK PREFERRED SHARES                         Recitals
"H.S. TRASK SERIES A PREFERRED SHARES                Recitals
"H.S. TRASK SERIES B PREFERRED SHARES                Recitals
"H.S. TRASK SERIES C PREFERRED SHARES                Recitals
"H.S. TRASK SPECIAL STOCKHOLDERS MEETING"            5.4(a)
"H.S. TRASK STOCK OPTIONS"                           3.3(b)
"H.S. TRASK WARRANTS"                                3.3(b)
"IMPROVEMENTS"                                       3.12(c)
"INDEMNIFICATION CAP"                                8.2(c)
"INDEMNIFICATION PERIOD"                             8.1
"INDEMNITEE"                                         8.2(a)
"INDEMNITEES"                                        8.2(a)
"LETTER OF TRANSMITTAL"                              2.7(a)
"LOSSES"                                             8.2(a)
"MERGER"                                             2.1
"MERGER CLOSING ACTIONS"                             2.2
"MERGER CONSIDERATION"                               2.4(f)(i)
"MERGER SHARES"                                      2.4(f)(i)
"MINIMUM CONDITION"                                  1.1(b)
"NON-COMPETE AGREEMENT"                              5.11
"OBJECTION"                                          8.3(c)
"OFFER"                                              1.1(a)
"OFFER CONDITIONS"                                   1.1(b)
"OFFER DOCUMENTS"                                    1.1(e)
"OFFER PRICE"                                        1.1(a)
"OFFER TO PURCHASE"                                  1.1(e)
"OFFERING MEMORANDUM/PROXY STATEMENT"                5.5(a)
"PARENT"                                             Preface
"PARENT EXCLUDED BREACH CLAIM"                       8.2(g)
"PARENT FINANCIAL STATEMENTS"                        4.6
"PARENT SEC DOCUMENTS"                               4.5
"PARTY"                                              Preface
"PARTIES"                                            Preface
"PURCHASER"                                          Preface
"REAL PROPERTY LAWS"                                 3.12(e)
"REAL PROPERTY PERMITS"                              3.12(g)
"REGISTRABLE SHARES"                                 5.16(a)
"REGISTRATION STATEMENT"                             5.16(b)
"RELEASE DATE"                                       8.5(b)

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

"SECURITIES LAWS"                                    4.5
"STOCKHOLDER REPRESENTATIVE"                         Preface
"SUBSEQUENT PHOENIX FOOTWEAR SEC DOCUMENTS"          4.5
"SUPERIOR TRANSACTION"                               5.9
"SUPPORT AGREEMENT"                                  Recitals
"SURVIVING CORPORATION"                              2.1
"SWDA"                                               3.27(e)
"SUPPORT AGREEMENT"                                  Preface
"TAKEOVER LAW"                                       5.13
"THIRD PARTY"                                        5.9

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

                         SCHEDULE II TO MERGER AGREEMENT

                         H.S. TRASK DISCLOSURE SCHEDULE

         This H.S. Trask Disclosure Schedule is being delivered by H.S. Trask & Co., a Montana corporation ("H.S. Trask" or the "Company") pursuant to Article III of the Agreement and Plan of Merger entered into as of June ___, 2003 by and among Phoenix Footwear Group, Inc., a Delaware corporation, PFG Acquisition, Inc., a Montana corporation, and H.S. Trask. Section numbers herein correspond to section numbers in the Merger Agreement. Disclosure as to one section shall be deemed to be a disclosure as to all relevant sections. Capitalized terms used and not otherwise defined herein have the meanings assigned to them in the Merger Agreement.

3.1      ORGANIZATION, QUALIFICATION, AND CORPORATE POWER.

Foreign qualifications:

         Texas
         Washington

Directors:

         Harrison Trask, Chairman
         Emily Trask
         Tad Swanson
         Nancy Delekta
         David House

Officers:

         Harrison Trask, President
         Nancy Alston Delekta, Chief Financial Officer, VP, Secretary
         John Brewer, VP Sales
         Jason Jones, Executive Vice President Design and Product Development

3.4      NONCONTRAVENTION.

Pursuant to the terms of the $3,000,000 Business Loan Agreement (Asset Based) with American Bank of Montana dated April 30, 2003, any change in the Company ownership by 25% or greater is deemed a default under the loan and all amounts will be immediately due and payable.

The following contracts require consent in connection with the Merger:

Commercial Lease Agreement dated May 1, 1999 between the Company and Cook-Lehrkind Investments, leasing 9,800 square feet of warehouse space to Company. The lease was extended to

April 30, 2004, by letter agreement of the parties dated February 5, 2003.

Lease Agreement dated March 31, 2000 between Market Center Management Company Ltd and the Company for 670 square feet of space. The lease expires June 30, 2007. Landlord has notified the Company it desires to move the Company to Relocation Space (as defined in and pursuant to Section 2.5 of the Lease Agreement).

$3,000,000 Business Loan Agreement (Asset Based) with American Bank of Montana dated April 30, 2003.

Trademark License Agreement dated March 1, 2002 between Company and Ducks Unlimited, Inc., whereby Ducks Unlimited licenses certain trademarks to the Company.

3.6      TITLE TO ASSETS.

Company has granted a security interest in all Company assets, including without limitation all inventory, accounts, equipment, intangibles, machinery, and fixtures to American Bank of Montana in connection with the Business Loan Agreement (Asset Based) dated April 30, 2003.

3.7      FINANCIAL INFORMATION.

         The disclosures contained in Sections 3.8, 3.9 and 3.11 are incorporated herein.

3.8      EVENTS SUBSEQUENT TO MOST RECENT FISCAL YEAR END.

Since December 31, 2002 the following events have occurred, which could constitute or result in a material adverse change in the business, financial condition, operations, results of operations or future prospects of the Company:

     - The Company has granted a security interest in all Company assets, including without limitation all inventory, accounts, equipment, intangibles, machinery, and fixtures to American Bank of Montana in connection with the Business Loan Agreement (Asset Based) dated April 30, 2003.

     - Pursuant to the terms of the $3,000,000 Business Loan Agreement (Asset Based) with American Bank of Montana dated April 30, 2003, any change in the Company ownership by 25% or greater is deemed a default under the loan and all amounts will be immediately due and payable.

     - In addition to the Company's regular monthly allowance and reserve accounting entries, the Company intends to book an additional reserve on its May 31, 2003 balance sheet to cover possible bad debts and obsolete inventory which will not exceed $175,000.

     - The Company purchased additional computer equipment (a portion of which was budgeted), including without limitation a new server for its web site and two new laptops for development and sales.

     - FedEx removed software and required a switch which included an equipment purchase using funds budgeted for marketing, which may cost the Company approximately $2000.

     - The Company recently notified Addison Footwear, a division of Munro & Company., Inc. that it no longer expects to place any shoe production orders with Addison. The Company received its last product from Addison on May 16, 2003. Addison has submitted to the Company a list of raw materials totaling approximately $162,000 and has requested the Company's assistance in disposing of it. Other than purchase orders, the Company has no formal agreement with Addison or Munro, and it has no financial obligation to Addison in respect to the raw materials. However, it is possible that Addison may later argue that the Company should take financial responsibility for all or a portion of the raw materials. Addison is in possession of certain equipment (dies, shoe lasts, etc.) which the Company will request to be returned. The Company currently has payables outstanding to Addison of approximately $146,000 of which the Company intends to hold back a reserve of $18,000 until December 31, 2003 to offset returns for defective shoes.

     - The Company switched production from a domestic supplier to one located in Brazil. This switch could impact the number of customer product returns.

     - The Company received a notice from the Social Security Administration regarding the Company's 2001 returns where certain amounts were not consistent. The Company's payroll service sent the appropriate documents to report the matched numbers due to a late entry regarding moving expenses. See Section 3.11.

     - The Company's out of state worker's compensation carrier "Legion/Crawford Insurance" filed bankruptcy. This was underwritten under our State Fund Carrier. The Company has an existing claim by a former employee in Minnesota which has been settled with regard to wages, but remains active with regard to the issues of medical and medicine expenses.. To date this has been handled by the carriers.

     - The Company has agreed to increase payments by approximately 1% to the Herrington Catalog for co-op advertising and payment of increased insertion fees.

     - K Graphics has notified the Company that it will be increasing its fees by approximately double effective January 2003 due to extensive catalog work planned in 2003.

     - On March 1, 2003 the Company renewed its D&O policy (#_CD 1000205A) with the same carrier and has obtained a new Corporate Commercial Liability policy with a new carrier. There has been no gap in applicable insurance coverage due to this switch over in insurance and such switch has not caused an adverse impact on the Company's financial condition.

     - The Company has renewed its Blue Cross Blue Shield Policy with an increase in rates.

     -   The Company granted two employee stock options in 2003.

         1. Christine Clark 02/01/03 1,500 shares at $.40 vesting 25% annually

         2. John Brewer 02/01/03 10,000 shares at $.40 vesting 25% annually

- The Company has committed to spending a minimum of $9,600 to participate in the WSA shoe show in August 2003, however, 50% may be refunded if cancelled by June 15, 2003.

- Company has committed to building a new concept store in Nashville with customer David Parker Shoes, the cost of which to the Company will not exceed $45,000.

- Trademark License dated January 28, 1998 with W.L. Gore and Associates, Inc. whereby the Company is granted rights to use certain Gore-Tex trademarks has been terminated by W.L. Gore and Associates, Inc., effective on or about October 16, 2003. The loss of this license will not adversely affect the Company's financial condition, performance or prospects given current production plans.

- Other liabilities that have arisen since December 31, 2002 are reflected on the Financial Statements as of April 30, 2003.

- The Company has granted the following increases in compensation to the employees listed below. These increases reflect a cost of living increase and in some cases a market adjustment to such employees compensation.

     Employee                              Amount of Increase
Anthon, Jennifer A                              $2,500.00

Behrens, Shelly D                               $  800.00

Curtis, John                                    $   1,000

Ganzer, Dina                                    $  490.00

Hinton, Dustin E                                $  500.00

Kogel, Polly E                                  $  576.00

Malyurek, Pamela I                              $3,016.00

Nuss, Michelle L                                $1,000.08

Reedy, Christopher D                            $3,500.00

Winjum, Christine L                             $  630.00

         - The Company has made the following changes impacting sales commissions.

         Rich Doran:
         Jan. 1 - Rich Doran now responsible for Nordstrom store 760 and
                  762 (2%)
         Jan. 1 - added FL, GA, AL and MS

         Morris Reynolds:
         Jan. 1 - Nordstrom #760 taken away
         Jan. 1 - added VA and part of TN
         Jan. 1 - added David Parker at 4% (excludes closeouts)
         Jan. 1 - took away FL and GA with exception of 2 accounts in GA Jan. 1 - added 11 Dillards stores @ 2%

         Jenny Fredericks:
         Feb. 1 - NWBJ discount @ 3%
         May 16 - decreased commission rate on independents from 4% to 3% excluding 3 Schnee's and Canada

         Todd Ingbretsen:
         Jan. 1 - added 15 Dillards stores @ 2%
         Feb. 1 - NWBJ discount @ 3%
         Feb. 1 - added Dillards #924, 934 and 939
         Mar. 1 - added Dillards #322, 323, 330, 331 and 343

         Mitchell Crane:
         Feb. 1 - NWBJ discount @ 3%
         Mar. 1 - added Dillards #301, 302, 351, 365, 368 and 371 @ 2%
         Apr. 1 - added Dillards #367

         Bill Volk:
         Jan. 1 - took away VA

         Michael Stevens:
         Feb. 1 - NWBJ discount @ 3%
         May 16 - increase commission rate on Jenny's independents from 1% to 2% excluding 3 Schnee's and Canada
         May 16 - added Texas Nordstrom @ 2%

3.9      UNDISCLOSED LIABILITIES.

New liabilities incurred since December 31, 2002 in the normal course of business are reflected on the April 30, 2003 Financial Statements.

Letters of credit with American Bank of Montana opened but undrawn as of April 30, 2003.

Product that has been shipped by the manufacturer, financed by letters of credit and/or wire transfers, and has not been received or paid for by the Company are not reflected on the Financial Statements until received.

Pursuant to the Hide Sourcing Agreement, the Company ensures that Durham Ranches will receive certain minimum revenues with respect to buffalo hide inventories and provides for sales commissions.

The Company has discontinued manufacturing with Munro & Company, Inc. (Addison Footwear) in Arkansas and will need to come to a settlement with them regarding payments, returns, equipment, materials, etc. See disclosure in Section 3.8.

N.W. Buyers & Jobbers, Inc. Affiliation Agreement dated March 6, 2003, between the Company and N.W. Buyers & Jobbers, Inc., providing for payment by the Company of 3% of all net shipments made to NWBJ member stores. The agreement may be cancelled by either party with 30 days prior written notice.

The Company has approximately $2,800,000 in outstanding product purchase orders and continues to place additional purchase orders as needed in the ordinary course of business, which orders may exceed $20,000 per vendor.

Company employees have earned vacation leave since December 31, 2002 in accordance with the Company' vacation policy, which has not changed since December 31, 2002. The Company is in the process of confirming the amount of vacation leave owed to its employees in accordance with the foregoing and will set forth an additional accrual for such amount on its May 31, 2003 balance sheet.

Sales promotions for the month of June 2003 include (1) extending the retail store terms of payment from 30 days to 60 days, (2) offering free shipping to certain retail stores ordering in specified quantities, and (3) offering an additional $2,000 in performance based bonuses to the Company's sales representatives.

The Company's Board of Directors has authorized payment of a bonus to Nancy Alston Delekta in the amount of $15,000 payable as soon as reasonably practicable after the special shareholder meeting to approve the merger.

The Company is in the process of storing its log cabin show room in a new location, which will cost the Company an additional $75.00 per month.

Recently the Company has received indications that Dino Dardano is having difficulty fulfilling his obligations as service contractor for the Company's extended wear program. If Mr. Dardano becomes unable to fulfill his commitments, the Company may incur costs of finding a replacement for the extended wear program and/or discontinuing the program.

The disclosures contained in Section 3.8 are incorporated herein.

3.11     TAX MATTERS.

         (a)

         - H.S. Trask does not make any representations or warranties regarding (i) its basis in its assets; (ii) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax, or excess charitable contribution allocable to it; or (iii) any other tax attribute.

         -        H.S. Trask filed its 2002 Texas Sales and Use Tax Return ten
                  (10) days late. The return was due on January 20, 2003, but was not filed until January 30, 2003. The return showed a zero
                  (0) tax liability, and H.S. Trask paid a $50 late filing penalty. Certain prior period Texas Sales and Use Tax Returns were also filed late, but in each cash the returns showed a zero (0) tax liability.

         - H.S. Trask has not collected or paid state or local sales, deferred sales or use taxes on Internet retail sales by the Company.

         - H.S. Trask has made certain sales at wholesale for which it has not collected retail sales tax. H.S. Trask has not yet obtained sales tax exemption certificates from all of such wholesale customers.

         - H.S. Trask received a notice in March 2003 regarding a $2,500 discrepancy in the 2001 IRS and Social Security Administrative ("SSA") records. The appropriate corrected documents were sent to the SSA on April 23, 2003.

         (b)

         - H.S. Trask received a notice in March 2003 regarding a $2,500 discrepancy in the 2001 IRS and Social Security Administrative ("SSA") records. The appropriate corrected documents were sent to the SSA on April 23, 2003.

         (c) H.S. Trask filed the following federal, state, local and foreign income Tax Returns for taxable years ended on or after December 31, 1998:

                     YEAR ENDED        YEAR ENDED         YEAR ENDED         YEAR ENDED
                     12/31/2002        12/31/2001         12/31/2000         12/31/1999
FEDERAL                  Yes               Yes                Yes                Yes

ARIZONA                  Yes*              Yes                Yes                Yes

CALIFORNIA               Yes               Yes                Yes                Yes

COLORADO                 Yes               Yes                Yes                Yes

CONNECTICUT              No                No                 No                 Yes*

FLORIDA                  Yes               Yes                Yes                Yes

GEORGIA                  Yes               Yes                No                 No

ILLINOIS                 Yes               Yes                Yes                Yes

INDIANA                  No                No                 No                 Yes*

MARYLAND                 No                Yes*               Yes                Yes

MICHIGAN                 Yes               Yes                Yes                Yes

MINNESOTA                Yes*              Yes                Yes                No

MISSOURI                 Yes*              Yes                Yes                Yes

MONTANA                  Yes               Yes                Yes                Yes

NEW JERSEY               Yes*              Yes                No                 Yes**

NEW YORK                 Yes               Yes                Yes                Yes

OREGON                   Yes               Yes                Yes                No

PENNSYLVANIA             No                No                 No                 Yes*

TEXAS                    Yes               Yes                Yes                Yes

* Final return

** The 1999 New Jersey income Tax Return was marked as the "final return". The New Jersey taxing authority would not issue a tax clearance certificate until the Company filed a 2001 return and a 2002 return (based on estimated amounts).

None of the Tax Returns listed above have been audited or are currently the subject of audit.

3.12     REAL PROPERTY.

(b)

                    LEASE                             PARTY                    FROM       TO                   TERMS
(1)    Commercial Lease Agreement      Cook-Lehrkind Investments, a          05/01/99   04/30/04   $4,460.93 per month plus
       (Back Warehouse Lease 9,800     Montana Partnership doing business                          operating escalator. Company
       Square Feet)                    as Bridger Industrial Park                                  pays utilities.

(2)    Commercial Lease Agreement      Cook-Lehrkind Investments, a          03/27/96   04/30/04   $10,270.49 per month plus
       (Office and Warehouse Lease     Montana Partnership doing business                          operating escalator. Company
       18,220 Square Feet)             as Bridger Industrial Park                                  pays utilities.

(3)    Letter Agreement to Landlord    Cook-Lehrkind Investments, a                     04/30/04   $500 per month plus 1pair shoes
       (Additional small warehouse     Montana Partnership doing business                          and 1 belt. Company pays
       lease)                          as Bridger Industrial Park                                  utilities.

(4)    Lease Agreement (Showroom       Market Center Management              07/01/00   06/30/07   $1,035-$1,200 per month
       lease in market center)         Company LTD

(5)    Trailer Rental Agreement        Montana Ready Mix, Ltd.               01/26/01              $80.00 per month
       (trailer lease for warehouse)

(6)    Trailer Rental Agreement        Montana Ready Mix, Ltd.               04/03/01              $80.00 per month
       (trailer lease for warehouse)

3.13     INTELLECTUAL PROPERTY.

                  3.13(c) Trademarks

             CASE
        NUMBER/SUBCASE                 APPLICATION                  PUBLICATION          REGISTRATION       STATUS
          TRADEMARK                    COUNTRY NAME                 NUMBER/DATE          NUMBER/DATE      NUMBER/DATE
AFTER THE HATCH                        3736650003/                  75/457,417           2,304,796        Registered
                                       United States of America     26-Mar-1998          29-Dec-1998      28-Dec-1999

AFTER THE HUNT                         3736650004/                  75/457,258           2,300,813        Registered
                                       United States of America     26-Mar-1998          29-Dec-1998      14-Dec-1999

AMERICA'S ORIGINAL LEATHER, FO         3736650023/                  74/527,549           2,081,869        Registered
                                       United States of America     10-May-1994          22-Jul-1997      22-Jul-2007

BUFFALO BUTTER                         3736650018/                  75/816,867           Abandoned
                                       United States of America     06-Oct-1999

BUFFALO ROBE                           3736650024/                  74/691,796           2,037,849        Registered
                                       United States of America     21-Jun-1995          11-Feb-1997      11-Feb-2007

BUFFALO WAX                            3736650019/                  75/816,868           Abandoned
                                       United States of America     06-Oct-1999

COLTER CREEK                           3736650047/                  75/887,366           Abandoned
                                       United States of America     04-Jan-2000          05-Sep-2000

H. S. TRASK AND DESIGN                 3736650038/                  83077987             701217           Registered
                                       Taiwan                       31-Dec-1994          16-Dec-1995      15-Dec-2005

H. S. TRASK AND DESIGN                 3736650022/                  818300108            Suspended
                                       Brazil                       24-Jan-1995          18-Nov-1997

H. S. TRASK AND DESIGN                 3736650030/                  394 09 681.9         394 09 681       Registered
                                       Germany                      28-Dec-1994          17-Aug-1995      28-Dec-2004

H. S. TRASK AND DESIGN                 3736650032/                  95 00230             1969/1998        Registered
                                       Hong Kong                    09-Jan-1995          09-Jan-1995      09-Jan-2016

H. S. TRASK AND DESIGN                 3736650033/                  MI95C000217          734.581          Registered
                                       Italy                        12-Jan-1995          17-Nov-1997      12-Jan-2005

H. S. TRASK AND DESIGN                 3736650034/                  6-132625             4014515          Registered
                                       Japan                        28-Dec-1994          20-Jun-1997      20-Jun-2007

H. S. TRASK AND DESIGN                 3736650035/                  226,183              495,137          Registered
                                       Mexico                       03-Mar-1995          19-Jun-1995      03-Mar-2005

H. S. TRASK AND DESIGN                 3736650036/                  3991/95              T95/03991E       Registered
                                       Singapore                    05-May-1995          05-May-1995      05-May-2005

H. S. TRASK AND DESIGN                 3736650037/                  94-13253             306638           Registered
                                       Sweden                       28-Dec-1994          08-Dec-1995      08-Dec-2005

H. S. TRASK AND DESIGN                 3736650031/                  2006161              2006161          Registered
                                       United Kingdom               30-Dec-1994          30-Dec-1994      30-Dec-2004

H. S. TRASK AND DESIGN                 3736650040/                  74/511,479           2,124,609        Registered
                                       United States of America     12-Apr-1994          30-Dec-1997      30-Dec-2007

H. S. TRASK AND DESIGN                 3736650039/                  979636               418              Published
                                       Venezuela                    14-May-1997          27-Jan-1998

H.S. TRASK AND DESIGN                  3736650046/                  649,575              649,575          Registered
                                       Australia                    29-Dec-1994          29-Dec-1994      29-Dec-2004

H.S. TRASK AND DESIGN                  3736650025/                  608/95               159.733          Registered
                                       Austria                      02-Mar-1995          08-Sep-1995      30-Sep-2005

H.S. TRASK AND DESIGN                  3736650026/                  839,612              566612           Registered
                                       Benelux                      23-Dec-1994          23-Dec-1994      23-Dec-2004

H.S. TRASK AND DESIGN                  3736650020/                  772,109              517,003          Registered
                                       Canada                       30-Dec-1994          10-Jun-1998      24-Sep-1999

H.S. TRASK AND DESIGN                  3736650027/                  298.827              455.585          Registered
                                       Chile                        06-Feb-1995          11-Jan-1996      11-Jan-2006

H.S. TRASK AND DESIGN                  3736650028/                  95009305             909199           Registered
                                       China                        23-Jan-1995          07-Dec-1996      06-Dec-2006

H.S. TRASK AND DESIGN                  3736650007/                  VA01.5311998         VR01.8301998     Registered
                                       Denmark                      30-Mar-1998          13-May-1998      17-Apr-1998

H.S. TRASK AND DESIGN                  3736650008/                  116035               116035           Registered
                                       Egypt                        04-Jul-1998          15-Jul-2002      04-Jul-2008

H.S. TRASK AND DESIGN                  3736650009/                  T199801179           213216           Registered
                                       Finland                      31-Mar-1998          15-Mar-1999      15-Mar-2009

H.S. TRASK AND DESIGN                  3736650029/                  94551 075            94551 075        Registered
                                       France                       27-Dec-1994          27-Dec-1994      26-Dec-2004

H.S. TRASK AND DESIGN                  3736650010/                  98/1133              208032           Registered
                                       Ireland                      27-Mar-1998          24-Mar-1999      27-Mar-1998

H.S. TRASK AND DESIGN                  3736650011/                  118776               118776           Registered
                                       Israel                       29-Mar-1998          31-Jan-1999      06-May-1999

H.S. TRASK AND DESIGN                  3736650015/                  98-9776              441827           Registered
                                       Korea, Republic of           21-Apr-1998          04-Nov-1998      18-Feb-1999

H.S. TRASK AND DESIGN                  3736650012/                  290497               290497           Registered
                                       New Zealand                  31-Mar-1998          26-Jun-1998      22-Oct-1998

H.S. TRASK AND DESIGN                  3736650013/                  T9802846             192,157          Registered
                                       Norway                       30-Mar-1998          21-Sep-1998      14-Aug-1998

H.S. TRASK AND DESIGN                  3736650014/                  98/05385             Registered
                                       South Africa                 31-Mar-1998          24-Dec-2001      04-Apr-2002

H.S. TRASK AND DESIGN                  3736650016/                  2155165              2155165          Registered
                                       Spain                        07-Apr-1998          01-Jun-1998      20-May-1999

H.S. TRASK AND DESIGN                  3736650017/                  02604/1998           457 077          Registered
                                       Switzerland                  30-Mar-1998          13-Jan-1999      30-Mar-1998

H.S. TRASK AUTHENTIC....               3736650006/                  2.146.554            1.756.005        Registered
                                       Argentina                    23-Apr-1998          06-Oct-1999      06-Oct-2009

H.S. TRASK BOZEMAN MONTANA             3736650049/                  2000C010867          Pending
                                       Italy                        04-Oct-2000

H.S. TRASK BOZEMAN MONTANA             3736650048/                  76/138,665           2,496,187        Registered
                                       United States of America     02-Oct-2000          17-Jul-2001      09-Oct-2001

HABITAT FOR YOUR FEET                  3736650050/                  76/409,902           Published
                                       United States of America     20-May-2002          26-Nov-2002

MISCELLANEOUS DESIGN (CHISOLM)         3736650000/                  75/411,611           Abandoned
                                       United States of America     29-Dec-1997

MISCELLANEOUS DESIGN (SADDLE )         3736650002/                  75/411,635           Abandoned
                                       United States of America     29-Dec-1997

MISCELLANEOUS DESIGN (SIOUX)           3736650001/                  75/411,246           Abandoned
                                       United States of America     29-Dec-1997

MONTANA TRADER                         3736650021/                  74/628,863           Abandoned
                                       United States of America     02-Feb-1995

OLD MONTANA                            3736650041/                  74/676,780           Abandoned
                                       United States of America     19-May-1995

OLD SHOE COMFORT...RIGHT FROM          3736650042/                  75/209,885           2,182,890        Registered
                                       United States of America     09-Dec-1996          18-Aug-1998      18-Aug-2008

PRAIRIE BOOT                           3736650043/                  74/529,795           Abandoned
                                       United States of America     26-May-1994

PRAIRIE MOC                            3736650005/                  75/464,658           2,315,525        Registered
                                       United States of America     08-Apr-1998          16-Nov-1999      08-Feb-2000

RAISIN                                 3736650044/                  75/365,793           Abandoned
                                       United States of America     30-Sep-1997

TRASK                                  3736650045/                  74/511,477           1,946,133        Registered
                                       United States of America     12-Apr-1994          02-Jan-1996      02-Jan-2006

Company's Internet domain name: www.hstrask.com

         (d) Trademark License Agreement dated March 1, 2002 between Company and Ducks Unlimited, Inc., whereby Ducks Unlimited licenses certain trademarks to the Company.

         Trademark License dated January 28, 1998 with W.L. Gore and Associates, Inc. whereby Company is granted rights to use certain Gore-Tex trademarks.

3.14     TANGIBLE ASSETS.

The Munro & Company, Inc. currently possesses some equipment owned by the Company which will need to be returned to the Company's possession after termination of Munro's business relationship with the Company.

3.15     INVENTORY.

         (a) The Company, in the ordinary course of its business, sells excess merchandise on a close-out basis at a discount to liquidate older inventory. It is likely that some inventory listed on the Company's April 30, 2003 balance sheet will be sold at a discount in the ordinary course of business

         (b)

                  (i)      Purchasing Agents

                  (ii) Note: The Company does not buy directly from the agents but pays the agents a fee that exceeds the $50,000 threshold.

Portugal: Joao Carvalho, Reprsentacoes, Lda. (not currently using)
Italy: S.E.CE S.r.l.
Brazil: Gateway Com. Imp. Exp. Ltda
China: Goodsoles/Gundry Sales & Marketing

                  (III)    THIRD PARTY MANUFACTURERS

         Active - Samello
         Not Active - Artecola

Italy:
         Active - LGM--formerly Morini
         Not Active - Mastromarco; Nuovo Nicar; Marros

China:
         Active - Wan Chang
China (Ducks):
         Active - Kimo
         Not Active - New Star Enterprises; Fulgent Sun
Dominican Republic:
         Not Active - Bojos Manufacturing
Portugal:
         Not Active - Campeao
Third Party Manufacturer - Belts
USA:

         Active - Highland Belts
         Not Active - Leegin Belts

Third Party Manufacturer - Leather Goods
USA:

         Active - Appalachian Stitching Co.
         Not Active - Waterbury Leather Works

Third Party Manufacturer - POP

USA:

         Active - Big Sky Carvers
         Active - Hutchinson Company
         Active - Meissenburg Design
         Active - American Traders
         Active - Spectragraphics
         Active - Creative Edge Specialty
         Active - Montana Container Corp
         Active -- Skidmores
         Active - Summit Resources
         Active - Ramirez & Cutter
         Not Active - Bell Manufacturing
         Not Active - Woodlore
         Not Active - American Needle
         Not Active - XPEDEX
         Not Active - Sam Tai Metalware

(c)

                  (IV)     RAW MATERIAL SUPPLIERS

Note: the Company does not buy directly from these suppliers, the factories buy direct.

Hundreds of suppliers from laces to outsoles
Bison Leather - Gutmann Tannery - Chicago
Bison Leather - Horween Tannery - Chicago

                                                                               @06/05/03
                                                        2001          2002        2003
            VENDOR NAME                  COUNTRY      PAYMENTS      PAYMENTS    PAYMENTS  TOTAL PAYMENTS
            -----------                  -------      --------      --------    --------  --------------
Calcados Samello                       Brazil        $1,206,557    $1,228,222   $730,208    $3,164,986
Artecola                               Brazil        $  160,446    $  347,290   $ 99,825    $  607,561
LGM Shoes (formerly Morini)            Italy         $        0    $  102,806   $182,233    $  285,038
Calzaturificio Morini                  Italy         $    1,647    $  290,323   $    235    $  292,204
Calzaturieri Mastromarco               Italy         $  902,094    $  103,444   $      0    $1,005,537
Nuovo Nicar                            Italy         $  140,578    $        0   $      0    $  140,578
Industria Calzaturiera Marros          Italy         $  144,360    $        0   $      0    $  144,360
Wan Chang Enterprises                  China         $  246,786    $  330,648   $ 22,506    $  599,941
Good Soles (Ducks Unlimited)           China         $        0    $  165,185   $209,286    $  374,471
Bojos Manufacturing, LTD               Dominican
                                       Republic      $        0    $   81,180   $      0    $   81,180
Campeao Portugues, LDA                 Portugal      $  162,801    $        0   $      0    $  162,801
Addison Shoe Co.                       USA           $1,395,793    $1,469,786   $333,413    $3,198,993
Ansewn Shoe Co.                        USA           $  276,721    $   22,708   $      0    $  299,429

Leegin Leather Products                USA           $   64,782    $   19,619   $      0    $   84,401
Highland Belts & Fine Leathergoods     USA           $        0    $   76,427   $ 65,079    $  141,506
Appalachian Stitching Co.              USA           $        0    $    7,930   $ 16,328       $24,258

            VENDOR NAME                  STATUS                  DESCRIPTION
            -----------                  ------                  -----------
Calcados Samello                         Active       3rd party manufacturer of shoes
Artecola                               Not Active     3rd party manufacturer of shoes
LGM Shoes (formerly Morini)              Active       3rd party manufacturer of shoes
Calzaturificio Morini                  Not Active     3rd party manufacturer of shoes
Calzaturieri Mastromarco               Not Active     3rd party manufacturer of shoes
Nuovo Nicar                            Not Active     3rd party manufacturer of shoes
Industria Calzaturiera Marros          Not Active     3rd party manufacturer of shoes
Wan Chang Enterprises                    Active       3rd party manufacturer of shoes
Good Soles (Ducks Unlimited)             Active       3rd party manufacturer of shoes
Bojos Manufacturing, LTD               Not Active     3rd party manufacturer of shoes
Campeao Portugues, LDA                 Not Active     3rd party manufacturer of shoes
Addison Shoe Co.                       Not Active     3rd party manufacturer of shoes
Ansewn Shoe Co.                        Not Active     3rd party manufactuer of shoes &
                                                      belts
Leegin Leather Products                Not Active     3rd party manufacturer of belts
Highland Belts & Fine Leathergoods       Active       3rd party manufacturer of belts
Appalachian Stitching Co.                Active       3rd party manufacturer of
                                                      leathergoods

Waterbury Leatherworks Co.             USA           $        0    $    4,752   $  3,205    $    7,958
Big Sky Carvers                        USA           $   26,096    $   22,435   $  4,050    $   52,581
Hutchinson Co.                         USA           $    6,282    $    3,838   $      0    $   10,120
Meissenburg Design                     USA           $    2,718    $      990   $     77    $    3,785
American Traders                       USA           $        0    $    1,232   $      0    $    1,232
Creative Edge Specialty                USA           $      398    $        0   $      0    $      398
Skidmore's Beeswax                     USA           $   38,400    $   54,576   $ 26,679    $  119,655
Summit Resources                       USA           $   17,233    $   17,882   $      0    $   35,114
Ramirez & Cutter                       Philippines   $        0    $    9,418   $  1,200    $   10,618
Woodlore                               USA           $    3,256    $        0   $      0    $    3,256
American Needle & Novelty Co.          USA           $      849    $        0   $      0    $      849
Sam Tai Metalware Factory              Hong Kong     $        0    $    4,629   $      0    $    4,629
Montana Container Corp                 USA           $   15,590    $   15,574   $  6,195    $   37,360
Xpedx                                  USA           $      903    $      153   $    747    $    1,802
Spectragraphics                        USA           $    1,476    $      865   $      0    $    2,341

Bell Manufacturing Co.                 USA           $    3,517    $        0   $      0    $    3,517

                                                      3rd party manufacturer of
Waterbury Leatherworks Co.             Not Active     leathergoods
Big Sky Carvers                          Active       3rd party manufacturer of POP
Hutchinson Co.                           Active       3rd party manufacturer of POP
Meissenburg Design                       Active       3rd party manufacturer of POP
American Traders                         Active       3rd party manufacturer of POP
Creative Edge Specialty                  Active       3rd party manufacturer of POP
Skidmore's Beeswax                       Active       3rd party manufacturer of POP
Summit Resources                         Active       3rd party manufacturer of POP
Ramirez & Cutter                         Active       3rd party manufacturer of POP
Woodlore                               Not Active     3rd party manufacturer of POP
American Needle & Novelty Co.          Not Active     3rd party manufacturer of POP
Sam Tai Metalware Factory              Not Active     3rd party manufacturer of POP
Montana Container Corp                   Active       3rd party manufacturer of boxes
Xpedx                                  Not Active     3rd party manufacturer of boxes
Spectragraphics                          Active       3rd party manufacturer of labels
                                                      3rd party manufacturer of silk sock
Bell Manufacturing Co.                 Not Active     labels for shoes

(d)

At signing Company will provide a list of pending purchase orders placed by it with factories as of April 30, 2003.

On May 16, 2003, the Company received its last product from and ceased using facilities owned and operated by the Munro & Company, Inc.

The Hide Sourcing Agreement allocates rights and responsibilities between the Company and Durham Ranches with respect to bison hide inventories.

3.16     CUSTOMERS; ACCOUNTS PAYABLE.

[Schedules to be attached prior to signing as of April 30, 2003.]

3.17     CONTRACTS.

(b)

    - 2002 Bison Hide Agreement dated September 20, 2002 among Company, Durham Ranches, Inc. and Bud Flocchini.

    - $3,000,000 Business Loan Agreement (Asset Based) with American Bank of Montana dated April 30, 2003. (Pursuant to the terms of the $3,000,000 Business Loan Agreement (Asset Based) with American Bank of Montana dated April 30, 2003, any change in the Company ownership by 25% or greater is deemed a default under the loan and all amounts will be immediately due and payable.)

    - Letter Agreement dated March 3, 2003, for the construction of a Company concept shop at a David Parker Shoes location in Nashville, TN.

    -    Trademark License Agreement dated March 1, 2002 with Ducks Unlimited.

    - Letter Agreement dated January 7, 2003 with Herrington Catalog and later amended by email correspondence on May 1, 2003.

(d)

$3,000,000 Business Loan Agreement (Asset Based) with American Bank of Montana dated April 30, 2003.
Indemnity and Guaranty Fee Agreements dated April 30, 2003 (with Harrison Trask, David House, Armondo Flocchini and James Mead relating to Business Loan Agreement)

(f)
Indemnity and Guaranty Fee Agreements dated April 30, 2003 (with Harrison Trask, David House, Armondo Flocchini and James Mead relating to Business Loan Agreement)

(g)
Company's Stock Option Plan

(k)
$3,000,000 Business Loan Agreement (Asset Based) with American Bank of Montana dated April 30, 2003.
Indemnity and Guaranty Fee Agreements dated April 30, 2003 ( with Harrison Trask, David House, Armondo Flocchini and James Mead relating to Business Loan Agreement) All other agreements of the Company referenced in this Disclosure Schedule are herein incorporated by reference.

(i)
Employment Letter to Jason Jones dated October 22, 2001.

Employment Letter to Brenda Morris dated April 15, 2003.

Employment Letter to Shauna Anderson dated May 16, 2003.

Oral agreement of employment with Nancy Delekta, which provides that Mrs. Delekta will work in the H.S. Trask office Tuesday through Thursday and from home on an as-needed basis. Mrs. Delekta will be reimbursed for expenses including but not limited to mileage to and from Cameron, MT, lodging, and dinner meals while in Bozeman and expenses incurred if working from her home in Cameron (e.g. phone, fax, copies).

Oral agreement with K. Graphics, which provides for a monthly retainer of $3,140 plus reimbursement of expenses to perform graphic design work for H.S. Trask.

..

Oral Independent Contractor Agreement with Roland Salas which provides:

    - Company will engage Salas as independent contractor to assist H.S. Trask in shoe sales in the California, Hawaii and Nevada.

    - Salas will receive a commission of 8% of shipped sales net of returns, markdowns, discounts, allowances and adjustments for collections over 90 days.

    - Salas will pay own expenses except travel to home office for company sales meetings.

    -    Payments on a monthly basis.

         Salas contact information:
         360 S. Pastoria
         Sunnyvale, CA 94086
         (408) 773-1850 PH
         (408) 773-2720 FAX
         E-Mail: salasrl@aol.com

Independent Contractor Agreement with William M. Volk, III dated August 15,
2001.

Independent Contractor Agreement with Harmon Morris Reynolds dated October 29, 2001.

(l)

    - 2002 Bison Hide Agreement dated September 20, 2002 among Company, Durham Ranches, Inc. and Bud Flocchini.

    - $3,000,000 Business Loan Agreement (Asset Based) with American Bank of Montana dated April 30, 2003. (Pursuant to the terms of the $3,000,000 Business Loan Agreement (Asset Based) with American Bank of Montana dated April 30, 2003, any change in the Company ownership by 25% or greater is deemed a default under the loan and all amounts will be immediately due and payable.)

    - Letter Agreement dated March 3, 2003, for the construction of a Company concept shop at a David Parker Shoes location in Nashville, TN.

    -    Trademark License Agreement dated March 1, 2002 with Ducks Unlimited.

    - Letter Agreement dated January 7, 2003 with Herrington Catalog and later amended by email correspondence on May 1, 2003.

3.18     NOTES AND ACCOUNTS RECEIVABLE.

Accounts receivable aging schedule as of 12/31/02 and 03/31/03 is attached hereto. The disclosures in Section 3.8 relating to bad debt and obsolete inventory are incorporated herein.

3.19     BANK ACCOUNTS; POWERS OF ATTORNEY.

Powers of attorney for customs purposes:
Emery Distribution Systems, Inc. D.B.A. Emery Customs Brokers
I.C.S. Customs Service, Inc.
L.E. Coppersmith, Inc.
Lynden International
Miami International Forwarders
Radix Group International, Inc. dba Danzas AEI Customs Brokerage Services Samuel Shapiro & Company, Inc.
Samuel Shapiro & Company, Inc. and Norman G. Jensen Inc

Paychex is our power of attorney for payroll tax related filings while we are using their services. Prior to Paychex we filed our own payroll taxes.

         Paychex, Inc.
         Suite 260
         6955 S. Union Park Center
         Midvale, UT 84047-4190

American Bank of Montana
1632 West Main Street
P.O. Box 1970
Bozeman, MT  59771-1970
Atn: Craig Hveem
Account # 28013301 (Note: this is checking and payroll - the accounts are swept together with deposits and borrowing nightly)
Business Loan Agreement Account #8659 ($3,000,000)

The current officers with signing authority on the checking account are Harrison Trask and Nancy Delekta

3.20     INSURANCE.

Name, address, and telephone number of insurance agent

Rich Deming CIC
First West Insurance
1905 Stadium Drive
Bozeman, MT 59715
PH: 406-587-5111
FX: 406-586-2757

Names of insurer, policyholder, and each covered insured

-------------------------------------------------------------------------------------------------------------------------
          CONTRACT NAME                            COMPANY                           ADDRESS                        TO
-------------------------------------------------------------------------------------------------------------------------
Commercial and General                                                   First West Insurance 1905 Stadium
Liability Coverage                         St. Paul Fire & Marine        Drive Bozeman, MT  59715               04/01/2004
-------------------------------------------------------------------------------------------------------------------------
                                                                         First West Insurance 1905 Stadium
Marine Cargo                               St. Paul Fire & Marine        Drive Bozeman, MT  59715              07/01/2003
-------------------------------------------------------------------------------------------------------------------------
Corporate Directors
and Officers and
Employment Practices
Liability Policy (D&O
$3million, EE Practices                    United States Liability
$1million)                                 Insurance Company             Wayne, PA                             03/01/2004
-------------------------------------------------------------------------------------------------------------------------
Policy 03-185048-0                         Montana State Fund            5 South Last Chance Gulch, P.O.       04/04/2004
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
Worker's Comp Policy for State and out
of state                                                                 Box 4759 Helena, MT 9604-4759
-------------------------------------------------------------------------------------------------------------------------
Policy 011939583
Disability policy on                       Life Investors Ins Co.        4333 Edgewood Road NE
Harrison Trask                             of America                    Cedar Rapids, IA  52499               07/31/2003
-------------------------------------------------------------------------------------------------------------------------
Policy 011962288
Life insurance policy on                   Life Investors Ins Co.        4333 Edgewood Road NE
Harrison Trask                             of America                    Cedar Rapids, IA  52499               06/30/2003
-------------------------------------------------------------------------------------------------------------------------
Worker's Compensation
and Employer's Liability                   Argonaut Insurance Co.
Policy                                     United States Insurance       P.O. Box 8704
WC-47-657-821362                           Service Inc.                  Baltimore, MD 21240                     04/04/04
-------------------------------------------------------------------------------------------------------------------------
                                           The Guardian Insurance        1560 Valley Certer Parkway
Contract Number:                           & Annuity Company,            Suite 100
604574                                     Inc.                          Bethlehem, PA 18017-2289
-------------------------------------------------------------------------------------------------------------------------
                                           Professional Benefit          1193 Royvonne S.E., Ste.
401K Administration                        Services, Inc.                Salem, OR 97302                        2/31/2003
-------------------------------------------------------------------------------------------------------------------------
Group Contract H.S.                        Blue Cross Blue Shield        404 Fuller Avenue
Trask & Co.                                of Montana                    Helena, MT 59604                       2/28/2004
-------------------------------------------------------------------------------------------------------------------------
                                           Associated Employers          2910 Third Avenue North
Membership                                 of Montana                    Billings, MT 59103-1301                2/31/2003
-------------------------------------------------------------------------------------------------------------------------
                                                                         P.O. Box 5474
                                                                         Missoula, MT  59806
                                           Benefit Innovations,
                                           Inc.
POP and Flex Plan                                                                                              12/31/2003
Administration
-------------------------------------------------------------------------------------------------------------------------

3.22     PRODUCT WARRANTY.

Company guarantees the quality of its products and regularly repairs or replaces its products upon customer request or request of Company's account services representatives after review for reasonableness. Company has a 30 day return policy for its direct customer sales.

Company maintains a reserve on its balance sheet for product returns and defective products, which offsets sales and accounts receivable. The Company does not maintain an additional reserve for product warranty because it is covered in the returns reserve.

3.24     EMPLOYEES.
(a)
Employees:
Anderson, Shauna
Anthon, Jennifer A
Behrens, Shelly D
Brewer, John
Clark, Ciana
Crane, Mitchell A
Curtis, John
Delekta, Nancy A
Doran, Richard C
Fredericks, Jennifer
Ganzer, Dina
Hinton, Dustin E
Ingbretsen, Todd M
Jones, Jason C
Kogel, Polly E
Malyurek, Pamela I
Morris, Brenda A
Nuss, Michelle L
Reedy, Christopher D
Ruffatto, Alysha J
Stevens, Michael B
Trask, Harrison S
Winjum, Christine L

Officers and Directors:
The officers and directors listed in Section 3.1 are incorporated herein.

Pursuant to the Jason Jones employment letter dated October 22, 2001, a new Company owner not employing Jason Jones for a period of one year after a sale of the company is obligated to pay Mr. Jones severance in the amount of $120,000. Mr. Jones is also entitled to a $100,000 bonus payment upon a merger or acquisition of the Company if he remains employed by the Company. The Company has one former employee receiving worker's compensation payments.

(b)
The Company pays all employees on an exempt salary basis. It is possible that some Company employees may not qualify as exempt employees. The Company does not have any employees that are questionable as to status working overtime and believes such possible discrepancy is not material.

3.25     EMPLOYEE BENEFITS.

(a)
Employee Benefit Plan and Benefit Arrangements
         401(k) without a match
         Flex Plan
         Premium Only Plan
         Medical and Dental Insurance with life included
         Vacation, Holiday, and Sick Leave

3.26     GUARANTIES.

$3,000,000 Business Loan Agreement (Asset Based) with American Bank of Montana dated April 30, 2003.

Under the Hide Sourcing Agreement, the Company ensures that Durham Ranches will receive certain minimum revenues with respect to certain hide inventories.

The disclosures in Section 3.9 are incorporated herein.

                          EXHIBIT A TO MERGER AGREEMENT

                          STOCKHOLDER SUPPORT AGREEMENT

         This STOCKHOLDER SUPPORT AGREEMENT, dated as of 16, 2003 (this "AGREEMENT"), by and among HARRISON S. TRASK, EMILY TRASK, AND TAD SWANSON, (each a "STOCKHOLDER" and together, the "STOCKHOLDERS"), PHOENIX FOOTWEAR GROUP, INC., a Delaware corporation ("PHOENIX FOOTWEAR") and PHOENIX ACQUISITION, INC., a Montana corporation and a wholly-owned subsidiary of Phoenix Footwear ("PFG ACQUISITION").

                                R E C I T A L S :

         WHEREAS, Phoenix Footwear, PFG Acquisition and H.S. Trask & Co., a Montana corporation ("H.S. TRASK") proposed to enter into an Agreement and Plan of Merger, dated as of July 16, 2003 (as the same maybe amended or supplemented from time to time, the "MERGER AGREEMENT"), which provides, among other things, that PFG Acquisition will make a cash tender offer (the "OFFER") for all of the outstanding shares of each series of H.S. Trask preferred stock (which includes Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock) (collectively, the "PREFERRED SHARES") and, after expiration of the Offer, (a) PFG Acquisition will take such actions as may be necessary to convert all Preferred Shares not purchased in the Offer into H.S. Trask common stock and (b) H.S. Trask will merge with an into PFG Acquisition (the "MERGER"), all upon the terms and subject to the conditions in the Merger Agreement (with all capitalized terms used but not defined herein having the meanings set forth in the Merger Agreement);

         WHEREAS, each Stockholder owns the number of shares of common stock, par value $.01 per share, of H.S. Trask and warrants to purchase shares of H.S. Trask common stock as is set forth and further described on EXHIBIT A attached hereto (such common shares and warrants, together with any other shares of capital stock of H.S. Trask acquired (whether beneficially or of record) by the Stockholders after the date hereof and prior to the earlier of the Effective Time and the termination of all of the Stockholders' obligations under this Agreement, including any shares acquired by means of purchase, dividend or distribution, or issued upon the exercise of any warrants or options, and the conversion of any convertible securities or otherwise being collectively referred to herein as the "SUBJECT SHARES"); and

         WHEREAS, as a condition to the willingness of Phoenix Footwear and PFG Acquisition to enter into the Merger Agreement and make the Offer, Phoenix Footwear has required that the Stockholders agree and, in order to induce Phoenix Footwear and PFG Acquisition to enter into the Merger Agreement and make the Offer, the Stockholders have agreed, to enter into this Agreement.

         NOW, THEREFORE, to induce Phoenix Footwear and PFG Acquisition to enter into, and in consideration of their entering into, the Merger Agreement, and in consideration of the premises and the representations, warranties and agreements contained herein the parties agree as follows:

         1. COVENANTS OF STOCKHOLDERS. Until the termination of the Stockholders' obligations in accordance with Section 5, Stockholders agrees as follows:

                  (a) At the H.S. Trask Special Stockholders Meeting (or at any adjournment thereof) or in any other circumstances upon which a vote, consent or other approval with respect to the Merger or the Merger Agreement is sought, the Stockholders shall vote (or cause to be voted) the Subject Shares in favor of the Merger, the adoption of the Merger Agreement and the approval of the terms thereof and each of the other transactions contemplated by the Merger Agreement, including the approval the Articles Amendment (as defined in the Merger Agreement).

                  (b) At any meeting of stockholders of H.S. Trask (or at any adjournment thereof) or in any other circumstances upon which the Stockholderss vote, consent or other approval is sought, the Stockholders shall vote (or cause to be voted) the Subject Shares against (i) any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by H.S. Trask or any subsidiary thereof or any other Competing Acquisition Proposal or (ii) any amendment of H.S. Trask's Articles of Incorporation or its By-Laws or other proposal or transaction involving H.S. Trask or any of its subsidiaries, which amendment or other proposal or transaction would in any manner impede, frustrate, prevent or nullify the Offer, the Merger, the Merger Agreement or any of the other transactions contemplated by the Merger Agreement or change in any manner the voting rights of any class of capital stock of H.S. Trask. The Stockholders further agree not to commit or agree to take any action inconsistent with the foregoing.

                  (c) The Stockholders shall not, nor shall the Stockholders permit any affiliate, employee or other representative of the Stockholders to, (i) directly or indirectly solicit, initiate or knowingly encourage the submission of, any Competing Acquisition Proposal or (ii) directly or indirectly participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any Competing Acquisition Proposal.

                  (d) The Stockholders shall cooperate with Phoenix Footwear to support and to consummate and make effective, in the most expeditious manner practicable, the Offer, the Merger and the other transactions contemplated by the Merger Agreement.

                  (e) The Stockholders hereby agree not to (i) sell, transfer, pledge, assign or otherwise dispose of (including by gift) (collectively, "TRANSFER"), or enter into any contract, option or other arrangement (including any profit-sharing arrangement) with respect to the Transfer of their Subject Shares to any person or (ii) enter into any voting arrangement, whether by proxy, voting agreement or otherwise, in relation to their Subject Shares, and agree not to commit or agree to take any of the foregoing actions.

                  (f) The Stockholders hereby irrevocably grant to, and appoint James Riedman, Greg Tunney and Kenneth Wolf, each in their capacities as officers of Phoenix Footwear, and each of them, the Stockholders' proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of each of the Stockholders, to vote, or cause to be voted, the Subject Shares, or grant a consent or approval in respect of such Subject Shares, at every annual, special or other meeting of the stockholders of H.S. Trask, and at any adjournment or adjournments thereof, or pursuant to any consent in lieu of a meeting or otherwise, in the manner specified in Section 1(a) and 1(b) hereof; provided, that the foregoing grant of a proxy shall terminate immediately upon the termination of this Agreement in accordance with its terms, including with respect to matters as to which a record date has theretofore passed. This grant of proxy is coupled with an interest. This appointment of proxy shall survive the death or incapacity of the Stockholder.

         2. REPRESENTATIONS AND WARRANTIES. The Stockholders each represent and warrant to Phoenix Footwear as follows:

                  (a) The Stockholder is the record and beneficial owner of, and has good title to, his/her Subject Shares. The Stockholder does not own, of record or beneficially, any shares of capital stock of H.S. Trask other than his/her Subject Shares. The Stockholder has the sole right to vote, the sole power of disposition, the sole power to demand appraisal rights and the sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of his/her Subject Shares, with no limitations, qualifications or restrictions on such rights, subject to applicable federal securities laws and the terms of this Agreement.

                  (b) This Agreement has been duly executed and delivered by the Stockholder. Assuming the due authorization, execution and delivery of this Agreement by Phoenix Footwear, this Agreement constitutes the valid and binding agreement of the Stockholder enforceable against the Stockholder in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application which may affect the enforcement of creditors' rights generally and by general equitable principles. The execution and delivery of this Agreement by the Stockholder does not and will not conflict with any agreement, order or other instrument binding upon the Stockholder, nor require the Stockholder to make or obtain any regulatory filing or approval.

         3.       OPTION.

                  (a) Each Stockholder hereby grants to Phoenix Footwear an irrevocable option (the "OPTION") to purchase his/her Subject Shares, upon the terms and subject to the conditions set forth herein (the "OPTIONED SHARES"). The Option may be exercised by Phoenix Footwear in whole or from time to time in part, at any time following the occurrence of the Trigger Event (defined below) and prior to the termination of this Agreement in accordance with Section 5. In the event Phoenix Footwear wishes to exercise the Option, Phoenix Footwear shall send a written notice to the Stockholder (the "OPTION EXERCISE NOTICE") specifying the total number of Optioned Shares it wishes to purchase and a date (not later than five (5) business days and not earlier than one (1) business day from the date such notice is given for the closing of such purchase (the "CLOSING DATE"). Phoenix Footwear may revoke an exercise of the Option at any time prior to the Closing Date by written notice to the Stockholder. In the event of any change in the number of issued and outstanding shares of Subject Shares by reason of any stock dividend, stock split, split-up, recapitalization, merger or other change in the corporate or capital structure of H.S. Trask, the number of Optioned Shares subject to the Option and the Exercise Price (defined below) per Optioned Shares shall be appropriately adjusted.

                  (b) Phoenix Footwear's right to exercise the Option is subject only to the Offer having been consummated and the Merger not having been consummated within three (3) business days thereafter (the "TRIGGER EVENT").

                  (c) On the Closing Date, each Stockholder with respect to who the Option has been exercised will deliver to Phoenix Footwear a certificate or certificates for any shares that are certificated representing the Optioned Shares in the denominations designated by PFG Acquisition in its Option Exercise Notice, free and clear of all security interest, liens or encumbrances of any kind together with executed stock powers and Phoenix Footwear will purchase such Optioned Shares from the Stockholder in exchange for the consideration that the Stockholder would have received under the Merger Agreement had the Merger closed on the Closing Date hereunder (the "EXERCISE PRICE").

                  (d) Any closing hereunder shall take place on the Closing Date specified by Phoenix Footwear in its Option Exercise Notice pursuant to
Section 3(a) at 10:00 a.m., local time on such date, at the principal executive office of H.S. Trask, or at such other time and place as the parties hereto may agree.

         4. NO SOLICITATION OF ACQUISITION PROPOSALS. The Stockholders shall not, and shall not authorize, permit or cause any of their respective, agents, representatives and advisors (including any investment banker, attorney or accountant retained by H.S. Trask or the Stockholder) to, directly or indirectly, (a) encourage (including by way of furnishing non-public information), solicit, initiate or facilitate any Competing Acquisition Proposal, or (b) participate in any way in discussions or negotiations with, or furnish any information to, any person in connection with, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or could reasonably be expected to lead to, any Competing Acquisition Proposal, or otherwise cooperate in any way with, or participate in or assist, facilitate or encourage any effort or attempt by any other person to do or seek any of the foregoing. The Stockholders shall promptly communicate to Phoenix Footwear, to the same extent as is required by H.S. Trask pursuant to, and subject to the same conditions contained in, the Merger Agreement, the terms, and other information concerning, any proposal, discussion, negotiation or inquiry and the identity of the party making such proposal or inquiry which the Stockholder may receive in respect of any such Competing Acquisition Proposal.

         5. TERMINATION. The obligations of the Stockholders hereunder shall terminate upon the earlier of the termination of the Merger Agreement pursuant to Section 7.1 thereof or the Effective Time. No such termination shall relieve the Stockholders from any liability in connection with this Agreement incurred prior to such termination.

         6. FURTHER ASSURANCES. The Stockholders will, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as Phoenix Footwear may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement.

         7. SUCCESSORS, ASSIGNS AND TRANSFEREES BOUND. Any successor, assignee or transferee of any Stockholder (including a successor, assignee or transferee as a result of the death of the Stockholder, such as an executor or heir) shall be bound by the terms hereof, and the Stockholder shall take any and all actions necessary to obtain the written confirmation from such successor, assignee or transferee that it is bound by the terms hereof.

         8. REMEDIES. The Stockholders acknowledge that money damages would be both incalculable and an insufficient remedy for any breach of this Agreement by it and that any such breach would cause Phoenix Footwear irreparable harm. Accordingly, the Stockholders agree that in the event of any breach or threatened breach of this Agreement, Phoenix Footwear, in addition to any other remedies at law or in equity it may have, shall be entitled, without the requirement of posting a bond or other security, to equitable relief, including injunctive relief and specific performance.

         9. SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of any other provision of this Agreement in such jurisdiction, or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

         10. AMENDMENT. This Agreement may be amended only by means of a written instrument executed and delivered by both the Stockholders and Phoenix Footwear.

         11. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

         12. CAPITALIZED TERMS. Capitalized terms used in this Agreement that are not defined herein shall have such meanings as set forth in the Merger Agreement.

         13. COUNTERPARTS. For the convenience of the parties, this Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                     _______________________________________
                                     Harrison S. Trask

                                     _______________________________________
                                     Emily Trask

                                     _______________________________________
                                     Tad Swanson

Accepted and agreed to
as of the date set forth above:

PHOENIX FOOTWEAR GROUP, INC.

By:    _____________________________________
Name:  James R. Riedman
Title: Chief Executive Officer and President

PFG ACQUISITION, INC.

By:    _____________________________________
Name:  James R. Riedman
Title: Chief Executive Officer and President

                          EXHIBIT B TO MERGER AGREEMENT

                               ARTICLES OF MERGER

                                       OF

                   PFG ACQUISITION, INC. AND H.S. TRASK & CO.

                                      INTO

                              PFG ACQUISITION, INC.

         Pursuant to the provisions of Section 35-1-816 of the Montana Business Corporation Act, the undersigned Montana corporations adopt the following Articles of Merger:

         1. The Agreement and Plan of Merger dated as of June __, 2003, is set forth as EXHIBIT A attached hereto.

         2. The Agreement and Plan of Merger was approved by the shareholders and:

                  (a) the designation, number of outstanding shares, and number of votes entitled to be cast by each voting group entitled to vote separately on the plan as to each corporation was:

           NAME OF                                                          NO. OF               NO. OF VOTES
         CORPORATION                      DESIGNATION                 OUTSTANDING SHARES       ENTITLED TO CAST
         -----------                      -----------                 ------------------       ----------------
PFG Acquisition, Inc.                       Common                             1,000                   1,000

H.S. Trask & Co.                   All Common and
                                   Preferred Stock                        [3,918,530]             [3,918,530]
                                   Series B Preferred Stock                 [833,194]               [833,194]
                                   Series C Preferred Stock                 [500,000]               [500,000]

; and

                  (b) the total number of votes cast for and against the plan by each voting group entitled to vote separately on the plan was:

      NAME OF                         VOTING              TOTAL NO. OF VOTES CAST      TOTAL NO. OF VOTES CAST
    CORPORATION                       GROUP                     FOR THE PLAN               AGAINST THE PLAN
    -----------                       ------              -----------------------      -----------------------
PFG Acquisition, Inc.                 Common                       1,000                        1,000

H.S. Trask & Co.                 All Common and
                                 Preferred Stock
                             Series B Preferred Stock
                             Series C Preferred Stock

         3. The effective date of the merger is the date the Secretary of State files this Articles of Merger.

Dated: July ___, 2003

Corporate Seal:                   PFG ACQUISITION, INC.

                                  _____________________________________
                                  By:    James R. Riedman
                                  Title: President and Chief Executive Officer

                                  _____________________________________
                                  By:
                                  Title: Secretary

                                  H.S. TRASK & CO.

                                  _____________________________________
                                  By:    Harrison S. Trask
                                  Title: President

                                  _____________________________________
                                  By:    Nancy A. Delekta
                                  Title: Secretary

                          EXHIBIT C TO MERGER AGREEMENT

                                ESCROW AGREEMENT

         This ESCROW AGREEMENT (this "AGREEMENT") is made and entered into as of June ____, 2003 by and among PHOENIX FOOTWEAR GROUP, INC., a Delaware corporation ("PHOENIX FOOTWEAR"), and Nancy Delekta (the "STOCKHOLDER REPRESENTATIVE") for and on behalf of the former holders of outstanding H.S. Trask Common Shares (the "FORMER H.S. TRASK STOCKHOLDERS") under that certain Agreement and Plan of Merger dated as of June_______, 2003 (the "MERGER AGREEMENT") by and among Phoenix Footwear, PFG Acquisition Inc., a Montana corporation and a wholly-owned subsidiary of Phoenix Footwear ("PURCHASER"), and H.S. Trask & Co., a Montana corporation ("H.S. TRASK").

                              W I T N E S S E T H:

         WHEREAS, pursuant to the Merger Agreement, Phoenix Footwear will issue the Merger Consideration to the Former H.S. Trask Stockholders pursuant to the merger (the "MERGER") of H.S. Trask with and into Purchaser; and

         WHEREAS, pursuant to Article VIII of the Merger Agreement, the Former H.S. Trask Stockholders have agreed to make available to Phoenix Footwear and certain other Indemnitees an escrow fund to compensate such parties for certain Losses incurred as permitted therein;

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual obligations herein, the parties agree as follows:

         1. DEFINITIONS. All capitalized terms used herein without definitions shall have the meanings specified in the Merger Agreement.

         2. ESCROW ARRANGEMENTS. Except as otherwise expressly set forth herein, all matters pertaining to the Escrow Fund shall be governed by the provisions of Article VIII of the Merger Agreement; provided, however, that if any express provision of this Agreement conflicts with the provisions of Article VIII of the Merger Agreement, the provisions of Article VIII of the Merger Agreement shall control.

         3. ESTABLISHMENT OF ESCROW. Within five (5) business days of the Effective Time, Phoenix Footwear shall cause its transfer agent to deliver to the Escrow Agent for deposit into escrow a certificate representing 50,000 shares of Phoenix Footwear common stock (the "ESCROW SHARES") as required by
Section 2.6(b) of the Merger Agreement. The Escrow Agent agrees to establish the Escrow Fund in the manner set forth in Section 2.6(b) and Article VIII of the Merger Agreement.

         4.       MAINTENANCE OF THE ESCROW.

                  (a) The Escrow Agent shall establish a separate account ("SUBACCOUNTS") for each Former H.S. Trask Stockholder for the number of Escrow Shares set opposite such Former H.S. Trask Stockholder ANNEX B (the "FORMER H.S. TRASK STOCKHOLDER LIST"), which has been determined on the basis of the provisions of the Merger Agreement. All dividends and distributions in respect of the Escrow Shares, whether in cash, additional shares of Phoenix Footwear common stock or other property received by the Escrow Agent shall be distributed currently to the Former H.S. Trask Stockholders and shall be retained by the Escrow Agent as part of the Escrow Fund and credited proportionately to the Subaccounts to which the Escrow Shares are credited. In the event the Escrow Shares are reclassified or otherwise changed into or exchanged for other securities, property or cash pursuant to any merger, consolidation, sale of assets and liquidation or other transaction, the securities, cash or other property received by the Escrow Agent in respect of the Escrow Shares shall be retained by it as part of the Escrow Fund, credited proportionately to the Subaccounts to which the Escrow Shares are credited and, in the case of securities, registered in the name of the Escrow Agent or its nominee. All cash, property, Phoenix Footwear common stock and other securities received and retained by the Escrow Agent as described in this Section 4 are referred to herein as "DISTRIBUTIONS." The provisions of this Section 4 shall apply to successive Distributions.

                  (b) The Escrow Agent shall maintain records showing each Stockholder's Pro-Rata Share of the Escrow Fund and shall adjust each Former H.S. Trask Stockholder's account to reflect distributions from, and additions or substitutions to, the property held for the account of such Former H.S. Trask Stockholder in the Escrow Fund. The Escrow Agent is hereby granted the power to effect any transfer of Escrow Shares required by this Agreement. Phoenix Footwear shall cooperate with the Escrow Agent in promptly issuing, or causing its transfer agent to promptly issue, such stock certificates as shall be required to effect such transfers. All Escrow Shares held in the Escrow Fund shall be registered in the name of the Escrow Agent or its nominee on behalf of the Former H.S. Trask Stockholders in the respective amounts set forth on the Former H.S. Trask Stockholder List. Notwithstanding the above, upon the determination by Phoenix Footwear that a Stockholder has perfected its dissenter's right of appraisal under applicable Montana law, Phoenix Footwear shall deliver to the Escrow Agent a revised Former H.S. Trask Stockholder List that takes into account such determination in calculating the Pro-Rata Share of all other Former H.S. Trask Stockholders, which revised Former H.S. Trask Stockholder List shall be satisfactory in form and substance to the Stockholders Representative and which shall replace, in its entirety, the ANNEX B attached hereto.

                  (c) All dividends, distributions, interest and gains earned or realized on the Escrow Fund ("Earnings") and credited to a Subaccount shall be accounted for by the Escrow Agent separately from the Escrow Fund and, notwithstanding any provisions of this Agreement, shall be treated as having been received by the Former H.S. Trask Stockholders to whose Subaccount the Earnings are credited for tax purposes. The Former H.S. Trask Stockholder List sets forth each Former H.S. Trask Stockholder's address and Taxpayer Identification Number. The Escrow Agent shall file information returns with the United States Internal Revenue Service and payee statements with the Former H.S. Trask Stockholders, documenting such Earnings. H.S. Trask Stockholders shall provide to the Escrow Agent all forms and information necessary to complete such information returns and payee statements. In the event the Escrow Agent becomes liable for the payment of taxes, including withholding taxes, relating to Earnings or any payment made hereunder, the Escrow Agent may deduct such taxes from the Escrow Fund.

                  (d) The Stockholder Representative shall have the right to vote all Escrow Shares.

         5. ADMINISTRATION OF ESCROW FUND. The Escrow Agent shall administer the Escrow Fund as set forth in Article VIII of the Merger Agreement.

         6. TERM OF ESCROW AGREEMENT. This Agreement shall terminate upon the the complete distribution in accordance with Article VIII of the Merger Agreement of all property held in the Escrow Fund.

         7. FEES OF THE ESCROW AGENT. The fees of the Escrow Agent, including (i) the normal costs of administering the Escrow Fund as set forth on the Fee Schedule attached hereto as ANNEX C and (ii) all fees and costs associated with the Escrow Agent's administration of Claims, shall be paid one-half by Phoenix Footwear and one-half out of the Escrow Fund on behalf of the Former H.S. Trask Stockholders. Payment out of the Escrow Fund shall be made by sale back to Phoenix Footwear of Escrow Shares for the amount required to be paid to the Escrow Agent based on the Parent Stock Price for the period five days Such amount shall be treated as though a Pro Rata Share thereof has been paid by each Former H.S. Trask Stockholder and such Pro Rata Share shall be credited against the amount otherwise distributable to the Former H.S. Trask Stockholders hereunder. In the event that the Escrow Agent renders any service hereunder not provided for herein or there is any assignment of any interest in the subject matter of the Escrow Fund or modification hereof, the Escrow Agent shall be reasonably compensated for such extraordinary services by the party that is responsible for or requests such services and if made by the Stockholder Representative, payment shall be made out of the Escrow Fund in the same manner as provided above.

         8. LIABILITY OF THE ESCROW AGENT. In performing any of its duties under this Agreement, the Escrow Agent shall not be liable to any party for damages, losses or expenses, except in the event of gross negligence or willful misconduct on the part of the Escrow Agent. The Escrow Agent shall not incur any such liability for (a) any act or failure to act made or omitted in good faith or (b) any action taken or omitted in reliance upon any instrument, including any written statement or affidavit provided for in this Agreement that the Escrow Agent shall in good faith believe to be genuine; nor will the Escrow Agent be liable or responsible for forgeries, fraud or determining the scope of any agent's authority. In addition, the Escrow Agent, at the expense of Phoenix Footwear and the Former H.S. Trask Stockholders, to the extent of the amount that may be paid out of the Escrow Fund, may consult with legal counsel in connection with its duties under this Agreement and shall be fully protected in any act taken, suffered or permitted by it in good faith in accordance with the advice of counsel. The Escrow Agent shall not be responsible for mistakes with respect to determining and verifying the authority of any person acting or purporting to act on behalf of any party to this Agreement to the extent the Escrow Agent is not grossly negligent.

         9. CONTROVERSIES. If any controversy arises between the parties to this Agreement, or with any other party, concerning the subject matter of the Escrow Fund, its terms or conditions, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. The Escrow Agent may hold all documents and funds and may wait for settlement of any such controversy by final appropriate legal proceedings or other means as, in the Escrow Agent's discretion, it may require, despite what may be set forth elsewhere in this Agreement. In such event, the Escrow Agent will not be liable for interest or damage. Furthermore, the Escrow Agent may at its option, file an action of interpleader requiring the parties to answer and litigate any claims and rights among themselves. The Escrow Agent is authorized to deposit with the clerk of the court all documents and funds held in the escrow, except all costs, expenses, charges and reasonable attorneys' fees incurred by it due to the interpleader action and which the parties jointly and severally agree to pay. Upon initiating such action, the Escrow Agent shall be fully released and discharged of and from all obligations and liability imposed by the terms of the escrow, and the action will be deemed to be solely a dispute between the parties subject to Article VIII of the Merger Agreement.

         10. INDEMNIFICATION OF ESCROW AGENT. Phoenix Footwear and the Stockholder Representative, on behalft of the Former H.S. Trask Stocholders, to the extent of the amount available from the Escrow Fund agree to jointly and severally indemnify and hold the Escrow Agent harmless against any and all losses, claims, damages, liabilities and expenses, including reasonable costs of investigation, outside counsel fees, and disbursements that may be imposed on the Escrow Agent, or incurred by it in connection with the performance of its duties under this Agreement, including but not limited to any arbitration or litigation arising from this Agreement or involving its subject matter, unless such loss, claim, damage, liability or expense shall be caused by the negligence or willful misconduct on the part of the Escrow Agent. Nothing contained in this
Section 10 shall impair the rights of the Former H.S. Trask Stockholders and Phoenix Footwear, as between themselves.

         11. RESIGNATION OF ESCROW AGENT. The Escrow Agent may resign at any time upon giving at least 30 days written notice to the other parties; provided, however, that no such resignation shall become effective until the appointment of a successor Escrow Agent which shall be accomplished as follows:
Phoenix Footwear and the Stockholders Representative shall use their best efforts to agree on a successor Escrow Agent within 30 days after receiving such notice. If the parties fail to agree on a successor Escrow Agent within such time, then the Escrow Agent shall have the right to appoint a successor Escrow Agent, provided that the successor so chosen shall have capital, surplus and undivided profits of at least $[200,000,000]. The successor Escrow Agent shall execute and deliver to the Escrow Agent an instrument accepting such appointment, and the successor Escrow Agent shall, without further acts, be vested with all the estates, property rights, powers and duties of the predecessor Escrow Agent as if originally named as Escrow Agent herein. The predecessor Escrow Agent then shall be discharged from any further duties and liability under this Agreement.

         12.      MISCELLANEOUS.

                  (a) Assignment; Binding Upon Successors and Assigns. None of the parties hereto may assign any of its rights or obligations hereunder without the prior written consent of the other parties. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                  (b) Severability. If any provision of this Agreement, or the application thereof, shall for any reason and to any extent be held to be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall be interpreted so as best to reasonably effect the intent of the parties hereto. The parties further agree to replace such invalid or unenforceable provision of this Agreement with a valid and enforceable provision which will achieve, to the extent possible, the economic, business and other purposes of the invalid or unenforceable provision.

                  (c) Entire Agreement. This Agreement, the Merger Agreement, the Annexes hereto, the documents referenced herein, and the exhibits thereto, constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto and thereto. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

                  (d) Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly delivered if delivered personally (upon receipt), or three business days after being mailed by registered or certified mail, postage prepaid (return receipt requested), or one business day after it is sent by reputable nationwide overnight courier service, or upon transmission, if sent via facsimile (with confirmation of receipt) to the parties at the following address (or at such other address for a party as shall be specified by like notice):

                  (i)      If to Stockholder Representative:

                                                Nancy Delekta
                                                2975 Hwy No. 287
                                                Cameron, Montana  59720

                  Copy to:                      Preston Gates & Ellis LLP
                                                925 Fourth Avenue
                                                Suite 2900
                                                Seattle, Washington 98104-1158
                                                Attention: Gary J. Kocher, Esq.

                  (ii)     If to Phoenix Footwear:

                                                Phoenix Footwear Group, Inc.
                                                5759 Fleet Street, Suite 220
                                                Carlsbad, California 92008
                                                Attention: James Riedman,
                                                Chairman and CEO

                  Copy to:                      Woods Oviatt Gilman LLP
                                                700 Crossroads Building
                                                Rochester, New York 14614
                                                Attention: Gordon E. Forth, Esq.

                  (e) Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party shall be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law on such party, and the exercise of any one remedy shall not preclude the exercise of any other.

                  (f) Amendment and Waivers. Any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound thereby. The waiver by a party of any breach hereof for default in payment of any amount due hereunder or default in the performance hereof shall not be deemed to constitute a waiver of any other default or any succeeding breach or default.

                  (g) Further Assurances. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by any other party to better evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

                  (h) Absence of Third Party Beneficiary Rights. No provisions of this Agreement are intended, nor shall be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, shareholder, partner of any party hereto or any other person or entity unless specifically provided otherwise herein and except for the Former H.S. Trask Stockholders, and, except as so provided, all provisions hereof shall be solely between the parties to this Agreement.

                  (i) Governing Law. It is the intention of the parties hereto that the internal laws of the State of Delaware (irrespective of its choice of law principles) shall govern the validity of this agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto.

                  (j) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

                          SIGNATURES ON FOLLOWING PAGE

         IN WITNESS WHEREOF, the parties have executed this Escrow Agreement as of the date first set forth above.

                             [_________________]

                             By:  ___________________________________________
                             Its: ___________________________________________

                             PHOENIX FOOTWEAR GROUP, INC.

                             By:    _________________________________________
                             Name:  James R. Riedman
                             Title: Chief Executive Officer and President

                             ________________________________________________
                             Nancy Delekta, as Stockholder Representative

                          EXHIBIT D TO MERGER AGREEMENT

                       EMPLOYMENT AND CONSULTING AGREEMENT

         This EMPLOYMENT AND CONSULTING AGREEMENT, made as of the __ day of June, 2003 between H.S. TRASK & CO., a Montana corporation, with its principal place of business located at 685 Old Buffalo Trail, Bozeman, Montana 59715 (the "COMPANY") and HARRISON S. TRASK, residing 101 Sourdough Ridge Road, Bozeman, Montana 59715 (the "EXECUTIVE").

         A. The Company currently employs the Executive as its President and Chief Executive Officer and he is concurrently herewith resigning from such positions, but has agreed to continue his relationship with the Company on the terms and conditions herein.

         B. This Agreement is being entered into pursuant to the Agreement and Plan of Merger among Phoenix Footwear Group, Inc. ("PHOENIX FOOTWEAR"), a Delaware corporation, the Company, and the predecessor entity to the Company, dated as of June ____, 2003 (the "MERGER AGREEMENT") and in satisfaction of the condition precedent in Section 6.2(k) thereon

         NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, the parties agree as follows:

                                    ARTICLE 1
                      EMPLOYMENT AND CONSULTING ENGAGEMENT

         1.1 EMPLOYMENT. The Company hereby continues Executive's employment with the Company and Executive hereby agrees to continue such employment on the terms and conditions herein. During the Employment Term (as defined in Section 3.1), Executive shall provide the Company's executive officers with: (a) advice regarding the operations of the Company; (b) introductions and assistance with relationships (including customers, third party manufacturers, purchasing agents and suppliers) products and markets; (c) assistance in implementing the transition following the Acquisition; and (d) such other duties consistent with the foregoing as the Company's President and Chief Executive Officer may reasonably request from time to time. During the Employment Term, Executive will devote his full business time and attention to performing such duties, however, nothing in this Agreement will prevent Executive from engaging in additional activities in connection with personal investments and community affairs that are not inconsistent with Executive's duties hereunder. Employee will be entitled to two weeks vacation during the Employment Term.

         1.2 CONSULTANT. Following the expiration of the Employment Term as provided in Section 4.1 below, the Company shall engage the Executive and the Executive agrees to serve as a consultant to the Company on an independent contractor basis, performing such duties as may be reasonably requested from time to time by the Company's President and Chief Executive Officer. During the Consulting Term (as defined in Section 3.2), Executive shall not be asked or expected to devote more than ten (10) hours per month to the Company.

         1.3 PERFORMANCE OF SERVICES. Executive shall perform his duties and discharge his responsibilities hereunder in a faithful manner and to the best of his ability. Executive shall observe and comply with such rules, regulations and policies as may be reasonably determined from time to time by the Board of Directors of the Company (the "BOARD") in writing, within the scope of his duties as an employee or consultant.

                                    ARTICLE 2
                                  COMPENSATION

         2.1 SALARY. For all of his services under this Agreement as an employee of the Company, Executive shall receive a salary, payable in such regular intervals as shall be determined by the Company, at the annual rate of One Hundred Thousand Dollars ($100,000) (the "SALARY"). All Salary payments and other compensation for services as an employee pursuant to this Agreement shall be subject to the customary withholding of taxes as required by law.

         2.2 CONSULTING PAYMENTS. In exchange for his services as a consultant to the Company pursuant to Section 1.2, Executive shall be paid a consulting fee at the annual rate of One Hundred Thousand Dollars ($100,000) (the "CONSULTING FEE"). Payments shall be made in regular equal installments as the Company and Executive may agree, but no less frequently than monthly.

         2.3 REIMBURSEMENT OF EXPENSES. Executive shall be entitled to compensation for expenses reasonably incurred in the performance of services for the Company either as an employee or consultant, provided appropriate documentation is provided to the Company and the expenses are in accordance with the Company's policies for reimbursement of expenses.

         2.4 MEDICAL AND DENTAL INSURANCE. During his period of service as an employee and consultant of the Company, Executive and his spouse, if any, will be able to participate in the medical and dental insurance plans of Phoenix Footwear on the same terms generally applicable to employees of Phoenix Footwear or its subsidiaries. At the end of his service Executive shall be offered, at his sole cost and expense, the opportunity to continue his coverage on the same terms for 18 months thereafter to the extent coverage is not required by the Consolidated Omnibus Reconciliation Act ("COBRA"). The Company shall not be liable to Executive, or his spouse or beneficiaries or other successors, for any amount payable or claimed to be payable under any plan of insurance. Executive shall not be entitled to participate in any other benefits offered by the Company or its parent corporation, Phoenix Footwear, except as otherwise agreed or as may be required by law.

                                    ARTICLE 3
                              TERM AND TERMINATION

         3.1 EMPLOYMENT TERM. The employment term of this Agreement shall be from the date hereof and continue until December 31, 2003 (the "EMPLOYMENT TERM"), unless terminated prior to such date in accordance with the terms of this Agreement.

         3.2 CONSULTANT TERM. Unless the Employment Term is earlier terminated pursuant to Section 3.3, then on January 1, 2004 and continuing thereafter until December 31, 2005 (subject to earlier termination as provided in Section 3.3) (the "CONSULTING TERM") Executive shall serve as a consultant to the Company, as provided in Section 1.2 above. If the Employment Term is terminated pursuant to Section 3.3, then the Company shall not be obligated to engage Executive as a consultant under this Agreement.

         3.3 TERMINATION. The Employment Term and Consulting Term Agreement shall terminate prior to the expiration of its Employment or Consultant Term upon occurrence of any one or more of the following events:

                  (a) Termination for Cause. The Company may terminate the Employment Term or the Consulting Term (as applicable) for Cause at any time. "CAUSE" shall mean: (i) any material breach of the Executive's obligations under this Agreement (including any manifest failure, refusal, or serious neglect to perform his duties contemplated herein) or under the Non-Competition and Non-Disclosure Agreement of even date herewith among Phoenix Footwear, Phoenix Acquisition and Executive (the "NON-COMPETITION AGREEMENT"), in each case that remains uncured fifteen (15) days of having received written notice thereof;
(ii) fraud, theft, or gross malfeasance on the part of the Executive, including, without limitation, conduct of a felonious or criminal nature, conduct involving moral turpitude, embezzlement, or misappropriation of assets; (iii) the habitual use of drugs or intoxicants to an extent that it impairs the Executive's ability to properly perform his duties; and (iv) violation by the Executive of his fiduciary obligations to the Company, including, without limitation, conduct which is inconsistent with the Executive's position and which results in a material adverse effect (financial or otherwise) on the business or reputation of the Company or its parent corporation or any of the parent corporation's subsidiaries, divisions or affiliates.

                  (b) Death of Executive. The Employment Term and Consulting Term shall immediately terminate upon the death of Executive.

                  (c) Disability of Executive. In the event that Executive becomes "disabled", as defined below, the Company shall have the option to terminate the Employment Term and Consulting Term by giving thirty (30) days advance written notice to Executive. For purposes of this Agreement, the term "DISABLED" or "DISABILITY" shall mean the inability of Executive to perform the essential functions of his regular duties for the Company for a period of one hundred twenty (120) days in any three hundred sixty (360) day period, as determined by an independent medical professional jointly selected by Executive and the Company. For purposes of this Agreement,

Executive shall first be deemed disabled on the date that is the one hundred twentieth (120th) day of the disability in such three hundred sixty (360) day period.

                  (d) Termination Without Cause. The Company may terminate the Employment Term or the Consulting Term without Cause at any time on thirty
(30) days written notice to the Executive.

                  (e) Termination By Executive. At any time during the Consulting Term, Executive may terminate this Agreement upon thirty (30) days written notice to the Company.

                  Notwithstanding a termination under Sections 3.2(b), (c) or
(d) of the Employment Term or the Consulting Term (whichever is applicable) (or the failure of the Consulting Term to commence due to the earlier termination of the Employment Term), the Company shall continue to make payments equal to the Salary and Consulting Fees that would have otherwise been due through the end of the Consulting Term at such times as they would have been payable so long as in the event of termination pursuant to Sections 3.1(c) and (d) the Executive continues to observe and abide by the terms of the Non-Competition Agreement. In the event of any breach under the Non-Competition Agreement that remains uncured after fifteen (15) days written notice thereof by the Company to the Executive, the Company may, at its election, either (i) suspend the payments otherwise due hereunder and offset any amounts payable hereunder against any fees and expense that it may incur to enforce the terms of the Non-Competition Agreement and any damages that it may incur as a direct or indirect result of such breach or (ii) terminate and forever be relieved from making such payments. These remedies shall not be considered to be exclusive or liquidated damages.

                                    ARTICLE 4
                                  MISCELLANEOUS

         4.1 ASSIGNMENT PROHIBITED. This Agreement is personal to Executive and he may not assign or delegate any of his rights or obligations hereunder without first obtaining the written consent of the Company. The Company may not assign this Agreement without the written consent of Executive, except in connection with (i) a merger or consolidation of the Company (in which case the merged or consolidated entity shall remain fully liable for its obligations as the Company under this Agreement), or (ii) a transfer of this Agreement to a subsidiary or affiliate, provided that the subsidiary or affiliate continues the primary business of the Company, and further, provided that, in the case of a transfer to a subsidiary or affiliate, the Company shall remain liable for its obligations under this Agreement.

         4.2 ENTIRE AGREEMENT; AMENDMENTS. This Agreement, together with the Non-Competition Agreement, constitutes the entire agreement between the parties hereto concerning the subject matter hereof. No amendments or additions to this agreement shall be binding unless in writing and signed by the party against whom enforcement of such amendment of addition is sought.

         4.3 PARAGRAPH HEADINGS. The paragraph headings used in this Agreement are included solely for convenience and shall not affect or be used in connection with the interpretation of this Agreement.

         4.4 SEVERABILITY. If any provision of this Agreement is declared invalid by any tribunal, then such provision shall be deemed automatically modified to conform to the requirements for validity as declared at such time, and as so modified, shall be deemed a provision of this Agreement as though originally included herein. In the event that the provision invalidated is of such a nature that it cannot be so modified, the provision shall be deemed deleted from this Agreement as though the provision had never been included herein. In either case, the remaining provisions of this Agreement shall remain in effect.

         4.5 RELEASE. The Executive on behalf of himself and his successors, heirs, executors, administrators, representatives, affiliates, agents and assigns, fully and unconditionally forever releases and discharges the Company, its parent company and their officers, directors, successors, assigns, affiliates, and subsidiaries (the "Releasees") from any and all claims, demands, manners of action, causes of action, damages, judgments, agreements, demands, debts or liabilities, whatsoever whether known or unknown, suspected or unsuspected, both at law and in equity that he may have against the Releasees for any claims now existing or hereafter arising, except for any claims related to the enforcement of the terms of this Agreement, claims to release to him his portion of the Escrow Fund to the extent provided for under the Merger Agreement, claims related to the Company's failure to observe the requirements of Section 5.10 of the Merger Agreement, or claims against the Company for indemnification or contribution in defense by Executive of claims by a party other than the Company so long as the Company is not precluded from obtaining reimbursement for any such claim under the Company's directors and officers insurance policy due to the 10% stockholder exclusion thereunder.

         4.6 CHOICE OF LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

         4.7 NOTICES. All notices required or permitted hereunder shall be in writing and shall be delivered in person or sent by certified or registered mail, return receipt requested, postage prepaid to each party at the address first written above or at such other address as provided in writing.

         4.8 BINDING EFFECT. This Agreement shall be binding upon, and inure to the benefit of, the parties, their heirs, successors and permitted assigns.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                    H.S. TRASK & CO.

                                    By:  ______________________________
                                    Name:
                                    Title:

                                    ___________________________________
                                    Harrison Trask

                          EXHIBIT E TO MERGER AGREEMENT

                               NON-COMPETITION AND
                            NON-DISCLOSURE AGREEMENT

         This NON-COMPETITION AND NON-DISCLOSURE AGREEMENT dated this __ day of June, 2003 (this "AGREEMENT"), is made and entered into by and between HARRISON
S. TRASK ("PRINCIPAL"), PHOENIX FOOTWEAR GROUP, INC., a Delaware corporation ("PHOENIX FOOTWEAR"), and its wholly-owned subsidiary PFG ACQUISITION, INC., a Montana corporation ("PFG ACQUISITION").

         A. Phoenix Footwear, PFG Acquisition and H.S. Trask & Co., a Montana corporation ("COMPANY"), have entered into an Agreement and Plan of Merger, dated June __, 2003 (the "MERGER AGREEMENT"), pursuant to which Company shall merge with and into Acquisition Sub and the separate corporate existence of Company shall cease.

         B. Principal is employed as President and Chief Executive Officer of Company and serves as a director of the Company.

         C. It is mutually agreed between Principal, Company and PFG Acquisition that Principal shall resign his employment as President and Chief Executive Officer of Company and as a director, said resignation to take effect as of the date that the Merger between Company and PFG Acquisition becomes effective (the "MERGER EFFECTIVE DATE").

         D. It is also mutually agreed between Principal, Company and PFG Acquisition that Principal shall be employed as an employee of the surviving corporation to the Merger ("SURVIVING CORPORATION") from the Merger Effective Date to December 31, 2003 and thereafter as a consultant until December 31, 2005. Principal and Surviving Corporation have accordingly entered into an Employment and Consulting Agreement dated ________, 2003 (the "EMPLOYMENT AND CONSULTING AGREEMENT").

         E. Principal owns approximately 38% of the outstanding voting securities of the Company, and will receive considerable financial benefit when the Merger becomes effective.

         F. The Merger Agreement requires that Principal, Phoenix Footwear and PFG Acquisition enter into this Agreement.

         NOW, THEREFORE, in consideration of the foregoing, and of the respective representations, warranties, covenants and agreements contained herein, the parties agree as follows (unless otherwise defined herein, capitalized terms used herein shall have the meanings given such terms in the Merger Agreement):

         1. EFFECTIVE DATE. This Agreement shall take effect on the Merger Effective Date.

         2. NON-COMPETITION. In order to induce Phoenix Footwear and PFG Acquisition to enter into the Merger Agreement and to pay the valuable consideration required thereunder, to create a valuable independent asset of PFG Acquisition, to preserve and protect the goodwill thereof, and to enhance the going concern value and earnings of PFG Acquisition in future years, Principal undertakes and agrees as follows:

+
-

                  (a) Commencing on the effective date hereof and continuing thereafter until December 31, 2005 (the "RESTRICTION PERIOD"), Principal shall not, within the United States (the "TERRITORY"), create, seek or accept employment or compensation of any kind or character from any enterprise, or person associated with any enterprise that is engaged or planning to engage, directly or indirectly, in the manufacture, sale, marketing, promotion or sale of products in the brown shoe market segment of the men's footwear business (a "COMPETING ENTERPRISE"); provided, however, that Principal may accept employment as a salesman or as a sales representative with any such Competing Enterprise without violating the foregoing.

                  (b) During the Term, neither Principal nor any entity in which Principal may be interested (as a principal, owner, partner, joint venturer, trustee, director, officer, shareholder, option holder, security holder, lender, creditor, guarantor, advisor, member or in any other capacity other than solely as a salesman or as a sales representative) shall, within the Territory, engage, directly or indirectly, in any activity that, directly or indirectly, manufactures, markets, promotes or engages in the sale of products in the brown shoe market segment of the men's footwear business; provided, however, that the foregoing shall not be deemed to prevent Principal from investing in securities if (i) such class of securities in which the investment so made is listed on a national securities exchange or is issued by a company registered under Section 12(g) of the Securities Exchange Act of 1934, so long as such investment holdings do not, in the aggregate, constitute more than five percent (5%) of the voting power of the entity issuing such securities; and (ii) any other securities so long as such investment holdings do not constitute more than two percent (2%) of the voting power of the entity issuing such securities.

                  (c) During the Term, without the Company's written consent, Principal shall not, either in his individual capacity or as an agent for another: (i) hire or offer to hire any of Company's, Phoenix Footwear's or PFG Acquisition's officers, employees, or agents; (ii) entice away or in any other manner persuade or attempt to persuade any of Company's, Phoenix Footwear's or PFG Acquisition's officers, employees, or agents to discontinue their relationship with Company, Phoenix Footwear or PFG Acquisition; (iii) contract, solicit, divert, or attempt to divert from Phoenix Footwear or PFG Acquisition any business whatsoever by influencing or attempting to influence any customer of Company, Phoenix Footwear or PFG Acquisition with whom Company, Phoenix Footwear or PFG Acquisition has engaged in sales discussions prior to the termination of this Agreement; or (iv) contract, solicit, divert, or attempt to divert from Company, Phoenix Footwear or PFG Acquisition any supplier or vendor.

                  (d) The covenants set forth in this Section 2 shall be construed as a series of separate covenants covering their subject matter in each of the separate states within the Territory and, except for geographic coverage, each such separate covenant shall be deemed identical in terms to the covenant set forth above in this Section 2. To the extent that any such covenant shall be judicially unenforceable in any one or more of such states, such covenant shall not be affected with respect to each of the other states in the Territory. Each covenant with respect to each such state in the Territory shall be construed as severable and independent.

                  (e) Phoenix Footwear, PGG Acquisition and Principal acknowledge and recognize that these covenants not to compete are integral to the Merger Agreement, that without the protection of such covenants, Phoenix Footwear and PFG Acquisition would not have entered into the Merger Agreement, that the consideration paid by Phoenix Footwear and PFG Acquisition under the Merger Agreement bears no relationship to the damages Phoenix Footwear and PFG Acquisition may suffer in the event of any breach of the covenants, and that such covenants contain reasonable limitations as to time, geographical area and scope of activity to be restrained necessary to protect Phoenix Footwear's and PFG Acquisition's business interests. If this Section 2 shall for any reason be held excessively broad as to time, duration, geographical scope, activity or subject, it shall be enforceable to the extent compatible with then-applicable laws.

         3.       CONFIDENTIAL INFORMATION.

                  (a)      The parties acknowledge and agree that:

                           (i)      The Company assets being merged into PFG
Acquisition pursuant to the Merger Agreement include confidential and proprietary information of Company and, in the course of his employment for PFT Acquisition, Principal may develop and obtain access to confidential and proprietary information of Phoenix Footwear and PFG Acquisition (collectively, the "CONFIDENTIAL INFORMATION"), which Confidential Information shall include, without limitation, all of the following materials and information of Company, Phoenix Footwear or PFG Acquisition (whether or not reduced to writing and whether or not patentable or protected by copyright): trade secrets, product specifications, proprietary software systems, sources of data, databases, know-how, formulae, inventions and ideas, designs, sketches, photographs, graphs, drawings, samples, selling and pricing information, procedures, research methodologies, customer lists, business and marketing plans, current and anticipated customer requirements, market studies, supplier lists, operational methods, product development plans and personnel plans. The parties hereto agree that the failure of any Confidential Information to be marked or otherwise labeled as confidential or proprietary information shall not affect its status as Confidential Information.

                           (ii)     The Confidential Information is confidential
and proprietary, and the development and protection of the Confidential Information represents a substantial investment having a great economic and commercial value to Phoenix Footwear and PFG Acquisition.

                           (iii)    Phoenix Footwear and PFG Acquisition would
be irreparably damaged if any of the Confidential Information was disclosed to, or used or exploited on behalf of, any person other than Phoenix Footwear or PFG Acquisition.

                  (b) Principal covenants and agrees that he shall not, at any time, during the Restrictions Period, directly or indirectly, use, exploit, or disclose to any person or entity, without the prior written consent of Phoenix Footwear or PFG Acquisition, any Confidential Information, except as expressly authorized by Phoenix Footwear or PFG Acquisition during the performance of Principal's duties for and with PFG Acquisition.

                  (c) Notwithstanding the foregoing, Principal may use, exploit, or disclose Confidential Information, but only to the extent that such Confidential Information (i) is or becomes publicly known through no wrongful act of Principal; or (ii) is disclosed pursuant to the requirement of a governmental agency or a court of law or otherwise required by operation of law, provided that Principal gives PFG Acquisition and Phoenix Footwear prompt written notice of such requirement prior to disclosure.

         4. REASONABLENESS OF RESTRICTIONS. PRINCIPAL HAS CAREFULLY READ AND CONSIDERED THE PROVISIONS OF SECTIONS 2 AND 3 HEREOF AND, HAVING DONE SO, HEREBY AGREES THAT THE RESTRICTIONS SET FORTH IN SUCH SECTIONS ARE FAIR AND REASONABLE AND ARE REASONABLY REQUIRED FOR THE PROTECTION OF THE INTERESTS OF PHOENIX FOOTWEAR AND PFG Acquisition.

         5.       INJUNCTIVE RELIEF.

                  (a) Principal acknowledges and agrees that Phoenix Footwear and PFG Acquisition will suffer irreparable harm in the event that Principal breaches any of its obligations under this Agreement, and that monetary damages shall be inadequate to compensate Phoenix Footwear and PFG Acquisition for any such breach. Principal agrees that in the event of any breach or threatened breach by Principal of the provisions of this Agreement, Phoenix Footwear and PFG Acquisition, or either of them, shall be entitled to a temporary restraining order, preliminary injunction, and permanent injunction in order to prevent or restrain any such breach or threatened breach by Principal, or by any or all of Principal's agents, representatives or other persons directly or indirectly acting for, on behalf of, or with Principal.

                  (b) Notwithstanding the provisions set forth in Section 5(a) above, or any other provision contained in this Agreement, the parties hereby agree that no remedy conferred by any of the specific provisions of this Agreement, including without limitation, this Section 5, is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

         6.       MISCELLANEOUS.

                  (a) Notices. All notices required or permitted to be given under this Agreement shall be given by certified mail, return receipt requested, to the parties at the following addresses or such other addresses as any party may designate in writing to the other parties:

                           If to Phoenix Footwear or PFG Acquisition:

                                    5759 Fleet Street, Suite 220
                                    Carlsbad, California  92008
                                    Attention: President and Chief Executive
                                    Officer

                           with a copy (which shall not constitute notice) to:

                                    Gordon E. Forth, Esq.
                                    Woods Oviatt Gilman LLP
                                    700 Crossroads Building
                                    2 State Street
                                    Rochester, New York  14614

                           If to Principal:

                                    101 Sourdough Ridge Road
                                    Bozeman, Montana 59715

                  (b) Governing Law. This Agreement shall be deemed to made in and in all respects shall be interpreted, construed, and governed by and in accordance with the laws of the State of Delaware without regard to the conflicts of law principles thereof.

                  (c) Amendments. This Agreement may be amended, supplemented, or modified only in writing, duly executed by all of the parties hereto.

                  (d) Non-waiver. A delay or failure by any party to exercise a right under this Agreement, or a partial or single exercise of that right shall not constitute a waiver of that or any other right.

                  (e) Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

                  (f) Entire Agreement. This Agreement, together with the Employment and Consulting Agreement, constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations, and warranties both written and oral, among the parties, with respect to the subject matter hereof. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements, orally or otherwise, have been made by any party or anyone acting on behalf of any party which are not embodied herein.

                  (g) Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or any circumstance, is invalid or unenforceable, (i) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision; and (ii) the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

                  (h) Binding Effect. Principal may not assign any of his rights or delegate any of his duties or obligations under this Agreement. The rights and obligations of Acquisition Sub and Company under this Agreement shall be binding upon and inure to the benefit of their respective successors and assigns.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by each of the parties hereto as of the date first written above.

                                   PHOENIX FOOTWEAR GROUP, INC.

                                   By:_____________________________
                                   Name:  James Riedman
                                   Title: President and Chief Executive Officer

                                   PFG ACQUISITION, INC.

                                   By:_____________________________
                                   Name:  James Riedman
                                   Title: President and Chief Executive Officer

                                   ____________________________________
                                   Harrison S. Trask

                          EXHIBIT F TO MERGER AGREEMENT

                  FORM OF PRESTON GATES & ELLIS OPINION LETTER

                                 [July __, 2003]

Phoenix Footwear Group, Inc.
5759 Fleet Street, Suite 220
Carlsbad, California 92008

PFG Acquisition, Inc.
5759 Fleet Street, Suite 220
Carlsbad, California 92008

Ladies and Gentlemen:

         We have acted as counsel for H.S. Trask & Co., a Montana corporation ("H.S. Trask"), in connection with the acquisition of H.S. Trask by Phoenix Footwear Group, Inc., a Delaware corporation ("Parent"), through its wholly-owned subsidiary PFG Acquisition, Inc. a Montana corporation ("Purchaser"), by means of a tender offer by Purchaser for all of the issued and outstanding Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock of H.S. Trask, followed by a merger of H.S. Trask with and into Purchaser pursuant to that certain Agreement and Plan of Merger dated as of June 11, 2003 (the "Merger Agreement") by and among Parent, Purchaser and H.S. Trask. In that capacity, we have reviewed the Merger Agreement, the H.S. Trask Disclosure Schedules attached thereto and the Articles of Merger. We have also reviewed such agreements, instruments, corporate records, certificates and other documents and considered such questions of law as we have considered necessary for the purpose of rendering this opinion.

         This Opinion Letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord and the accompanying commentary and technical notes, all as published in The Business Lawyer, Volume 47, No. 1, November, 1991 (the "Accord"), which are incorporated herein by this reference. As a consequence, this Opinion Letter is subject to a number of assumptions, qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this Opinion Letter should be read in conjunction therewith. The law covered by the opinions expressed herein is expressly limited to the Law (as defined in the Accord) of the State of Washington, the Montana Business Corporations Act, the Delaware General Corporation Law and the Securities Act of 1933, as amended (the "Securities Act" and collectively, the "Covered Law"). To the extent that the matters addressed in our opinions are governed by laws other than the Covered Law, we have assumed that such other laws are identical in all material respects to the Law of the State of Washington. Capitalized terms used but not defined herein have the meanings defined for them in the Accord or, if not so defined in the Accord, the Merger Agreement.

________, 2003
Page -2-

         With respect to certain factual matters underlying the opinions expressed herein, we have relied upon a certificate of an officer of the H.S. Trask, a copy of which is attached hereto (the "Officer Certificate"). With respect to our opinions in Item 1 below, we have relied exclusively on a certificate of existence and good standing received from the Montana Secretary of State. With respect to the opinions in paragraphs 6 and 7 as to outstanding securities of H.S. Trask and common stock reserved for issuance, we have relied entirely upon a review of the stock ledger of H.S. Trask and the Officer Certificate.

         Based upon and subject to the foregoing, we are of the opinion that:

         1. H.S. Trask is a corporation that has been duly incorporated and organized is validly existing and is in good standing under the laws of the State of Montana.

         2. H.S. Trask has full corporate power and authority necessary to carry on the businesses in which it is presently engaged and to own and use the properties owned and used by it. To our knowledge, H.S. Trask does not have an equity interest in any other corporation, partnership, association, joint venture or other entity. H.S. Trask is duly qualified to transact business as a foreign corporation and is in good standing under the laws of such jurisdiction where the location of its properties or the character of its operations makes such qualification necessary except where any such failure to be so qualified or in good standing would not have a Material Adverse Effect on it.

         3. H.S. Trask has full corporate power and authority to enter into the Merger Agreement and the Articles of Merger, to perform its obligations thereunder and to consummate the transactions contemplated thereby. The execution, delivery and performance of the Merger Agreement and the Articles of Merger by H.S. Trask, and the consummation by H.S. Trask of the transactions contemplated thereby, have been duly and validly approved by the Board of Directors of H.S. Trask and by the stockholders of H.S. Trask. The Merger Agreement and the Articles of Merger have been duly and validly executed and delivered by an authorized officer of H.S. Trask and constitute legal, valid and binding obligations of H.S. Trask enforceable against it in accordance with their terms.

         4. The execution, delivery and performance by H.S. Trask of the Merger Agreement and the consummation by H.S. Trask of the transactions contemplated thereby does not conflict with or result in a breach of any of the terms or provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, require a consent under, or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of its properties or assets pursuant to the terms of any agreement which is listed on Schedule 3.18 of the H.S. Trask Disclosure Schedule, or violate its Articles of Incorporation or By-laws or any license, permit, judgment, decree, order, statute, rule or regulation applicable to it or of its property or

________, 2003
Page -3-

business and known to us.

         5. No authorization, approval, consent, waiver or other action or consideration by, and no notice to or filing with, any governmental authority or regulatory body or other person is required for the due execution and delivery by H.S. Trask of the Merger Agreement or the performance by H.S. Trask of its obligations thereunder, except for (i) such consents, approvals, authorizations, registration or qualifications as may be required under state securities or Blue Sky laws in connection with the issuance of Parent's common stock pursuant to the Merger and (ii) the filing of the Articles of Merger.

         6. The authorized capital stock of H.S. Trask consists solely of 5,000,000 shares of common stock, no par value, (the "Common Stock"), and 2,500,000 shares of preferred stock, no par value, (the "Preferred Stock"), 500,000 shares of which have been designated Series A Preferred Stock (the "Series A Preferred"), 833,194 shares of which have been designated Series B Preferred Stock (the "Series B Preferred") and 500,000 shares of which have been designated Series C Preferred Stock (the "Series C Preferred"). As of the date hereof, there are issued and outstanding: 2,085336 shares of Common Stock, 500,000 shares of Series A Preferred, 833,134 shares of Series B Preferred, and 500,000 shares of Series C Preferred. Pursuant to and in accordance with the H.S. Trask Articles of Incorporation, each outstanding share of Preferred Stock is currently convertibly at the election of the holder into one share of Common Stock. No shares of Common Stock or Preferred Stock are currently held in the treasury of H.S. Trask. To date, there are outstanding options to purchase 263,500 shares of Common Stock issued pursuant to H.S. Trask's 1994 Stock Plan and outstanding warrants to purchase 75,000 shares of Common Stock.

         7. To our knowledge, other than as set forth in Item 6 above, H.S. Trask does not have outstanding any subscriptions, options, warrants, rights (including "phantom" stock rights), preemptive rights or other contracts, commitments, understandings, plans or arrangements, including any right of conversion or exchange under any outstanding security, instrument or agreement, obligating H.S. Trask to issue or sell any shares of capital stock of H.S. Trask or to grant, extend or enter into any option with respect thereto.

________, 2003
Page -4-

         8. To our knowledge, H.S. Trask is not (i) subject to any outstanding injunction, judgment, order, decree or ruling or (ii) a party or is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator.

         9. The Shareholder Representative is duly authorized to act for and in behalf of each Former H.S. Trask Stockholders who has validly executed and delivered a Letter of Transmittal in connection with the Merger.

         In addition to the General Qualifications (which include the Bankruptcy sand Insolvency Exception, the Equitable Principles Exception, and the Other Common Qualifications), all of which apply to the foregoing opinions, the foregoing opinions are further qualified by and subject to the following assumptions and exceptions, which assumptions and exceptions modify the Accord to the extent necessary:

         A. We express no opinion on any fact made in any representation or warranty or the accuracy of any calculations, descriptions or facts in the Merger Agreement or in any exhibit or other document referenced therein.

         B. Our opinions are subject to the context rule of interpretation of contracts under the laws of the State of Washington. Under that rule, even though terms of a contract may be unambiguous, courts will admit extrinsic evidence to interpret the contract.

         C. Our opinions are subject to the effect of general rules of contract law limiting the recovery of damages to the extent the aggrieved party could have avoided damages by reasonable effort.

         D. Without limiting the generality of paragraphs A through F, we express no opinion with respect to the enforceability of any contractual provisions: (i) waiving, releasing or imposing liability, notwithstanding defenses or claims, where such provisions are unconscionable or against public policy, (ii) waiving, releasing or imposing liability, where such provisions are in conflict with rights conferred by statute or other law, (iii) purporting to fix evidentiary standards or waiving or modifying constitutional provisions, court rules or statutes regarding litigation (including but not limited to service of process, jurisdiction, venue, and rights to a jury trial), (iv) allowing a third party to take action as attorney-in-fact or otherwise for a party, (v) allowing extrajudicial setoff, or setoff in circumstances not allowed by law, (vi) making available the remedy of specific performance, (vii) broadly waiving rights or unknown future rights, (viii) providing for the severability of clauses, (ix) making ineffective oral waivers or modifications, (x) setting forth liquidated damages or other agreed upon damages which are deemed to constitute a penalty, or (xi) providing for any conflicting terms (if any).

________, 2003
Page -5-

         E. Rights to indemnification and contribution may be limited by provisions of securities and environmental law and by principles governing the construction and interpretation of indemnity provisions, in addition to the limitations stated in the Accord. For example, Washington courts do not favor and will not necessarily enforce clauses purporting to exculpate or indemnify an indemnitee for losses flowing from the indemnitee's acts or omissions or not caused or contributed to by the indemnitor.

         F. We express no opinion as to the enforceability of cumulative remedies to the extent such remedies purport to or would have the effect of compensating the party entitled to the benefits thereof in amounts in excess of the actual loss suffered by such party or would violate applicable laws concerning election of remedies.

         The phrases "to our knowledge," "to the best of our knowledge," "known to us" and the like as used herein refer to the Actual Knowledge of the Primary Lawyer Group. For purposes of application of the Accord hereto, the Primary Lawyer Group consists of Gary J. Kocher, Carter Mackley and Won-Han Cheng, being the attorneys of this firm who have actively and directly participated in and devoted substantive attention to the negotiation and closing of the Merger Agreement.

         This Opinion Letter speaks as to the matters as of the date of this Opinion Letter and we assume no responsibility for changes in law, regulations, facts or circumstances after the date of this Opinion Letter. We have no duty, and undertake no duty, to update this Opinion Letter or to deliver future opinions.

         This Opinion Letter may be relied upon by Parent and Purchaser only in connection with the execution and delivery of the Merger Agreement and may not be used or relied upon by you or by any other person for any purpose whatsoever, except to the extent authorized in the Accord, without in each instance our prior written consent.

                                Very truly yours,

                            PRESTON GATES & ELLIS LLP

                          EXHIBIT G TO MERGER AGREEMENT

                   FORM OF WOODS OVIATT GILMAN OPINION LETTER

                      [Woods Oviatt Gilman LLP Letterhead]

                                 ________, 2003

H.S. Trask & Co.
685 Old Buffalo Trail
Bozeman, Montana 58713

Attention:  Harrison Trask, President

Dear Sir:

         We have acted as counsel for Phoenix Footwear Group, Inc. ("PARENT"), a Delaware corporation, and PFG Acquisition, Inc. ("PURCHASER"), a Montana corporation, in connection with Purchaser's acquisition of H.S. Trask & Co. ("H.S. TRASK"), a Montana corporation, by means of a tender offer for all of the issued and outstanding Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock of H.S. Trask, followed by a merger of H.S. Trask with and into Purchaser pursuant to that certain Agreement and Plan of Merger dated as of June __, 2003 (the "MERGER AGREEMENT") by and among Parent, Purchaser and H.S. Trask. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Merger Agreement.

         As such counsel, we have assisted in the preparation of the Merger Agreement, the Articles of Merger and the Escrow Agreement dated as of ______, 2003 among Parent and Nancy Delekta, as representative for the Former H.S. Trask Stockholders (collectively, the "TRANSACTION DOCUMENTS"). In connection with this opinion, we have also examined and are familiar with and have relied upon the following documents:

         (a)      The Certificate of Incorporation of Parent;

         (b)      The By-Laws of Parent;

         (c)      The Articles of Incorporation of the Purchaser;

         (d)      The By-Laws of the Purchaser;

         (e) The stock records for Parent, including a certificate of Registrar and Transfer Agent dated ________, 2003 executed and delivered by Equiserve LLC (the "TRANSFER AGENT CERTIFICATE") verifying the number of Parent's issued and outstanding shares of

H.S. Trask & Co.
_____, 2003
Page -2-

                  capital stock as of the date hereof;

         (f) The form of share certificate (with legend affixed thereto) which will represent the Parent Shares to be issued pursuant to the Merger Agreement;

         (g) A Certificate of the Secretary of State of Delaware, dated as of a recent date, certifying as to the legal existence and good standing of Parent in Delaware;

         (h) A Certificate of the Secretary of State of Montana, dated as of a recent date, certifying as to the legal existence of the Purchaser in Montana;

         (i) A certificate of the Secretary of Parent attesting to the incumbency of Parent's officers and the authenticity of the resolutions authorizing the transactions contemplated by the Merger Agreement;

         (j) A certificate of the Secretary of the Purchaser attesting to the incumbency of the Purchaser's officers and the authenticity of the resolutions authorizing the transactions contemplated by the Merger Agreement;

         (k) Resolutions of the Board of Directors of Parent approving the Merger and authorizing, among other things, the execution, delivery and performance by Parent of the Merger Agreement and the Transaction Documents (including the issuance of the Parent Shares);

         (l) Resolutions of the Board of Directors and the sole stockholder of the Purchaser approving the Merger and authorizing, among other things, the execution, delivery and performance by the Purchaser of the Merger Agreement and the Transaction Documents;

         (m) Copies of the agreements Parent has filed with the SEC in its most recent annual and quarterly filings under the 1934 Act and those identified to us by Parent as being material to Parent (the "MATERIAL AGREEMENTS");

         (n) Certificates addressed to us and dated the date hereof executed by Parent and Purchaser containing certain factual and other representations (the "MANAGEMENT CERTIFICATE");

         (o) The closing certificate of Parent and the Purchaser described in Section 6.2(j) of the Merger Agreement; and

H.S. Trask & Co.
_____, 2003
Page -3-

         (p) Such other documents, opinions, instruments and certificates (including, but not limited to, certificates of public officials and officers of Parent and Purchaser) as we have considered necessary for purposes of this opinion.

         In addition to the assumptions listed below in this opinion, we have with your consent assumed, and have not independently verified, that (i) each such document submitted to us as an original is authentic, (ii) each such document submitted to us as a copy conforms to the original, (iii) the signatures on all such documents examined by us are genuine, (iv) the Transaction Documents accurately describe and contain the mutual understanding of the parties as to all matters contained therein, and that no other agreements or understandings exist between the parties with respect to the Transaction Documents, (v) the Transaction Documents have been duly authorized, executed and delivered by each of the signatories thereto other than Parent and Purchaser, as the case may be, that the signatories thereto other than Parent and Purchaser, as the case may be, have the legal capacity and all requisite power and authority to effect the transactions contemplated by the Transaction Documents and that the Transaction Documents are the valid, binding and enforceable obligations of each of the signatories thereto other than Parent and Purchaser, as the case may be, enforceable against them in accordance with their respective terms and (vi) the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us. We are expressing no opinion herein as to the application of or compliance with any federal, state or local law or regulation relating to the power, authority or competence of any party to the Transaction Documents other than Parent and Purchaser.

         Our opinions expressed in paragraph 1 below, insofar as they relate to the due organization, legal existence and good standing of the Parent and the due organization and legal existence of the Purchaser, are based solely on the certificates identified in paragraphs (g) and (h) above, are rendered as of the respective dates thereof.

         Our opinion in paragraph 7 below (i) as to the number of shares of capital stock of the Parent outstanding and held in treasury as of ____________, 2003 and the full payment therefor is based solely upon the Management Certificate and (ii) regarding issued and outstanding shares of capital stock of the Parent is based solely upon our review of the Transfer Agent Certificate and the stock records of Parent.

H.S. Trask & Co.
_____, 2003
Page -4-

         In connection with the opinions expressed in Paragraphs 5 and 6 below, we have not conducted any special investigation of statutes, rules, regulations or orders and our opinion is limited to such New York, Delaware General Corporate Law and United States orders, statutes, rules or regulations as in our experience are of general application to transactions of the sort contemplated by the Merger Agreement.

         In connection with the opinions expressed in Paragraph 7 below, we have examined those items listed in (a), (b) and (e) above and the minute books of Parent and Purchaser. Parent and Purchaser have represented to us, and we have assumed, that these records accurately identify and describe all issuances of shares of Parent's capital stock and of any options, warrants or other rights to purchase such capital stock; however, we are not aware of any facts that would cause us to believe that any of the opinions expressed in paragraphs 3 and 4 are not accurate.

         With respect to our opinion in Paragraph 5 concerning Material Agreements of Parent, we have relied solely upon representations made to us in the Management Certificate that Parent has supplied us with true copies of all Material Agreements. We have examined only those copies of the Material Agreements supplied to us by the Parent.

         As to factual matters, we have relied solely upon, and assumed the accuracy, completeness, and genuineness of the Management Certificate and certificates of public officials and oral and written representations made to us by officers of Parent and Purchaser. In addition, we have assumed that the representations and warranties as to factual matters made by each of the H.S. Trask stockholders in their respective Investment Representation Letters, are true and correct. We have not attempted to verify independently such facts.

         Based upon and subject to the foregoing, we are of the opinion that:

         1. Parent is a corporation that has been duly incorporated and organized and is validly existing and is in good standing under the laws of the State of Delaware. Purchaser is a corporation that has been duly incorporated and organized and is validly existing and is in good standing under the laws of the State of Montana.

         2. Each of Purchaser and Parent has full corporate power and authority necessary to carry on the business in which it is engaged, and to own and use the properties owned and used by it.

         3. Parent has full corporate power and authority to enter into the Merger Agreement, and the Escrow Agreement and to perform its obligations thereunder and to consummate the transactions contemplated thereby, including the power and authority to extend and consummate the Offer. The execution, delivery and performance of the Merger Agreement and the Escrow Agreement by Parent,

H.S. Trask & Co.
_____, 2003
Page -5-

and the consummation by Parent of the transactions contemplated thereby, including the Offer, have been duly and validly approved by the Board of Directors of Parent and is not required to be submitted to the stockholders of Parent for their approval. The Merger Agreement and the Escrow Agreement have been duly and validly executed and delivered by and constitute the legal, valid and binding obligations of Parent enforceable against it in accordance with their terms.

         4. Purchaser has full corporate power and authority to enter into the Merger Agreement and the Articles of Merger and to perform its obligations thereunder and to consummate the transactions contemplated thereby, including the power and authority to extend and consummate the Offer. The execution, delivery and performance of the Merger Agreement and the Articles of Merger by Purchaser, and the consummation by Purchaser of the transactions contemplated thereby, including the Offer, have been duly and validly approved by the Board of Directors and the sole shareholder of Purchaser. The Merger Agreement and the Articles of Merger have been duly and validly executed and delivered by and constitute legal, valid and binding obligations of Purchaser enforceable against it in accordance with their terms.

         5. The execution, delivery and performance by Purchaser and Parent of the Merger Agreement and the consummation by Parent and Purchaser of the transactions contemplated thereby (including extending and consummating the Offer by Parent) does not (i) conflict with or result in a breach of any of the terms or provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, require a consent under, or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of its properties or assets pursuant to the terms of any Material Agreement except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, or failure to give notice would not have a Material Adverse Effect on the ability of Parent or Purchaser to consummate the transactions contemplated by the Merger Agreement, or (ii) violate either Parent or Purchaser's certificate or articles of incorporation, as the case may be, or by-laws or any license, permit, judgment, decree, order, statute, rule or regulation applicable to it or of its property or business and known to us.

         6. No authorization, approval, consent, waiver or other action or consideration by, and no notice to or filing with, any federal, Delaware or Montana Governmental Entity is required for the due execution and delivery by Parent and Purchaser of the Merger Agreement and the Escrow Agreement and, in the case of Purchaser, the Articles or Merger, or the performance by Parent and Purchaser of their respective obligations thereunder (subject to the assumption for purposes of this specific opinion that the offer and sale of the Parent Shares thereunder is exempt from registration and without opining on Parent's obligation with respect to the registration of the resale of the Parent Shares under Section 5.16 of the Merger Agreement), except for (i) such consents, approvals, authorizations, registration or qualifications as may be required under state securities or blue sky

H.S. Trask & Co.
_____, 2003
Page -6-

laws in connection with the issuance of the Parent Shares pursuant to the Merger Agreement, (ii) the filing of the Articles of Merger with the Montana Secretary of State required, and (iii) filings to be made under the Securities Act of 1933, as amended, after the sale of the Parent Shares.

         7. The authorized capital stock of Parent consists solely of (i) 500,00 shares of preferred stock, $.01 par value per share, of which no shares were outstanding; and (ii) 50,000,000 shares of common stock, $.01 par value per share, of which 4,286,442 shares are issued and outstanding, including 829,249 shares of common stock held by the co-trustees of the Phoenix Footwear 401(k) Plan. In addition, Parent has 1,082,500 shares of common stock reserved for issuance pursuant to its stock option plan, of which options to purchase 483,656 shares are outstanding as of the date hereof. Parent has 400,000 shares of common stock reserved for issuance pursuant to outstanding out-of-plan options to acquire shares of Parent's common stock. All of the outstanding shares of capital stock of Parent have been duly and validly authorized and issued and are fully paid and non-assessable.

         8. The Merger Shares, when issued in compliance with the provisions of the Merger Agreement and after the certificates representing the same have been duly countersigned by Parent's transfer agent and registrar, will be duly and validly issued, fully paid and nonassessable and will not be subject to any statutory preemptive rights or similar claims or, to our knowledge, any right of first offer or similar right under any agreement to which Parent or any of its subsidiaries is a party or by which Parent or any of its subsidiaries may be bound.

         9. Based on the representations and warranties set forth in the Merger Agreement and the Investment Representation Letters signed by the Former H.S. Trask Stockholders, the issuance of the Parent Shares pursuant to the Merger Agreement is exempt from applicable registration requirements of U.S. federal securities laws. The Parent Shares issued pursuant to the merger are eligible for listing on the AMEX and the Parent has received a letter from AMEX so authorizing such listing subject only to notice of issuance thereof and the effectiveness of the registration statement contemplated by Section 5.16 of the Merger Agreement.

         Any reference herein to "the best of our knowledge," "our knowledge" or to any matter "known to us," "of which we are aware" or "coming to our attention" or any variation of any of the foregoing shall mean the conscious awareness of the attorneys in this firm who have rendered substantive attention to this transaction (including the preparation of the Transaction Documents) of the existence or absence of any facts which would contradict our opinions set forth below. We have not undertaken any independent investigation to determine the existence or absence of such facts, and no inference as to our knowledge of the existence or absence of such facts should be drawn from the fact of our representation of Parent or Purchaser.

H.S. Trask & Co.
_____, 2003
Page -7-

         The opinions hereinafter expressed are subject to the following qualifications:

         A. We express no opinion as to the effect of general principles of equity, including, but not limited to, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief (regardless of whether such remedy is considered in a proceeding in equity or at law);

         B. We express no opinion as to the effect on the enforceability of any contract of applicable bankruptcy, insolvency, reorganization, moratorium and other similar federal and state laws affecting the rights of creditors generally;

         C. We express no opinion as to compliance with the anti-fraud provisions of state and federal laws, rules and regulations concerning the issuance of securities or as to the compliance with any state securities laws;

         D. We are members of Bar of the State of New York and we are not expressing any opinion relating to any jurisdiction other than the laws of the United States of America and the laws of the State of New York, the Delaware General Corporation Law and the Montana Business Corporation Act.

         E. We express no opinion with respect to the enforceability of the provisions of the Merger Agreement regarding indemnification of H.S. Trask stockholders to the extent it relates to the issuance and sale of the Parent Shares as such provisions may be found to contravene applicable public policy and therefore to be unenforceable.

         The foregoing opinion is intended solely for your benefit and is not to be made available to or be relied upon by any other person, firm, or entity without our express prior written consent. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention, whether or not they would affect or modify the opinions expressed herein.

                                Very truly yours,

                             WOODS OVIATT GILMAN LLP